                                                                   Exhibit 10.24

                                 LEASE AGREEMENT

                     EXXON RESEARCH AND ENGINEERING COMPANY

                                    LANDLORD

                                       and

                            PATHOGENESIS CORPORATION

                                     TENANT

Dated: ________, 1996

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE 1
      Section 1.01     Certain Definitions ................................   1
ARTICLE 2
      Section 2.01     Demised Premises and Term ..........................   3
ARTICLE 3
      Section 3.01     Use of Demised Premises ............................   3
ARTICLE 4
      Section 4.01     Condition of Demised Premises on Occupancy .........   4
      Section 4.02     Landlord's Representations .........................   4
ARTICLE 5
      Section 5.01     Rent ...............................................   5
ARTICLE 6
      Section 6.01     Additional Rent ....................................   6
      Section 6.02     Real Estate Taxes ..................................   6
      Section 6.03     Operating Expenses .................................   7
      Section 6.04     Optional Services ..................................   9
      Section 6.05     Utility Charges ....................................  11
      Section 6.06     Interruption of Service ............................  13
      Section 6.07     Utility Alterations Prohibited .....................  14
      Section 6.08     Landlord's Services, Maintenance & Repairs .........  14
ARTICLE 7
      Section 7.01     Taxes Payable by Tenant ............................  14
ARTICLE 8
      Section 8.01     Compliance with Laws ...............................  15
ARTICLE 9
      Section 9.01     Landlord Work ......................................  15
      Section 9.02     Tenant Alterations and Repairs .....................  16
      Section 9.03     Removal of Alterations .............................  18
      Section 9.04     Condition of Demised Premises ......................  18
      Section 9.05     Adjustment of Service/Common Facilities ............  19
ARTICLE 10
      Section 10.01    Liens ..............................................  20
ARTICLE 11
      Section 11.01    Distribution of Risk ...............................  20
      Section 11.02    Personal Injury ....................................  20
      Section 11.03    Property Damage ....................................  21
      Section 11.04    Indirect Damages ...................................  22


                                       i
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                                                                            Page
                                                                            ----

      Section 11.05    Insurance ..........................................  22
      Section 11.06    Exclusions .........................................  22
ARTICLE 12
      Section 12.01    Assignment and Subletting ..........................  23
      Section 12.02    Landlord's Consent .................................  24
      Section 12.03    Brokers' Commissions ...............................  24
      Section 12.04    Bankruptcy Assignment ..............................  24
ARTICLE 13
      Section 13.01    Insolvency or Bankruptcy ...........................  25
ARTICLE 14
      Section 14.01    Security ...........................................  25
ARTICLE 15
      Section 15.01    Damage or Destruction ..............................  26
      Section 15.02    Obligation of Tenant ...............................  27
ARTICLE 16
      Section 16.01    Eminent Domain .....................................  27
ARTICLE 17
      Section 17.01    ISRA/Non-Subject Operations ........................  28
      Section 17.02    Subject Operations .................................  28
      Section 17.03    Responsibility For Site Work .......................  30
      Section 17.04    Default ............................................  30
      Section 17.05    Holdover Status; Bond ..............................  31
      Section 17.06    Remediation Agreement ..............................  32
      Section 17.07    Compliance Costs ...................................  32
ARTICLE 18
      Section 18.01    Use of Hazardous Materials .........................  33
      Section 18.02    Chemical Stockroom .................................  33
      Section 18.03    Storage of Hazardous Substances ....................  34
ARTICLE 19
      Section 19.01    Disposal of Hazardous Materials ....................  34
      Section 19.02    Hazardous Waste Storage ............................  35
      Section 19.03    Off-Site Disposal ..................................  35
ARTICLE 2O
      Section 20.01    Emergency Control Force ............................  35
      Section 20.02    Tenant Responsibilities ............................  36
      Section 20.03    Safety .............................................  36
ARTICLE 21
      Section 2l.01    Default ............................................  37
ARTICLE 22
      Section 22.01    Deficiency .........................................  37
      Section 22.02    Non-Waiver .........................................  38


                                       ii

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                                                                            Page
                                                                            ----

      Section 22.03    Divisible Contract .................................  38
      Section 22.04    Acceleration .......................................  38
      Section 22.05    No Right of Redemption .............................  39
ARTICLE 23
      Section 23.01    Arbitration ........................................  39
ARTICLE 24
      Section 24.01    Notices ............................................  39
ARTICLE 25
      Section 25.01    Access & Right of Inspection .......................  39
ARTICLE 26
      Section 26.01    Performance of Covenants ...........................  41
ARTICLE 27
      Section 27.01    Rules & Regulations ................................  41
ARTICLE 28
      Section 28.01    Mortgagee Right to Cure ............................  42
ARTICLE 29
      Section 29.01    Abandonment of Property ............................  42
ARTICLE 30
      Section 30.01    Holdover Tenancy ...................................  42
ARTICLE 3l
      Section 31.01    Subordination ......................................  43
      Section 31.02    Attornment .........................................  43
      Section 31.03    Agreement Amendments ...............................  43
ARTICLE 32
      Section 32.01    Landlord's Liability ...............................  44
      Section 32.02    Personal Liability of Landlord .....................  44
ARTICLE 33
      Section 33.01    Estoppel Certificate ...............................  44
ARTICLE 34
      Section 34.01    Quiet Enjoyment ....................................  45
ARTICLE 35
      Section 35.01    No Waiver ..........................................  45
ARTICLE 36
      Section 36.01    Late Charges .......................................  45
ARTICLE 37
      Section 37.01    Surrender of Premises ..............................  46
ARTICLE 38
      Section 38.01    Brokerage ..........................................  46
ARTICLE 39
      Section 39.01    Recordation ........................................  47


                                       iii
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                                                                            Page
                                                                            ----

ARTICLE 40
      Section 40.01    Force Majeure ......................................  47
ARTICLE 41
      Section 41.01    Renewal Option .....................................  47
ARTICLE 42
      Section 42.01    Parking ............................................  48
ARTICLE 43
      Section 43.01    Signs ..............................................  48
ARTICLE 44
      Section 44.01    Permits & Approvals ................................  49
ARTICLE 45
      Section 45.01    Construction of Terms ..............................  49
ARTICLE 46
      Section 46.01    Miscellaneous ......................................  49
      Section 46.02    Remedies Cumulative ................................  50
      Section 46.03    Consent ............................................  50
      Section 46.04    Benefit ............................................  50
      Section 46.05    Entire Agreement ...................................  50
      Section 46.06    Severability .......................................  51
      Section 46.07    Not an Option to Lease .............................  51
      Section 46.08    Time of the Essence; Calculation of Days ...........  51
      Section 46.09    Governing Law ......................................  51
      Section 46.10    Name of Building ...................................  51
      Section 46.11    No Advertisements ..................................  51
      Section 46.12    Expansion Option ...................................  51


                                       iv

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                                    EXHIBITS

                                                                            Page
                                                                       Reference
                                                                         In Text
                                                                         -------

Exhibit A              Metes and Bounds Description of the Property .....      1
Exhibit B              The Demised Premises
                       B-1 - LG-1 .......................................      2
                       B-2 - Inventory ..................................      2
Exhibit C              The Research Campus ..............................    3,7
Exhibit D              Optional Services ............................. 6,9,10,12
Exhibit E              Operating Expenses for Operating Base Year 1996 ..      9
Exhibit F-1            Calculation of Actual Utility Usage Through Year-
                       End 1996 .........................................     11
Exhibit F-2            Utility Charges for Utility Base Year 1996 .......     11
Exhibit F-3            Tenant's Estimated Utility Usage Through Year-
                       End 1997 .........................................     11
Exhibit F-4            Illustration of Utility Rate Increase ............     11
Exhibit G              Letter of Credit Agreement (with Letter of Credit)     25
Exhibit H              Rules and Regulations Relating to the Use and
                       Handling of Hazardous Materials .................33,36,40
Exhibit I              Instructions for Potentially Problematic ........34,36,40
                       Discharges to AWTP
Exhibit J              Agreement of Cross-Indemnification ...............     36
Exhibit K              Building Rules and Regulations ..................36,40,41
Exhibit L              Form of Non-Disturbance Agreement ................     43


                                        V

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT, made as of this 25th day of Nov., 1996 by and between EXXON RESEARCH AND ENGINEERING COMPANY, a Delaware corporation, having its principal office at 190 Park Avenue, Florham Park, New Jersey 07932 ("Landlord"), and PATHOGENESIS CORPORATION, a Delaware corporation having an office at 5215 Old Orchard Road, Suite 910, Skokie, Illinois 60077 ("Tenant").

                                   WITNESSETH:

      WHEREAS, by Lease Agreement dated as of September 1, 1983 and amended as of May 26, 1988 (the "Main Lease") between Exxon Capital Corporation, a New Jersey corporation having its principal office at 5959 Los Colinas Blvd., Irving, Texas 75039-2298 as lessor (the "OverLandlord") and Landlord as lessee, Landlord entered into a lease of certain property which Landlord represents is described as follows: all that certain tract of land in Clinton Township, Hunterdon County, New Jersey described on Exhibit A annexed hereto together with buildings and improvements thereon (the "Property"); and

      WHEREAS, Landlord is willing to sublease to Tenant a portion of the Property on the terms hereinafter set forth; and

      WHEREAS, the consent of the OverLandlord to this Agreement has been obtained;

      NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties, the parties hereby agree as follows:

                                    ARTICLE 1

Section 1.01 CERTAIN DEFINITIONS

      For purposes of this Agreement the following terms shall have the following meanings where used herein:

            (a) Agreement. This Lease Agreement dated as of Nov. 25, 1996 between Landlord and Tenant.

            (b) Building. The office, laboratory, and shop/pilot plant space referenced in the Main Lease and located on the Property.

            (c) Common Areas. Those areas of the Research Campus which are used in common by Landlord and Tenant including, without limitation, sidewalks, roads, halls, corridors, elevators, locker facilities, stairs, plazas, outside parking areas, landscaped areas, entrances, exits and any and all other areas and facilities used in common by Landlord and Tenant which require cleaning, protection, security, maintenance and repair and for which no separate allocated or metered charge is made pursuant to this Agreement.

            (d) Demised Premises. Those portions of the Building hereby leased to Tenant commonly known as the LG portion of Level 1 of the northeast quadrant of the laboratory facilities, but excluding LG-122 Lobby, LG-124, LG-119 and LG/H lB ("LG-1"), Entrance as more particularly depicted on Exhibit B-1 annexed hereto, together with that proportionate share of the mechanical rooms in the LE/LG penthouse and that portion of the cylinder storage area in the LE/LG penthouse which serve LG-1, and the proportionate share of the mechanical space on Level 0 of the LE/LG wing, all of which are deemed to be 17,916 rentable square feet.

            Tenant acknowledges that it will be required to share the service corridor between LG-1 and LE-1 (as depicted on Exhibit B-1) with the occupant of LE-1 (currently Immunobiology Research Institute, Inc. ("IRI"). Tenant shall have the right to use such service corridor in common with IRI; provided, however, that each party shall only be permitted to place equipment, containers and other tangible items on the side of the corridor immediately adjacent to its Demised Premises and in a manner which will not obstruct access through such corridor. Tenant's employees, agents and visitors shall not be entitled to enter the LE-1 premises from this service corridor without the permission of IRI or the current occupant of LE-1. Subject to Landlord's obligations under Section 25.01, Tenant shall be responsible for its own security measures to control access to the Demised Premises from this service corridor. Landlord shall have no liability to Tenant for any personal injury or property damage or loss resulting from unauthorized entry into the Demised Premises from this service corridor, and Tenant agrees to indemnify Landlord from any claim by or liability to a third party resulting from any unauthorized entry into the Demised Premises, or resulting from any unauthorized entry into LE-1 by any employee, agent or invitee of Tenant. The above-mentioned service corridor shall be considered a part of the Demised Premises for purposes of the indemnity agreements of Article 11 of this Agreement.

            The portions of the Demised Premises within the Building shall also include the laboratory furniture, laboratory casework, incidental furniture, fixtures, hoods, equipment, shades, draperies, carpeting and office furniture and the like in place as of the commencement of this Agreement and identified in Exhibit B-2 annexed hereto.

            (e) Government or Governmental. The Federal, State, County and municipal governments.

            (f) OverLandlord. This term, used above to refer to Exxon Capital Corporation, shall also be deemed to include any successor to the interests of the Lessor pursuant to the Main Lease.

            (g) Plant Facilities. Those facilities which are not within Common Areas and are not available to Tenant as are Common Areas, but which are necessary for the proper function and operation of the Building, such as but not limited to, tanks, transformers and other electrical equipment, central air conditioning equipment, and boilers, excluding, however, the switching station, the industrial wastewater treatment facility and the sanitary wastewater treatment facility.

            (h) Research Campus. That portion of the Property being approximately 228 acres which is depicted on Exhibit C annexed hereto. Landlord reserves the right to reduce the size of the Research Campus and will, in such event, reduce accordingly the real estate tax liability to which Tenant's percentage share is applied pursuant to Sec. 6.02 hereof.

                                    ARTICLE 2

Section 2.01 DEMISED PREMISES AND TERM

      Landlord hereby leases to Tenant and Tenant hereby hires and takes from the Demised Premises for the term of sixty (60) months commencing at 12:01 a.m. on Second of Dec. 1996 and expiring at 12:00 midnight on the second day of December, 2001, unless this Agreement is sooner terminated as hereinafter provided.

                                    ARTICLE 3

Section 3.01 USE OF DEMISED PREMISES

      The Demised Premises shall be used by Tenant solely and exclusively for research in the healthcare field of biopharmaceutics and biotechnology, and for general office and administrative functions. Tenant's uses may include the discovery, development, testing and analysis of biopharmaceutical and biotechnological products intended for therapeutic, preventive or diagnostic use, quality control, new product development, purification of drug product components for use elsewhere, clinical trials, and bulk storage of finished product in the feasibility stage. Except in connection with the activities described above, the manufacture of products for sale or distribution is expressly prohibited. The use of animals in the Demised Premises for any research activity is expressly prohibited. All such uses shall be conducted strictly in accordance with Landlord's rules, the rules, regulations, ordinances and laws of all governmental units having jurisdiction over such use, and all of the terms and conditions of this Agreement.

      Landlord acknowledges that Tenant intends to conduct proprietary activities in the Demised Premises and agrees that Landlord's employees, agents and invitees are prohibited from entering the Demised Premises, except as authorized in this Agreement. Tenant shall be responsible to take all safeguards necessary to avoid disclosure of its confidential information, and Landlord shall reasonably cooperate with Tenant in this regard, including, if requested by Tenant, the temporary cessation of one or more optional services to be provided to the Demised

Premises by Landlord, but the periodic charges relating to such services shall not cease, unless Landlord so agrees. If the Landlord and Tenant agree that disclosure of confidential information is necessary, they shall negotiate mutually an appropriate confidentiality agreement.

      Tenant understands and acknowledges that Landlord conducts proprietary activities at the Research Campus and may lease other space in the Building to third parties, and Tenant agrees that its employees, agents and invitees are prohibited from entering any parts of the Building or Research Campus reserved for or dedicated to the conduct of business or research activities by Landlord or other tenants. Landlord represents that the acknowledgment and prohibitions contained in the preceding sentence have been and shall be made provisions of any and all leases entered or to be entered by Landlord with other tenants in the Building.

      Tenant shall not be permitted to undertake any activity which requires application for new or substituted permits for the Demised Premises, or amendment of Landlord's existing permits for the Research Campus, without prior notice to and consent from Landlord. Landlord, in the reasonable exercise of its discretion, may refuse to allow Tenant to undertake any such activity. Landlord represents that no new or substituted permits are required for the activities contemplated under Section 3.01 hereof. Landlord's approval shall not be required for Tenant's application for a hazardous waste generator identification number and for air permits.

                                    ARTICLE 4

Section 4.01 CONDITION OF DEMISED PREMISES ON OCCUPANCY

      Tenant acknowledges that it has thoroughly examined the Demised Premises and takes and accepts the Demised Premises in its "AS IS" condition on the commencement date of this Agreement subject only to the specific rights to make Alterations pursuant to Section 9.02.

Section 4.02 LANDLORD'S REPRESENTATIONS

      Landlord represents and warrants to Tenant that:

      (1) Landlord has no knowledge of any pending or anticipated condemnation or eminent domain proceeding which would affect the Demised Premises, the Building, or the Research Campus, or any part thereof. Landlord has no knowledge of any pending or threatened litigation, proceeding (zoning or otherwise) or governmental investigation against Landlord which would adversely affect the Research Campus, the Building or the Demised Premises.

      (2) Landlord has no knowledge of any asbestos or asbestos-containing materials in the Demised Premises or the Building or any part thereof that require, or may in the foreseeable future reasonably be expected to require, removal or encapsulation pursuant to federal, state or local law or regulation. Landlord has disclosed to Tenant the existence of three asbestos-containing materials affixed in the Building known to
            Landlord: (1) mastic used to secure vinyl flooring tiles, (2) aggregate used in some laboratory benchtops, and (3) fume hood splash panels. If these materials require encapsulation or removal, other than by reason of alterations or other activities by Tenant, such encapsulation or removal shall be performed by Landlord at its expense. If any other asbestos-containing materials are discovered in the Demised Premises, Landlord shall be responsible at its expense for the proper handling of same, as may be necessary for the use of the Demised Premises by Tenant.

      (3) natural gas and electric power are supplied to the facility by public utilities; as of the date of this Agreement, the supply of each is operating and all installation and connection charges have been paid in full.

      (4) the Certificate of Occupancy for the Building permits occupancy of the Demised Premises by Tenant for the purposes specified in Section 3.01.

      (5) the cessation of operations in the Demised Premises by the prior occupant thereof (IRI) was not subject to ISRA, as defined in
            Section 8.01.

      (6) LG-193 has been decontaminated in accordance with applicable laws and a NRC certificate has been issued to such effect.

      (7) Landlord has no knowledge of any hazardous materials having been left in the Demised Premises by IRI.

                                    ARTICLE 5

Section 5.01 RENT

      Rent for the demised term shall be Two Million Three Hundred Seventy-Three Thousand, Eight Hundred Seventy and NO/l00 Dollars ($2,373,870.00), payable at the rate of Thirty-Nine Thousand Five Hundred Sixty-Four and 50/100 Dollars ($39,564.50) per month for the period December 2, 1996 through December 2, 2001, which sum shall be the Basic Monthly Rental.

      Tenant shall pay Landlord the Basic Monthly Rental for the three months of each calendar quarter of the demised term on the 15th day of the second month of such calendar quarter, without deduction or offset and without notice or demand, in lawful money of the United States of America, at Landlord's Notice Address as designated in Article 24, or at such other place or to such other person as Landlord may designate from time to time by written notice. Further, all charges to be paid by Tenant to Landlord under this Agreement for real estate taxes, Operating Expenses, and Utility Charges shall be considered Additional Rent for the purposes of this Agreement. Basic Monthly Rental and Additional Rent are herein sometimes collectively referred to as "Rent." Rent payments may be made by electronic wire transfer.

                                    ARTICLE 6

Section 6.01 ADDITIONAL RENT

      It is the intention of the parties hereto that in addition to payment of the Basic Monthly Rental there shall be paid on a quarterly basis Additional Rent so that the leasing of the Demised Premises shall be construed as a net lease to Landlord except for the obligations specifically assumed by Landlord. In addition, there are Optional Services which Landlord can offer to Tenant which, if accepted Tenant, will require payments to Landlord as Additional Rent. The services are those described in Section 6.04 and any other services for which parties may contract.

      There are three categories of Additional Rent items as follows: Real Estate Taxes, Operating Expenses, and Utility Charges. Optional Services, although not categorized as Additional Rent, are covered in Section 6.04 below. Landlord agrees to provide Tenant with appropriate documentation as reasonably requested by Tenant to substantiate Additional Rent charges and Optional Services, except that Landlord shall not be required to substantiate (i) the rates set forth in Exhibit D hereto for Optional Services, as said rates may be changed from time to time in accordance with Section 6.04, and (ii) the hourly labor rates for employees of Landlord in connection with Operating Expenses and Utility Charges.

      On the first day of the second month of each calendar quarter during the lease term, Landlord shall provide Tenant with a quarterly invoice setting forth Tenant's items of Additional Rent and Optional Services. Invoices will be adjusted to account for partial calendar quarters. Tenant shall pay the invoiced amount by the 21st day of that month. Quarterly payments (as well as adjusted payments and refunds) may be made by electronic wire transfer.

Section 6.02 REAL ESTATE TAXES

      (a) Tenant's percentage share of Taxes, as hereinafter defined, is two and 32/100 percent (2.32%), representing the ratio of the net rentable area of the Demised Premises to the net rentable area of the Building. The net rentable area of the Building is deemed for purposes of this Agreement to be 772,345 square feet. Landlord represents that this is the number used in calculating the percentage share of the other tenants in the Building. Tenant's percentage share of Taxes shall be adjusted in the event the numerator or denominator used in establishing the ratio changes as a result of additions to or reductions in the square footage of the net rentable area of the Building or the Demised Premises.

      (b) As used herein, the term "Taxes" shall mean all real estate taxes, assessments, governmental levies, municipal taxes, county taxes, rental license fees or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever pertaining to real estate, which are or may be assessed levied or imposed upon all or part of the Research Campus (which, as shown on Exhibit C, is inclusive of the wastewater treating facilities), including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord or the Research Campus, and any reasonable expenses incurred by Landlord in contesting any of the foregoing or in contesting the assessed valuation of all or any part of the land, Buildings, and improvements of the Research Campus. If, due to a change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, or the Research Campus, in addition to, or in substitution in whole or in part for, any tax which would constitute "Taxes", or in lieu of Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes". Tenant's liability for its percentage share of such new or substituted tax shall only be to the extent that such tax or imposition would be due if Landlord (or OverLandlord) owned only the Research Campus and its appurtenances, and engaged in no other business. Except as specifically provided above, Tenant shall not be responsible for any income or franchise tax imposed on Landlord, or for any penalties and/or interest as a result of Landlord paying Taxes in other than a timely fashion. Landlord shall have the sole right in its absolute discretion to determine whether or not to contest the tax assessment of the Research Campus and the manner of any such contest. If any such contest results in a refund of Taxes with respect to which Tenant has paid its proportionate share, Tenant shall be entitled to a payment of its proportionate share of such refund less the costs of the contest.

      (c) The term "Tax Year" shall mean the 12 month period commencing January 1 of each year, or such other period of 12 months as may be hereafter adopted as the fiscal year for real estate tax purposes in Hunterdon County.

      (d) Tenant shall pay as Additional Rent for each Tax Year or proportionate part thereof during the lease term, an amount equal to Tenant's percentage share, to wit, 2.32%, of the Taxes for such Tax Year ("Tenant's Tax Payment"). Tenant's Tax Payment shall be based upon a statement furnished by Landlord at the commencement of such Tax Year. When a new statement for each Tax Year becomes available from the municipal tax collector, Landlord shall adjust the quarterly payments and give Tenant written notice thereof. Tenant shall thereafter pay the adjusted quarterly payments set forth in Landlord's notice. Taxes for the calendar year 1996 total $3,159,212.

Section 6.03 OPERATING EXPENSES

      As used herein, the term "Operating Expenses" shall mean (except as otherwise provided below) all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord, or on behalf of Landlord, with respect to the operation, maintenance and repair of the Common Areas, Plant Facilities, and other portions of the Research Campus from which Tenant derives benefit or which Tenant uses in some form in common with Landlord. Operating Expenses include the following categories of expenses: solid waste disposal (excluding those categories of waste covered by Section 19.03); site security; grounds maintenance; janitorial services; facilities maintenance and repair; heating, ventilating and air conditioning (HVAC) systems maintenance and repair; site operations (including, without limitation, operation of the receiving facility, the Emergency Control Force, and the industrial hygiene and safety functions); management; and insurance, payments in lieu thereof, or imputed premiums as set forth more specifically in Article 11 hereof.

      Operating Expenses also include, without limitation, salaries, wages (including social security, unemployment and other payroll taxes), bonuses and all other benefits paid to those employees of Landlord whose activities are dedicated in whole or in part to tenant support and/or services (and if dedicated only in part, then a reasonable allocation of said charges) for work performed in connection with the items described above. Additionally, costs and expenses of supplies, tools, materials and equipment; depreciation of movable equipment used in repair and maintenance; uniforms, work clothes and their dry cleaning; trash removal (other than hazardous or regulated waste); laundry and towel service; telephone; stationery; legal, accounting and other professional fees and disbursements to the extent that they relate to management and operation of the Building and excluding any such professional fees and disbursements that relate to tenant disputes; electrical costs; other energy costs; utility costs; and any and all other costs and expenses related to items described in this Section 6.03 are to be included as Operating Expenses.

      Depreciation on capital improvements and capital equipment which, under Landlord's accounting procedures, are capitalized, shall be included in Operating Expense for the years in which such depreciation is taken. Expenses for items that, under Landlord's accounting procedures, are expensed, shall be included in Operating Expenses for the years in which such expense is booked. All charges of independent contractors for Section 6.03 items shall be included as Operating Expenses.

      Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be: depreciation of capital costs except as provided above; the cost of all charges for utilities furnished to the Demised Premises or any other space (excluding Common Areas and Plant Facilities) leased to and occupied by Tenant, by other tenants or by Landlord; metered charges; mortgage interest and amortization payments; leasehold improvements for other tenants, for Landlord, or for areas dedicated to the support of Optional Services; brokerage commissions; refinancing costs; ground rent under the Main Lease; and costs associated with providing Optional Services to Tenant, to other tenants or to Landlord.

      Tenant shall pay as Additional Rent for each calendar year or proportionate part thereof during the lease term Tenant's "Operating Expense Payment," calculated as follows: The term "Operating Base Year" shall mean 1996. The term "Index" shall mean the Consumer Price Index for Philadelphia-Wilmington-Trenton, PA-NJ-DE-MD (NSA, 1982-84 = 100; CPI-U:PCUPHIN) published by the Bureau of Labor Statistics of the U.S. Department of Labor (all items). If the Index is no longer published, then a mutually agreeable substitute or successor index published by the U.S. Department of Labor ("USDOL") or other U.S. governmental agency shall be used.

      Attached hereto as Exhibit E is an agreed-upon statement of Operating Expenses that would have been incurred by Tenant for the Operating Base Year had Tenant occupied the Demised Premises for the entire calendar year 1996. Subject to the appropriate proration for partial calendar years, Tenant's Operating Expense Payment for each year of the lease term shall be the equivalent of Tenant's Operating Expense Payment for the prior calendar year (corrected as set forth below), adjusted upward (or downward as the case may be) by the percentage change from the prior year's Index. The 1996 Operating Expense Payment shall be as set forth in Exhibit E. If Landlord achieves any material cost savings by reductions in Landlord's expenses to operate the facility which reduce the level of site operations services to Tenant, then the 1996 Operating Expense Payment shall be equitably adjusted downward to reflect such cost savings.

      An illustrative example of "percentage change" as used in the preceding paragraph is as follows: The percentage change of the 1991 Index (142.18) from the 1990 Index (135.84) is the difference (6.34) as a percentage of the 1990 Index, to wit, 4.67%.

      The amount invoiced shall be calculated based on the estimate published by the USDOL for the percentage change in the Index for the then-current calendar year. This published estimate, if available, or an agreed-upon estimate, shall be provided to Tenant no later than October 15th of the then-current year. During each January of the lease term (or as soon thereafter as the final figure is published by the USDOL), Landlord shall furnish Tenant with an Index Comparative Statement setting forth (i) the amount actually paid as Tenant's Operating Expense Payment for the preceding calendar year, (ii) the amount that should have been paid based upon the final figure published by the USDOL showing the actual percentage change in the Index, and (iii) the estimated amount due as Tenant's Operating Expense Payment during the then-current calendar year based on the USDOL's estimate of percentage change for the then-current calendar. With its next succeeding payment, Tenant shall pay any amount underpaid; any excess shall be promptly refunded by Landlord in cash or as a credit, at Tenant's option.

Section 6.04 OPTIONAL SERVICES

      Landlord offers optional services in each of the following three categories, as indicated on Exhibit D hereto: (1) Predetermined, (2) Headcount, and (3) Usage.

      (1) Predetermined. Annual rates to be charged for each predetermined service shall become effective as of the first day of June of each year of the lease term. Landlord shall provide Tenant with its estimate of the new annual rates by December 31 of each prior year. Landlord will finalize the rates no later than March 1 of each year, and will promptly advise Tenant of any changes from the earlier estimate. Adjustments, if any, will appear in the second quarterly invoice. Landlord may change a rate or cancel a service at any time by giving Tenant not less than thirty (30) days notice, in which event Tenant's liability for charges for the cancelled service shall be prorated to the last day of service. Tenant shall also have the right to cancel any predetermined optional service upon thirty (30) days prior written notice to Landlord.

      (2) Headcount. Landlord shall set the annual rates and advise Tenant as set forth in (1) immediately above, except that Landlord shall not be entitled to cancel service. Not later than January 2 of each year, Tenant shall advise Landlord of its projected average headcount (number of full-time employees and/or contractors) for the upcoming year of the lease term. Tenant shall promptly advise Landlord if the average headcount departs materially from Tenant's projection.

      (3) Usage. Landlord shall set rates based upon the extent of Tenant's usage of any service (for example, by the hour, weight, load, dewar, etc.), effective as of the first day of January of each year of the lease term. Landlord shall set the annual rates and advise Tenant as set forth in (1) above. Landlord may change a rate or cancel a service at any time by giving Tenant not less than thirty (30) days notice.

      On the first day of the second month of each quarter, Landlord shall provide Tenant with a quarterly invoice setting forth Tenant's Optional Services payment, inclusive of categories (1) through (3) above, with an itemized breakdown of Tenant's utilization, and Tenant shall pay the invoiced amount by the 15th day of that month. Quarterly payments may be made by electronic wire transfer.

      Other services not listed on Exhibit D may also be available from Landlord, and, if desired by Tenant, shall be the subject of a separate Agreement for Services. If Tenant contracts for janitorial services from a third party vendor, the vendor shall be subject to Landlord's approval. Further, Landlord's approval may be withdrawn at any time if, in the reasonable exercise of Landlord's judgment, the vendor's personnel are creating a risk to property or security.

      If Tenant desires delivery via a house system (as opposed to cylinders) of any of the gases offered as House Gases in Exhibit D, these must be purchased from Landlord.

      To the extent that Tenant, its agents, employees, contractors or invitees use the services of a nurse employed by Landlord, Tenant agrees to indemnify, defend and save harmless Landlord and any nurse employed by Landlord from and against any and all claims by or on behalf of Tenant, its agents, employees, contractors and invitees arising from the acts or omissions, including negligence, arising out of or relating to the provision of said services by such nurse, except for acts or omissions of willful misconduct.

Section 6.05 UTILITY CHARGES

      Tenant shall pay as Additional Rent for each calendar year or proportionate part thereof during this lease term Tenant's utility charge, covering (1) Electricity, (2) Air conditioning, (3) Heat, (4) Steam for humidification, heating and process use, and (5) Lab process chilled water. For the period December 2, 1996, through December 31, 1997, Tenant shall pay quarterly to Landlord the utility charges calculated in accordance with Exhibit F-1, based upon the agreed-upon utility rates listed in Exhibit F-2 and Landlord's estimate of Tenant's usage as set out in Exhibit F-3. During the first calendar quarter of 1998, Landlord shall furnish a statement of Tenant's actual utility usage to December 31, 1997, as metered or allocated in accordance with Exhibit F-1. The amount paid by Tenant for utility charges to December 31, 1997 shall thereupon be adjusted to reflect actual usage levels, said adjustment to be reflected in the next quarterly invoice.

      Tenant's adjusted utility charge for the year 1997 shall thereafter constitute the "Utility Base Year." From and after January 1, 1998, and subject to the appropriate proration for partial calendar year, Tenant's annual utility charge shall be the adjusted utility charge for the Utility Base Year, increased or decreased (as the case may be) by the effective amount of any electrical rate increase or decrease (as the case may be) received by GPU Energy or its successor ("GPU") from the Board of Regulatory Commissioners ("BRC"). Note that the effective amount of any electrical rate change for the Building is typically lower than the figure published by GPU, due to operating efficiencies. Exhibit F-4 illustrates the manner in which the effective rate change for the Building will be calculated. Rate changes will become effective when published, and adjustments will be reflected in the next quarterly invoice and will be based upon actual amounts billed by GPU to Landlord. Each of Exhibits F-1, F-2, F-3, and F-4 are attached hereto and made a part hereof.

      As a matter of information for Tenant's accounting purposes (but without binding effect), Landlord shall provide Tenant with rate projections furnished by GPU.

      In addition to the utility charges set forth above, Tenant shall pay One Hundred and No/100 Dollars ($100) per calendar day for Industrial Wastewater Treatment.

      (a) Electricity. Landlord will permit the electrical risers, feeders and wiring in the Building which serve the Demised Premises (except those which are connected to the emergency generators) to be used by Tenant to the extent that they are available, suitable and safe. Tenant may connect equipment requiring electric power to the existing electrical panels in the Demised Premises. Laboratory wiring may only connect to the panel designated for such laboratory. Tenant's use of electrical energy shall never exceed the capacity of the electrical system supplying the Demised Premises. In order to ensure that such electrical capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant shall not, without the prior written consent of Landlord, make, perform or permit any alteration to wiring installations to the electrical panels or panel main breaker. Should Landlord grant any required consent, all additional risers, wire installations or other electrical facilities shall be provided by Landlord at the same hourly craft rates as set forth in Exhibit D. Landlord shall not be obligated to consent to any such alteration or installation if, in the reasonable exercise of Landlord's judgment, the same will cause permanent damage or injury to the Building or the Demised Premises or will cause or create a hazardous condition. Tenant's installation of any electrical equipment requiring greater energy supply than 10 amps at 480 volts, or emanating from main corridor electrical closets, shall require prior Landlord approval.

            Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except to the extent that such change, failure, inadequacy or defect is due to the gross negligence or willful misconduct of Landlord, its employees, agents or invitees.

            Tenant shall be responsible for the cost of replacement of all lighting tubes, lamps, starters and bulbs required in the Demised Premises, consistent with the specification for existing electrical equipment.

      (b) Telephone. Landlord operates a telephone exchange for the entire Research Campus. Tenant shall pay a monthly charge for the use of the telephone exchange and such telephones and telecommunications equipment as Tenant selects pursuant to Section 6.04 "Optional Services" hereof. Telephone charges for telephone calls will be billed directly to Tenant by United Telephone Company. No delay or failure in telephone service arising out of the actions or failure to act by United Telephone Company shall be considered a material breach of this Agreement.

            Normal hours for all purposes under this Agreement shall be 7:00 a.m. to 7:00 p.m. on business days (Mondays through Fridays except Landlord's holidays). The hours of 7:00 p.m. to 7:00 a.m. and Saturdays, Sundays and Landlord's holidays shall be considered after-hours. Landlord's holidays are New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving Day and the following Friday, and Christmas Day. The foregoing specification of Landlord's holidays is subject to change on not less than thirty (30) days notice. Air conditioning and heating shall be provided on a continuous basis in the LG-l laboratories. After-hours air conditioning or heating for offices in LG-l will be provided on request. Landlord's services (including building systems, and services included in Base Rent, except janitorial) are generally available on Landlord's holidays; certain Optional Services may be available with advance notice at premium rates. The Emergency Control Force is not available on Landlord's holidays.

      (c) Industrial Wastewater Treatment. Landlord operates an industrial wastewater treatment facility and will provide industrial wastewater treatment service for Tenant. All of Tenant's industrial wastewater passing into the industrial wastewater collection system will be treated in the industrial wastewater treatment facility.

            If Tenant's average daily discharge of industrial wastewater from LG-1 in any month shall exceed 2,000 gallons, and if the industrial wastewater treatment facility is approaching its maximum capacity, then, following not less than twenty (20) days written notice to Tenant, Landlord shall be entitled to reasonably allocate industrial wastewater treatment capacity among Landlord, Tenant, and other tenants (provided that Tenant's allocation shall not be less than 2,000 gallons per day) and Tenant shall abide by said allocation.

      (d) Water. Landlord shall supply at no additional cost to Tenant potable and non-potable water to the Demised Premises in amounts sufficient for normal sanitary and laboratory purposes.

      (e) Sanitary wastewater treatment. Landlord operates a sanitary wastewater treatment facility, and will provide sanitary wastewater treatment to Tenant at no additional cost up to a limit of 1,000 gallons per day. If Tenant's average daily discharge of sanitary wastewater in any month shall exceed 1,000 gallons, and if the sanitary wastewater treatment facility is approaching its maximum capacity, then, following not less than twenty (20) days written notice to Tenant, Landlord shall be entitled to reasonably allocate sanitary wastewater treatment capacity among Landlord, Tenant, and other tenants, and Tenant shall abide by said allocation.

Section 6.06 INTERRUPTION OF SERVICE

      Landlord reserves the right to stop heating, air conditioning, elevator, plumbing, electric, sewer, water, telephone and any other systems or services when necessary in order to make repairs to the system, the service or to the Demised Premises or to the Research Campus or for the purpose of installation of equipment, or on account of acts of God or the elements, labor disturbances of any character, or accidents or restrictions on the use of said services and utilities due to energy shortages or any other causes, or to comply with any governmental regulation or request. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of governmental bodies or utility suppliers in reducing energy consumption. Landlord agrees to use its reasonable efforts to minimize any such interruptions or reductions in any system or service. Wherever possible Landlord shall give Tenant reasonable notice of the stoppage or curtailment of any system or service in or to the Demised Premises.

      If Landlord fails to initiate or diligently pursue curing an interruption in any one of the above-identified services or systems within five (5) days of the onset of the interruption, or if Landlord initiates and diligently pursues a cure, but if notwithstanding Landlord's efforts, the interrupted service or system is not restored within ten (10) days, then Tenant shall be entitled to an abatement of that portion of the Basic Monthly Rent, Operating Expenses and Taxes attributable to those parts of the Demised Premises that are rendered unfit for Tenant's use or occupancy in consequence of the interruption, said abatement to commence on the sixth (6th) day following the onset and to remain effective until the interruption is cured or an adequate substitute provided.

      Notwithstanding the requirements of any other Article of this Agreement, Landlord shall not be liable to Tenant, or to any person claiming through Tenant, for loss or injury to Tenant or Tenant's property, work in process or any other thing or matter, however occurring, or for any interruption to Tenant's business, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid systems or services.

Section 6.07 UTILITY ALTERATIONS PROHIBITED

      Tenant shall not make or cause to be made any connection or alteration to main utility system piping upstream of the isolation valve servicing a laboratory module, nor shall Tenant alter, modify, or make any connection to heating, ventilation or air conditioning ductwork or controls within the Demised Premises without prior approval of Landlord.

Section 6.08 LANDLORD'S SERVICES. MAINTENANCE AND REPAIRS

      In addition to any services to be provided by Landlord that may be set forth elsewhere in this Agreement, Landlord shall provide the following services, the same to be included in Operating Expenses to the extent permitted pursuant to this Agreement: solid waste disposal (excluding those categories of waste covered by Section 19.03); site security; grounds maintenance; janitorial service; facilities maintenance and repair as set forth more specifically below; heating, ventilating and air conditioning (HVAC) systems maintenance as set forth more specifically below; snow removal; management (including Landlord's office and shift superintendent); fire and life safety equipment center and systems (that is, extinguishers, smoke alarms and halon systems); fire water system; and elevator service.

      Landlord shall be responsible for maintaining, repairing, and, if necessary, replacing all structural elements of the Building, as well as the roof and roof membrane. Landlord's responsibility for maintenance repair and, if necessary, replacement of HVAC, piping and electrical systems in the Demised Premises owned or supplied by Landlord shall cover the following items: HVAC
Systems: all Landlord owned or supplied equipment; Electrical Systems: in laboratories, all equipment up to and including distribution panels serving each laboratory; in office areas, all Landlord owned or supplied equipment; Piped Utilities except for Waste Systems: all equipment up to and including the block valve serving each laboratory; Waste Systems: all piping and equipment downstream of sinks and drains.

                                    ARTICLE 7

Section 7.01 TAXES PAYABLE BY TENANT

      Tenant shall pay all taxes which may be levied with respect to Tenant's personal property located upon the Demised Premises, and Tenant agrees to use its best efforts to cause such personal property to be taxed or assessed separately from the Demised Premises and not as a lien thereon.

                                    ARTICLE 8

Section 8.01 COMPLIANCE WITH LAWS

      Tenant shall not do or permit anything to be done in or to the Demised Premises, or bring or keep any thing therein which will, in any way, obstruct or interfere with the rights of Landlord or of other tenants, or in any way injure or annoy Landlord or other tenants or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building or conflict with the present or future laws, rules or regulations of any Governmental authority. Tenant shall not be permitted to undertake any activity that would impair the reputation and appearance of the Research Campus as a first class research campus and office facility. At the request of Landlord, Tenant shall (at no cost to Tenant unless otherwise set forth herein) join with Landlord in any application for a permit or license affecting the Research Campus, provided that said permit or license would not materially interfere with Tenant's use of the Demised Premises for the purposes specified hereunder.

      Tenant shall conform to all Governmental laws, rules, regulations or ordinances to the extent that same pertain to Tenant's activities in the Demised Premises. If any Governmental laws, rules, regulations or ordinances are of general application to the Building or Research Campus and require improvements, alterations, or installation of new or substitute equipment, then Landlord shall take whatever steps are necessary to comply and shall bear the costs and expenses thereof. If any Governmental laws, rules, regulations or ordinances relate solely to Tenant's specific use in the Demised Premises, then Tenant shall take whatever steps are necessary to comply and shall bear the costs and expenses thereof.

      Without limiting the generality of the foregoing, in the Demised Premises and Common Areas, Tenant shall not violate any environmental laws, rules, regulations, ordinances or orders, including, without limitation, the Resource Conservation and Recovery Act 42 U.S.C. Sec. 6901 et seq., the Occupational Safety and Health Act 29 U.S.C. Sec. 651 et seq., the Clean Water Act, 33 U.S.C. Sec. 25 et seq., the Clean Air Act 42 U.S.C. Sec. 7401 et seq., the Atomic Energy Act of 1954, as amended, 42 U.S.C. 2011 et seq., the Worker and Community Right to Know Act N.J.S.A. 47:1A-1 et seq., the Spill Compensation and Control Act N.J.S.A. 58:10-23.11 et seq., and the Industrial Site Recovery Act ("ISRA") N.J.S.A. 13:1K-6 et seq., the New Jersey Radiation Protection Code, N.J.S.A. 26:2C-1 et seq., and the New Jersey Division of Waste Management regulations, N.J.A.C. 7:26-1.1 et seq.

                                    ARTICLE 9

Section 9.01 LANDLORD WORK

      In addition to the work described in Section 25.01, Landlord agrees to install at its own expense within thirty (30) days after the Commencement Date building standard carpet in the corridors between the labs and the offices and in the LG interaction area, and to construct at its own expense a men's restroom in Room LG-126/130 for the Demised Premises. The design and materials of this restroom shall be substantially similar to the other men's restrooms in the LG/LE wing of the Building. Until completion of this restroom, Tenant shall use the men's restrooms located in the Common Areas of the Building.

Section 9.02 TENANT ALTERATIONS AND REPAIRS

      Outline plans for the initial alterations to be performed by Tenant in the Demised Premises (the "Initial Alterations") have been approved by Landlord, subject to Landlord's approval of the final plans for conformity to such outline plans. Subsequent to the Initial Alterations, Tenant shall not make or suffer to be made any structural alterations to the Demised Premises (as defined below), nor shall Tenant make any non-structural alterations, installations, additions, fixtures or improvements to the Demised Premises, including the attachment of any fixtures or equipment which (i) exceed on an annual basis a threshold of $15,000 in cost (inclusive of materials and installation) or (ii) involve partitioning or affect utilities, without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. For purposes of this Section, Landlord's delay beyond thirty (30) days shall be deemed unreasonable. As used in this Agreement, the term "structural" shall mean any load-bearing component of the Building which provides support for another component. Structural components shall include, by way of example and not limitation, the foundation, floors, columns, beams, supports and slabs. Structural alterations and non-structural alterations covered by (i) or (ii) above shall hereinafter be collectively referred to as "Alterations". When applying for Landlord's required consent, Tenant shall furnish complete plans and specifications for Alterations. Operating equipment and other trade fixtures shall not constitute Alterations.

      Except as otherwise provided herein and subject to Section 9.03 below, all Alterations, whether temporary or permanent in character, made in or upon the Demised Premises by or on behalf of either Landlord or Tenant, shall at once become part of the Building and belong to Landlord and, at the end of the term hereof, shall remain on the Demised Premises without compensation of any kind to Tenant. Movable furniture and equipment owned by Landlord forming a part of the Demised Premises shall remain the property of Landlord. Movable furniture and equipment owned and placed by Tenant and Tenant's trade fixtures (like, for example, computer equipment, automatic filing systems, lateral files, benchtop equipment, laboratory equipment, freezers, autoclaves, power panels and wiring therefrom) shall remain the property of Tenant.

      If Landlord agrees to permit an Alteration to be made by Tenant, the Alteration shall be made and performed under such conditions and in such manner as consented to by Landlord. Alterations shall be made only by contractors or mechanics approved by Landlord. No Alterations shall be made to any partition separating the Demised Premises from other parts of the Building, or to the public corridors, or to the entrance doors of the Demised Premises. No Alterations shall affect any part of the Building other than the Demised Premises or adversely affect any service required to be furnished by Landlord to Tenant or any other occupant of the Building or reduce the value or utility of the Building. In the course of any construction activity occasioned by Alterations, reasonable precautions shall be taken by Tenant (and required by

Tenant of its contractors) to minimize any impact on the quiet enjoyment of the balance of the Building and Research Campus by Landlord and other tenants. No Alterations shall affect the outside appearance or the strength of the Building or any structural parts. All business machines, laboratory and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in the reasonable exercise of Landlord's judgment, to absorb and prevent vibration, noise and annoyance to Landlord or other occupants of the Building.

      Any contracts with third parties for Alterations shall require the contractor and its subcontractors to carry worker's compensation insurance and liability insurance as follows:

      (i) Worker's Compensation and Employer's Liability Insurance for all of the Contractor's employees engaged in the performance of the Contract-Statutory Requirements.

      (ii) Contractor's Public Liability Insurance covering claims for bodily injury or death and damage to property.

            a. Bodily Injury             - each person                $100,000
                                         - each accident              $300,000
            b. Property Damage           - each accident              $300,000

      (iii) Contractor's Protective Public Liability Insurance (Required only if any of the work is sublet.)

            a. Bodily Injury             - each person                $100,000
                                         - each accident              $300,000
            b. Property Damage           - each accident              $300,000

      (iv) Automobile Public Liability Insurance covering claims for bodily injuries or death and damage to property.

            a. Bodily Injury             - each person                $100,000
                                         - each accident              $300,000
            b. Property Damage           - each accident              $300,000

Landlord shall be named as additional insured on all such insurance policies. Tenant shall make any such insurance policies available for Landlord's inspection at Landlord's request.

      All construction permits, and any other permits, approvals or certificates required by applicable Governmental authorities shall be timely obtained by Tenant at Tenant's expense and submitted to Landlord. Landlord shall not unreasonably refuse to join any application for a permit or approval, provided that (i) such joinder shall be without expense to Landlord, (ii)

Landlord has in the first instance given its consent to the Alteration and (iii) Landlord's joinder is required by such governmental authority.

      Notwithstanding Landlord's approval of plans and specifications for any Alterations, all Alterations shall be made and performed in full compliance with all applicable laws, orders and regulations of governmental authorities and all building codes, rules and regulations and the rules and regulations of this Agreement; all materials and equipment to be incorporated into the Demised Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement, and all Alterations shall be made and performed in a good and workmanlike manner.

Section 9.03 REMOVAL OF ALTERATIONS

      Notwithstanding any other provisions contained in this Agreement, Tenant agrees that it shall, upon Landlord's written request, at Tenant's sole cost and expense, promptly remove any Alterations designated by Landlord to be removed and repair any damage to the Demised Premises resulting from such removal in the following instances: (i) where such Alterations were installed by Tenant without Landlord's written consent in violation hereof, or (ii) at the expiration or sooner termination of this Agreement provided that Landlord shall have advised Tenant in writing simultaneous with its consent to the Alteration that removal would be required. Such removal or repair shall be accomplished in a good and workmanlike manner leaving the Demised Premises in a clean and safe condition.

Section 9.04 CONDITION OF DEMISED PREMISES

      Subject to Section 9.01, by taking possession of the Demised Premises, Tenant accepts the Demised Premises as being (i) in the condition in which the Landlord is obligated to deliver them, and (ii) in good and sanitary order, condition and repair. Tenant shall at all times during the term of this Agreement, at its sole cost and expense, keep the Demised Premises in good and sanitary order, condition and repair, reasonable wear and tear excepted, with replacements of any damaged materials to be made by use of materials of equal or better quality to those damaged. Landlord shall be responsible for the correction of any latent defects in the Demised Premises. Landlord has no obligation to alter, install, add to, improve, repair, remodel or paint the Demised Premises except as specifically provided herein. Tenant acknowledges that Landlord has made no representations regarding the condition of the Demised Premises or the Building except as expressly set forth in this Agreement.

      Tenant shall commit no act of waste and, subject to Landlord's obligations set forth in Section 6.08, shall take good care of Landlord's fixtures, equipment and appurtenances in the Demised Premises. By way of example, and not intended to be all-inclusive, all electric, plumbing, heating, fire protection, elevator, telephone, telegraph, communication and radio systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, walls, stairs, paneling, (including display cases and cupboards recessed in paneling), molding, shelving, radiators and enclosures, cork, rubber, linoleum and composition floors, furniture and furnishings which are a part of the Demised Premises, and ventilating, silencing, air conditioning and cooling equipment and all laboratory fixtures and equipment shall be deemed to be included in such furniture, fixtures, equipment, improvements and installations, whether or not attached to or built into the Demised Premises. Nothing in this section 9.04 shall be construed to give the Landlord title to or prevent Tenant's removal of Tenant's trade fixtures, equipment and furniture, provided that Tenant repairs any damage to the Demised Premises caused by such removal.

      Except as otherwise provided in this Agreement, upon the expiration or sooner termination hereof, Tenant shall surrender the Demised Premises to Landlord, together with all Alterations, fixtures, and repairs which have been made thereto (unless Landlord has required their removal as herein provided), in the same condition as at the commencement of the lease term, ordinary wear and tear and insured casualty excepted.

Section 9.05 ADJUSTMENT OF SERVICE/COMMON FACILITIES

      Landlord reserves the right following notice reasonable under the circumstances, and without incurring liability to Tenant therefor, from time to time:

      (a) To install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas within the Demised Premises whether said facility serves the Demised Premises or other parts of the Building, and to expand the Building; provided that Landlord shall use diligent efforts to minimize any inconvenience to Tenant's use of the Demised Premises by reason thereof; and

      (b) to change the arrangement and/or location of public entrances, passageways, roadways, parking spaces, location of gas storage, doors, doorways, corridors, elevators, stairways, toilets and other shared parts of the Buildings or the Research Campus, provided such changes do not materially adversely affect access to or use of the Demised Premises; to designate a reserved gate or entrance for certain employees or contractors on a nondiscriminatory basis; to change the method or manner of providing services hereunder; to change the method, manner or provider of any utility or service; to change, alter, transfer, relocate or terminate the sanitary or industrial wastewater treatment facilities; to change, alter, relocate, terminate, sell, lease or in any way dispose of any other facility, part or improvement on or of the Research Campus; provided, however, that if Landlord elects to alter a service such that Tenant's ability to use the Demised Premises as specified hereunder is materially impaired, then Tenant shall be entitled to an abatement of Rent during the period of impairment; and provided further that in the event of termination of a service (except an Optional Service pursuant to Section 6.04), Landlord shall supply an adequate and reasonably equivalent substituted service. Landlord shall use diligent efforts to obtain any such substituted service at reasonably comparable cost.

                                   ARTICLE 10

Section 10.01 LIENS

      Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no construction lien or notice of unpaid balance creating a lien or purporting to do so for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Demised Premises, the Research Campus or the Property; provided that the foregoing shall not apply to labor or materials furnished to Landlord for Alterations performed for Tenant by Landlord. Any lien claim filed against the Demised Premises, Building, the Research Campus, the Property or the Building arising out of or pertaining to work done for or materials furnished to Tenant shall be discharged by Tenant, at its sole cost and expense, within thirty (30) days after notice of such filing, by payment of the amount claimed to be due or by filing of the bond required by law or otherwise. In the event Tenant fails to discharge any such lien claim within said thirty (30) days, Landlord shall have the following rights upon five
(5) days notice to Tenant:

      a.    To fully pay the amount claimed in said lien claim;
      b.    To bond the amount claimed in said lien claim;
      c.    To institute any action in order to discharge said lien claim.

      Tenant shall fully cooperate in all Landlord efforts to remove any such lien claim. Any cost, payment or expense of any kind incurred by Landlord to discharge said lien claim shall be paid by Tenant on the next succeeding rent payment date as Additional Rent.

                                   ARTICLE 11

Section 11.01 DISTRIBUTION OF RISK

      As a material part of the consideration for this Agreement, Tenant hereby assumes all risks, and waives all claims, against Landlord for any damage to any property or any injury to or death of any person in or about the Demised Premises, the Research Campus or the Property arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Landlord.

Section 11.02 PERSONAL INJURY

      Subject to the exceptions set forth in Section 11.06, Tenant shall indemnify, defend and save harmless Landlord, its agents and employees, from and against any and all claims for bodily injury, including death, by or on behalf of any person, firm or corporation arising from (i) the conduct or management of any work or thing done by Tenant in or about, or from transactions of Tenant concerning, the Demised Premises, or (ii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Agreement, and, as to both (i) and
(ii), due to the
negligence or willful misconduct of Tenant, or any of its agents, contractors, servants, employees or licensees. This indemnity shall encompass all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding is brought against Landlord by reason of any claims of such liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld; the selection of counsel by Tenant's insurer shall be deemed reasonable.

      Subject to the exceptions set forth in Section 11.06, Landlord shall indemnify, defend and save harmless Tenant, its agents and employees, from and against any and all claims for bodily injury, including death, by or on behalf of any person, firm or corporation arising from (i) the conduct or management of any work or thing done by Landlord in or about, or from transactions of Landlord concerning, the Demised Premises, or (ii) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this agreement, and, as to both (i) and
(ii), due to the gross negligence or willful misconduct of Landlord, or any of its agents, contractors, servants, employees or licensees. This indemnity shall encompass all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding is brought against Tenant by reason of any claims of such liability, Landlord agrees to defend such action or proceeding at Landlord's sole expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

Section 11.03 PROPERTY DAMAGE

      Landlord shall be responsible for and shall hold Tenant harmless for loss or damage howsoever caused to the Building, Plant Facilities, and other improvements to the Research Campus and to Landlord's property thereon. Tenant shall be responsible for and shall hold Landlord harmless for loss or damage howsoever caused to Tenant's property located on the Research Campus. Each party shall procure at its own expense a waiver by its insurer(s) of all right of subrogation against the other, its officers, directors and employees, and in the case of Landlord against Tenant, its subtenants or assignees, in connection with any loss or damage thereby insured against. Said waivers shall be maintained in effect throughout the term of this Agreement and any renewals hereof, and shall be evidenced to the other party upon request from time to time.

      In the event that Landlord elects to self-insure, Landlord shall so notify Tenant and Tenant shall pay as an Operating Expense its percentage share (as set out in Section 6.02, to wit, 2.32%) of the imputed premium were Landlord to purchase all-risk property insurance covering the full replacement value of the Building, Plant Facilities, other improvements (inclusive of the Demised Premises, Landlord's Work and all Alterations) and Landlord's property on the Research Campus, with the above-described waiver of subrogation, and covering as well the loss of rent (both Basic Rent and items of Additional Rent) for a 12-month period.

Said imputed premium shall be determined annually by Exxon Risk Management Services or its successor organization.

Section 11.04 INDIRECT DAMAGES

      Notwithstanding any other provision of this Agreement, each party shall be responsible for any consequential, special or indirect damages or loss of anticipated profits it sustains, even if such loss or damage results from the other's willful misconduct, and each party shall hold the other harmless from such liability.

Section 11.05 INSURANCE

      Tenant shall maintain in force the following types of insurance: (i) workers' compensation and employers' liability insurance or similar social insurance; and (ii) automobile liability insurance with minimum aggregate limits of at least One Million Dollars ($1,000,000) for personal injury, death or property damage resulting from each occurrence, and (iii) commercial general liability insurance with minimum aggregate limits of at least Two Million Dollars ($2,000,000) for property damage and at least Five Million Dollars ($5,000,000) for personal injury or death resulting from each occurrence. Tenant agrees that compliance with the minimum insurance requirements set forth herein shall not limit or waive Tenant's legal and contractual responsibilities to Landlord and to others.

Section 11.06 EXCLUSIONS

      The following categories of claims, demands and causes of action shall be excepted from the foregoing provisions of this Article 11 and shall be governed by the specific terms of the respective referenced sections, or in the case of subsection (iv), shall be governed by such subsection (iv):

      (i)   those which are the subject of Article 17;

      (ii)  those which are the subject of the indemnifications set forth in
            Section 19.01;

      (iii) those which are the subject of Article 20;

      (iv) claims, demands and causes of action arising out of or relating to the improper or unlawful release or discharge of a hazardous substance or waste, as to which the responsible party shall be liable without regard to fault (with liability in proportion to the allocable share of responsibility where the release or discharge results from the acts or omissions of Tenant and Landlord or any other tenant in the Building);

      (v) claims, demands or causes of action arising out of the services of Landlord's nurse pursuant to Section 6.04.

The provisions of this Article, and the provisions of Article 17, Section 19.01,
Article 20 and Section 6.04 excepted pursuant to this Article, shall survive the expiration or sooner termination of this Agreement with respect to any claims or liability arising prior to such expiration or sooner termination.

                                   ARTICLE 12

Section 12.01 ASSIGNMENT and SUBLETTING

      Except as expressly permitted below, Tenant shall not sell or assign this Agreement or any interest herein.

      Tenant shall not encumber this Agreement or any interest herein, sublet the Demised Premises or any part thereof, or suffer any other person to occupy or use the Demised Premises or any portion thereof, without the prior written consent of Landlord. If Landlord's consent is obtained, Tenant may sublet or assign the Demised Premises in whole or in part, provided that (i) any sublessee acquires its interest in the Demised Premises subject to all of the terms and conditions of this Agreement, and (ii) any assignee agrees to comply with all of the terms and conditions of this Agreement.

      An assignment shall not be deemed to include one or more sales or transfers by which an aggregate of fifty percent (50%) or more of Tenant's publicly-traded stock becomes vested in a party or parties who are not stockholders as of the date of this Agreement.

      Landlord's consent shall not be withheld from (i) a sublet of the Demised Premises (or portions thereof) to an affiliate of Tenant, or (ii) an assignment of this Agreement to an affiliate of Tenant or to a corporation or other business entity into which or with which Tenant shall be merged or consolidated, or to which substantially all of Tenant's assets may be transferred (a "successor corporation") ; provided, however, that Landlord may withhold its consent from such sublease or assignment where (a) the sublessee or assignee is a preexisting entity or the successor of a preexisting entity (other than Tenant) and (b) Landlord reasonably determines that such entity has a negative record and reputation with respect to health, safety and/or the environment.

      If Landlord withholds its consent from a sublease or assignment to an affiliate or successor of Tenant in accordance with the provisions of the previous paragraph, Tenant shall have the right to terminate this Lease on twelve (12) months' written notice to Landlord. At the end of such twelve (12) month period, this Lease shall terminate in the same manner as if the expiration date thereof had occurred. During such twelve (12) month period, Landlord shall have the right to accelerate the termination of this Lease by written notice to Tenant to a date which is not less than ninety (90) days after the delivery of such notice to Tenant, whereupon this Lease shall terminate on the date specified by Landlord in the same manner as provided above with respect to a termination by Tenant.

      Any sale, assignment, encumbrance, subletting, occupation or other transfer of this Agreement or any interest herein which does not comply with the provisions of this Article shall be void and shall be a default hereunder.

      Any request to Landlord for its consent to an assignment or sublease shall be in writing, accompanied by a complete description of the proposed assignee or subtenant, the proposed uses to which it intends to put the Demised Premises and a certified financial statement of such proposed assignee or subtenant. Within twenty (20) days after its receipt of such request and information, Landlord shall either (a) consent to the assignment or sublease, (b) deny its consent, stating its reasons therefor or (c) elect to terminate this Lease with respect to the entire Demised Premises in the case of a proposed assignment, or with respect to the premises proposed to be sublet with respect to a sublease for substantially the balance of the term of this Lease. Such termination shall be effective not less than thirty (30) nor more than sixty (60) days after the notice from Landlord, and, in such case, this Lease shall terminate on the date stated in Landlord's notice, either with respect to the entire Demised Premises or the portion thereof intended to be subleased, with the same effect as if the Term of this Lease had expired with respect to such space. If Landlord fails to respond to Tenant within said twenty (20) day period, it shall be deemed that Landlord has granted its consent to the proposed assignment or sublease. Upon a termination pursuant to this Section, any security held by Landlord shall be returned to Tenant in accordance with the provisions of Article 14.

Section 12.02 LANDLORD'S CONSENT

      Landlord's consent to any encumbrance, subletting, occupation or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent such occurrence.

Section 12.03 BROKERS' COMMISSIONS

      Tenant shall hold Landlord harmless from any claims for brokers' commissions in connection with any sublease of Tenant's interest or any part thereof in the Demised Premises. Each party shall hold the other harmless from any claims for brokers' commissions in connection with an assignment of its interest in this Agreement.

Section 12.04 BANKRUPTCY ASSIGNMENT

      Without limiting any of the provisions of the above paragraphs, if pursuant to the Federal Bankruptcy Code (the "Code"), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Agreement notwithstanding the restrictions contained in this Agreement, adequate assurance of future performance by an assignee expressly permitted under such Code shall be required and shall be deemed to mean the deposit of cash security in an amount equal to the annual base rent plus an amount equal to the sum of all other charges, including, without limitation, Additional Rent due and payable by Tenant hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the term, with interest, as a Security Deposit for the full performance of all of Tenant's obligations under this Agreement, to be held and applied in the manner specified for security in Article 14.

                                   ARTICLE 13

Section 13.01 INSOLVENCY OR BANKRUPTCY

      If (a) Tenant shall admit in writing its inability to pay its debts as they mature; (b) Tenant shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; (c) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent; (d) Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors;
(e) a petition shall be filed against Tenant under the reorganization provisions of the Code and Tenant shall fail to have such petition discharged within ninety
(90) days of the filing thereof; (f) there shall be a sale or attempted sale by or under execution or other legal process of Tenant's leasehold interest hereunder and/or substantially all of Tenant's other assets; (g) Tenant's goods or chattels used in, or incident to, Tenant's operations at the Demised Premises are seized, sequestered or impounded by authority of law; or (h) there is an assignment by operation of law of Tenant's leasehold interest hereunder; then Landlord may terminate this Agreement by giving five (5) days written notice of termination to Tenant. In no event shall this Agreement be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceeding, nor shall any rights or privileges hereunder be an asset of Tenant in any bankruptcy, reorganization or debtor relief proceedings of any nature. If Landlord is prevented by any order, law, rule or judgment of any court from terminating this Agreement, and the Agreement continues pending resolution of Bankruptcy or insolvency proceedings, then Tenant shall furnish security of performance as set forth in Section 12.04 to be administered by Landlord in the same manner specified for security in Article 14.

                                   ARTICLE 14

Section 14.01 SECURITY

      Contemporaneously herewith the parties shall enter a Letter of Credit Agreement in the form annexed hereto as Exhibit G, and on or prior to the commencement date of this Agreement Tenant shall provide to Landlord as security a Letter of Credit in the form annexed as an exhibit to the Letter of Credit Agreement. The security shall be administered as follows: If Tenant defaults with respect to any provision of this Agreement, including but not limited to the provisions relating to the payment of Basic Monthly Rental or Additional Rent, Landlord may cash the Letter of Credit in whole or in part and use, apply or retain all or any portion of the security for the payment of any Rent or any other amount which Landlord may spend or may be required to spend by reason of Tenant's default, to repair damages to the Demised Premises or the Research Campus or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Should Landlord use any portion of the security to cure any default by Tenant hereunder, Tenant shall, within thirty
(30) days of a request from Landlord, pay to Landlord the sum so used or provide a new Letter of Credit so that the security shall be replenished to its former amount. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or monies deposited hereunder as security. If Tenant shall fully and punctually comply with all the terms of this Agreement, then thirty
(30) days following the expiration or termination of this Agreement and surrender of the Demised Premises by Tenant, the Letter of Credit shall automatically expire, and any monies being held by Landlord as security shall be returned to Tenant, without interest. Landlord shall deliver the Letter of Credit and any cash held as security to the purchaser of Landlord's interest in the Demised Premises in the event that such interest is sold and thereupon Landlord shall be discharged from any further liability with respect to the security, and Landlord's successor-in-interest shall be responsible for its return in accordance with this Agreement.

                                   ARTICLE 15

Section 15.01 DAMAGE OR DESTRUCTION

      If the Building is damaged by fire or any other cause, whether or not said fire or other cause damages the Demised Premises, to the extent that the cost of restoration, as reasonably estimated by Landlord, equals or exceeds twenty percent (20%) of the replacement value of the Building (exclusive of foundations) immediately prior to the occurrence of the damage, and if Landlord does not elect to restore the Building, then Landlord may, no later than the ninetieth (90th) day following the damage, give Tenant a notice of election to terminate this Agreement. In such event, this Agreement shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Tenant shall surrender possession of the Demised Premises within a reasonable time thereafter, and the Basic Monthly Rental and any Additional Rent shall be apportioned as of the date of said surrender.

      Tenant shall also have the right to terminate this Lease in the same manner as provided above for Landlord, if more than twenty percent (20%) of the Demised Premises is damaged and Landlord does not elect to repair such damage.

      If the cost of restoration as estimated by Landlord shall amount to less than twenty percent (20%) of said replacement value of the Building, or if, despite the cost, Landlord elects to restore the Building, Landlord shall at its expense restore the Building and the Demised Premises, inclusive of and any Alterations, with reasonable promptness, subject to delays beyond Landlord's control, and delays in the making of insurance adjustments between Landlord and its insurance carrier(s), if any.

      In any case in which use of the Demised Premises is affected by any fire or other casualty to the Building, there shall be either an abatement or an equitable reduction in Basic Monthly Rent and Additional Rent depending on the period for which and the extent to which the Demised Premises are not reasonably useable for the purpose for which they were leased hereunder.

      Subject to the rights of other Building occupants, if Tenant's use of the Demised Premises for the purposes specified hereunder is materially impaired, then Landlord shall attempt to locate for Tenant reasonably equivalent substitute space that is available elsewhere in the laboratory wing of the Building.

      If Landlord elects to restore, Tenant shall also have the right to terminate this Agreement if substantial completion of restoration of the Demised Premises is projected to require more than three (3) months from the date of casualty, and, Tenant's use of the Demised Premises for the purposes specified hereunder is materially affected by the damage so that Tenant cannot engage in business in the ordinary course. Tenant's election to terminate must be made within sixty (60) days of Tenant's receipt from Landlord of Landlord's election to restore and projected date by which restoration will be substantially complete.

Section 15.02 OBLIGATION OF TENANT

      Tenant shall cooperate with Landlord's insurer(s), including but not limited to permitting reasonable entries for inspections and providing such information as is reasonably requested. Tenant's failure to cooperate with the reasonable requests of Landlord's insurer(s) shall be an event of default hereunder, and without prejudice to any other remedies, shall give rise to a cause of action for breach of lease.

                                   ARTICLE 16

Section 16.01 EMINENT DOMAIN

      If any part of the Research Campus or Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, so that Landlord's or Tenant's activities are materially affected, the affected party shall have the right to terminate this Agreement at its option, said election to be made within sixty (60) days of the effective date of the taking. Landlord's activities shall have been materially affected if, in the reasonable exercise of Landlord's judgment, Landlord determines that one or more components necessary to the operation of the Building generally (i.e., not limited in its use to the areas where Landlord performs proprietary research) has been taken and cannot reasonably be replaced. Tenant shall determine whether its activities have been materially affected, but Tenant's determination shall not be unreasonable, and Tenant's activities shall be deemed not to have been materially affected if Landlord makes available for Tenant's use comparable space elsewhere in the laboratory wing of the Building.

      Landlord shall receive any income, rent, award or interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of any such paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Agreement, except that Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant and for moving expenses, provided that as to said separate claim, it in no event reduces the award made to Landlord. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.

      If a part of the Demised Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Agreement and the Demised Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall repair or restore any injury or damage to the Demised Premises, Alterations, and any other improvements to the Demised Premises, made by or at the expense of Tenant that are a part of the Building, and the future rent shall be equitably abated to reflect the part of the Demised Premises lost to Tenant. Landlord shall not be required to repair or restore equipment, fixtures, improvements, or the like, owned by Tenant.

                                   ARTICLE 17

Section 17.01 ISRA/NON-SUBJECT OPERATIONS

      Tenant represents that its SIC Code is 8734. In the event that, after the commencement of this Agreement, any of Tenant's activities or any transaction in which Tenant is involved (including, without limitation, the expiration or sooner termination of this Agreement) triggers the applicability to the Demised Premises of ISRA, as the same may be amended from time to time, or such successor statute as may replace ISRA, Tenant shall undertake at its expense any necessary ISRA compliance for the Demised Premises. If Tenant determines that its operations are not subject to ISRA, Tenant agrees to request a letter of non-applicability, or any equivalent thereof which may hereafter be established (an "LNA") from the New Jersey Department of Environmental Protection ("NJDEP") covering its operations at the Demised Premises. Tenant will provide Landlord with a copy of the LNA and Tenant's supporting affidavit and the letter requesting the LNA. If Tenant obtains an LNA based on an affidavit and request which fully and accurately describe the relevant facts, as reasonably determined by Landlord, Tenant shall not be obligated to undertake any further ISRA compliance under this paragraph with reference to the transaction for which the LNA was obtained.

      In the event that Landlord is involved in any activity or transaction which triggers ISRA compliance for the Demised Premises, and if Landlord determines that its operations are not subject to ISRA, Tenant shall cooperate in Landlord's application for an LNA, providing such data and affidavits as Landlord may reasonably request, and Landlord shall bear all of the costs and expenses reasonably so incurred.

Section 17.02 SUBJECT OPERATIONS

      If Tenant's operations are subject to ISRA or to any other environmental laws or regulations, then except as provided herein, Tenant agrees, at its own expense, to undertake any compliance required under ISRA, or such other laws, with respect to Tenant's operations at the Demised Premises, including, without limitation, to the extent applicable to Tenant, preparing notices, providing data, making affidavits, commissioning sampling or cleanup plans, and hiring consultants. Tenant shall provide Landlord with complete copies of any and all filings made hereunder and with copies of any and all correspondence with NJDEP.

      Section 17.02.1 If required hereunder, Tenant shall submit to NJDEP a fully completed ISRA initial notice for its operations at the Research Campus at least 1 year prior to the expiration of this Agreement, unless Tenant has exercised any option which it may have to renew this Agreement, in which event said notice shall be submitted at least one (1) year prior to the expiration of such renewal term. Landlord agrees to cooperate reasonably with Tenant's compliance activities, providing such affidavits, data and other information as may be reasonably requested by Tenant, to the extent that such data or information is available through diligent inquiry by Landlord but not available through diligent inquiry by Tenant. Tenant shall diligently pursue the ISRA compliance process so that, prior to termination of its operations at the Research Campus, Tenant shall have received a No Further Action Letter or of the execution of its Remedial Action Workplan. If, notwithstanding Tenant's diligence pursuant to this Section 17.02.1, the Remedial Action Workplan is not executed before expiration or sooner termination of this Agreement, then Tenant shall obtain a Remediation Agreement (if available in the circumstance of a lease expiration) to enable the Remedial Action Workplan to be executed subsequent to the expiration or sooner termination of this Agreement.

      Section 17.02.2 Prior to consummating any transaction regulated by ISRA that would affect the Demised Premises, Tenant will provide Landlord with a copy of NJDEP's No Further Action Letter, Remedial Action Workplan, Remediation Agreement or equivalent as is applicable. Nothing contained herein shall be interpreted to authorize an assignment or subletting in violation of Article 12.

      Section 17.02.3 Tenant acknowledges its responsibility for ISRA compliance for the Demised Premises in the event that Tenant triggers the applicability of ISRA because Tenant ceases operations, initiates bankruptcy proceedings, implements a corporate reorganization within the purview of ISRA, or otherwise terminates this Agreement.

      Section 17.02.4 In the event that Landlord or any other tenant is involved in any activity or transaction which triggers ISRA compliance for the Demised Premises, Landlord or such other tenant shall undertake at its expense whatever compliance activities are required. Except as otherwise provided in Section 17.07, Tenant shall, at no expense to Tenant, cooperate with Landlord's or such other tenant's compliance activities, providing such affidavits and data as may be reasonably requested, to the extent that such data is available through diligent inquiry by

Tenant, but not available through diligent inquiry by Landlord, and Landlord shall bear all of the costs and expenses reasonably so incurred.

Section 17.03 RESPONSIBILITY FOR SITE WORK

      Should Tenant or NJDEP determine that ISRA or any other environmental law or regulation requires sampling or cleanup work to be done as a result of Tenant's operations at the Research Campus, Tenant agrees to notify Landlord of such determination. The costs of performing all such sampling and cleanup work will be shared by the Landlord and Tenant as follows: Tenant shall bear the cost of preparing and executing the initial sampling plan and obtaining NJDEP approval thereof and the analysis of all samples taken thereunder; provided, however, that if any new permanent installations (such as, e.g., monitoring wells or air monitoring equipment) are required, the cost of installing same will be shared equally by Landlord and Tenant. The cost of any further sampling and analysis required by NJDEP after its review of the initial sampling results and the cost of developing and executing any cleanup plan required by NJDEP will be borne in accordance with the provisions of Section 17.07. Tenant hereby grants Landlord the option to (i) undertake any necessary sampling, analysis or cleanup work with its own personnel, or (ii) hire contractors acceptable to Landlord to perform the same. Tenant agrees to reimburse Landlord for Tenant's share of any reasonable, documented costs expended in such a sampling, analysis and/or cleanup procedure. Tenant agrees to cooperate reasonably with any employees of Landlord designated to undertake such tasks or with any contractors hired by Landlord to perform the same. Tenant agrees to promptly review and execute any and all documents necessary for the environmental compliance process which have been prepared by Landlord or its contractors and which ISRA requires to be executed by Tenant. Any cleanup required under this Article 17 shall be to the residential standard as defined in ISRA, unless Landlord agrees otherwise in its sole discretion. Notwithstanding the foregoing, if the ISRA or other environmental compliance is triggered by a sale or other disposition of the Building by Landlord, the cost of such compliance shall be paid by Landlord, unless and until a condition is discovered which is in whole or in part the responsibility of Tenant hereunder.

Section 17.04 DEFAULT

      Any failure to comply with any of the provisions of this Article by Tenant shall, after notice and an opportunity to cure as provided in Article 21, constitute a default under this Agreement and Landlord shall, after notice provided for in Article 21, be entitled to immediate possession of the Demised Premises, together with the right to exercise such other rights and remedies set forth elsewhere in this Agreement with respect to events of default or such other remedies as may be provided by law and to charge Tenant with the reasonable costs occasioned upon Tenant's default. Tenant shall indemnify, defend and hold Landlord harmless from and against any fines, suits, procedures, claims, actions, costs or damages of any kind arising out of or in any way connected with Tenant's use of hazardous substances or wastes (as defined by ISRA) at the Demised Premises during the term of this Agreement or arising out of Tenant's


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

failure to provide any information or make any submissions or take any other action required of Tenant to comply with ISRA.

Section 17.05 HOLDOVER STATUS: BOND

      If Tenant fails, notwithstanding diligent application, to obtain an LNA or a No Further Action Letter or a Remedial Action Workplan for the Demised Premises prior to the expiration of this Agreement, or if Landlord shall recover possession of the Demised Premises as a result of Tenant being in breach of Sections 17.01, 17.02 or 17.03 of this Agreement, then Tenant shall be deemed to be a holdover tenant or a tenant in possession without authority, and Tenant shall pay rent monthly at the rate of the Basic Monthly Rental of the month prior to expiration of the term, increased by the Index, as if the term of the Lease had been renewed under Article 41 (together with Additional Rent) until the requisite ISRA approval has been obtained. Tenant shall continue to pursue diligently said approval.

      In addition, in the event that Tenant is a holdover tenant or a tenant in possession without authority pursuant to this Section, Tenant shall provide Landlord with a bond or a letter of credit, at Tenant's option (either instrument hereinafter referred to as a "bond"), said bond to secure Landlord and be payable to Landlord in the event that Tenant defaults in the performance of its obligations hereunder. The amount of said bond shall be the amount estimated, by Tenant's expert ISRA consultant, as the cost (as of the expiration date of the Agreement) of completing ISRA compliance and the holdover Rent. Landlord shall have a timely opportunity to provide Tenant's ISRA consultant with information relevant to its estimate of compliance costs. Tenant shall increase the amount of such bond if the estimated costs of ISRA compliance increase prior to receiving NJDEP approval. Upon obtaining ISRA approval, Tenant shall forward a copy of same to Landlord and vacate the Demised Premises. The final installment of holdover rent shall be prorated to the date on which Landlord receives a copy of such approval or the date on which Tenant vacates the Demised Premises, whichever is later. Landlord shall return the original bond to Tenant within five (5) days of Landlord's receipt of a copy of such approval.

      In the event that Tenant becomes a holdover tenant or a tenant in possession pursuant to this Section and Tenant obtains from NJDEP its written
(i) acknowledgment that the Agreement is terminated and (ii) waiver of its rights to void the termination of the Agreement and any subsequent leasing transaction respecting the Demised Premises, then Tenant shall forward a copy of same to Landlord and vacate the Demised Premises. The above-described holdover tenancy shall thereupon terminate whether or not final ISRA approval has been obtained, and the final installment of holdover rent shall be prorated to the later of the date on which Landlord receives a copy of such approval or Tenant vacates the Demised Premises. Landlord shall promptly thereafter release that portion of the bond associated with holdover Rent.

      At Landlord's option, Landlord may elect to terminate the above-described holdover tenancy before ISRA approval is obtained. If Landlord so elects, it shall give Tenant thirty (30) days notice of same, Tenant shall surrender the Demised Premises on or before the termination date so notified, Tenant's obligation to pay holdover Rent shall be apportioned to the date of surrender, and Landlord shall release that portion of the bond associated with holdover Rent. Landlord may thereafter relet the Demised Premises (although it shall be under no obligation to do so), but Tenant shall not be relieved of its obligation to diligently pursue and obtain ISRA compliance. In such case, Landlord shall also release, if possible, that portion of the bond or other security not needed for environmental compliance necessitated by Tenant.

Section 17.06 REMEDIATION AGREEMENT

      If there is available from the NJDEP an Agreement consenting to termination of this Agreement notwithstanding the fact that ISRA compliance has not been obtained (hereinafter, a "Remediation Agreement" or "RA"), and if Tenant fails to obtain a No Further Action Letter, Remedial Action Workplan or the equivalent as required for the Demised Premises prior to termination of this Agreement, whether on the expiration date or otherwise, then at its option, Tenant may elect to obtain an RA or the equivalent as required and post a bond, payable to the NJDEP in the event that Tenant defaults in the completion of ISRA compliance, in the amount estimated, on the Agreement termination date, as the cost of completing ISRA compliance. Tenant shall increase the amount of such bond if the estimated costs of ISRA compliance increase prior to receiving NJDEP approval. If the foregoing RA is available and is elected and provided by Tenant, then the provisions of Section 17.05 shall be superseded. Tenant shall promptly provide Landlord with copies of the a RA and the ISRA approval.

Section 17.07 COMPLIANCE COSTS

      If, in the course of any compliance activities under this Article 17, NJDEP identifies contamination of the environment with hazardous materials attributable exclusively to Tenant's activities at the Demised Premises, any further sampling, analysis or cleanup designed to remedy such contamination including any cleanup or sampling required with respect to any Plant Facility, the Sanitary Wastewater Treatment Facility, the Industrial Wastewater Treatment Facility, the Switching Station, or any other facility or service generally supporting occupants at the Research Campus, shall be performed at Tenant's cost and expense.

      If contamination is discovered which is caused by materials whose use (i) cannot be attributed exclusively to Landlord, Tenant or any other tenant, and
(ii) cannot be demonstrated not to be attributable to Tenant, then Tenant agrees to pay its proportionate share of the cost of any further sampling and analysis and any cleanup work required due to said contamination, including the costs of any cleanup or sampling required with respect to any Plant Facility, the Sanitary Wastewater Treatment Facility, the Industrial Wastewater Treatment Facility, the Switching Station, or any other facility or service generally supporting occupants at the Research Campus (except that Tenant shall not be required to pay any costs arising out of a contamination that occurred before the commencement date or after the termination of the term of this Agreement and the vacation of the Demised Premises by Tenant). Tenant's proportionate share of such costs shall be the same as Tenant's percentage share of Taxes under Article 6 of this Agreement.

Tenant shall pay costs for which it is liable under this Section to Landlord as Additional Rent together with the rental payment next following the receipt of Landlord's invoice for same, or within thirty (30) days of receipt of the invoice, whichever is later.

      If contamination is discovered which is caused exclusively by materials whose use can be demonstrated not to be attributable to Tenant, any further sampling, analysis or cleanup work shall be performed at no cost or expense to Tenant.

                                   ARTICLE 18

Section 18.01 USE OF HAZARDOUS MATERIALS

      Tenant shall take any necessary steps to ensure that its agents, employees, contractors or representatives at the Demised Premises abide strictly by Landlord's Rules and Regulations Relating to the Use and Handling of Hazardous Materials, appended as Exhibit H to this Agreement. These may be amended from time to time by Landlord on thirty (30) days notice to Tenant, provided that no advance notice shall be required where the amendment is required by law. Tenant recognizes that the failure to abide by said Rules and Regulations may have harmful repercussions on Landlord and any other tenants at the Research Campus as well as on residents of the surrounding community.

      Use of radioactive material or a radiation source and any other material requiring special permitting or licensing is strictly prohibited without advance notice to and written consent from Landlord. Such notice shall be accompanied by Tenant's demonstration that Tenant can obtain any necessary permits governing the use and disposal of such materials and that Tenant has made adequate arrangements to use such materials safely at the Demised Premises and to dispose of same in accordance with law.

      Tenant is expressly prohibited from bringing onto the Research Campus or into the Building any equipment containing polychlorinated biphenyls ("PCBs") or asbestos in a form that presents a health hazard.

Section 18.02 CHEMICAL STOCKROOM

      Tenant requires the presence of certain hazardous substances, as the same are defined under ISRA, for its operations at the Demised Premises. In order to provide for the orderly administration of permits, unified attention to safety and to provide for proper storage of such materials, Tenant agrees to establish its own Chemical Stockroom and to order any hazardous substances necessary for its operations through its Chemical Stockroom. Tenant further agrees that it shall maintain a complete and accurate current accounting of any and all hazardous substances ordered by it and stored in the Chemical Stockroom, which accounting shall be continuously maintained and updated. Tenant shall provide Landlord with a copy of its current accounting at frequent, periodic intervals and, upon Landlord's request, shall provide to Landlord a copy of the Material Safety Data Sheet ("MSDS") for any substance on the


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

accounting. This paragraph is intended to cover all hazardous substances used in the laboratory operations or for laboratory cleanup at the Demised Premises. This paragraph is not intended to cover any hazardous substances involved in Tenant's office use or in the routine maintenance of the non-laboratory portion of the Demised Premises.

Section 18.03 STORAGE OF HAZARDOUS SUBSTANCES

      No hazardous substances or wastes may be stored anywhere on the Research Campus, other than in laboratories, or areas specially designated for such purposes. No hazardous substances for use by any of Tenant's agents, servants, or employees in the Demised Premises may be brought into the Demised Premises unless indicated on the accounting maintained in accordance with Section 18.02. Normal office and cleaning supplies shall be excepted from this requirement. Except for canisters of specialty gases, flammable substances (not wastes) stored in the service corridor cabinets for flammables awaiting use, and properly packaged and tagged hazardous wastes awaiting transportation to Tenant's hazardous waste storage area, hazardous substances and wastes may not be stored in the service corridors.

                                   ARTICLE 19

Section 19.01 DISPOSAL OF HAZARDOUS MATERIALS

      Tenant shall be permitted to dispose of small amounts of certain used laboratory materials down the laboratory sinks in the Demised Premises. Such disposal must conform strictly to Landlord's Instructions for Potentially Problematic Discharges to AWTP appended as Exhibit I to this Agreement. These may be amended from time to time by Landlord on thirty (30) days notice to Tenant, provided that no advance notice shall be required where the amendment is required by law. Landlord may monitor the effluent from laboratory sinks and if prohibited materials are discovered in the effluent, Landlord will immediately notify Tenant to discontinue such discharges. Tenant shall immediately take steps to locate the source of any such discharge, and if due to Tenant's activities, take any measures necessary to terminate the same. Tenant shall pay any costs arising in connection with any repair of the industrial wastewater treatment facility or any other remediation which must be conducted as a result of such a prohibited discharge.

      Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all third party claims, liability, damages (including remote damages), penalties, fees or other costs incurred by third parties and arising, directly or indirectly, from any prohibited discharge or other improper disposal of hazardous materials by Tenant, its employees, agents or invitees, at or from the Demised Premises. This agreement of indemnification shall include, without limitation, (i) indemnification against any and all costs, charges, claims, liability or damages arising out of an improper discharge of hazardous substances or materials to the industrial wastewater treatment facility which causes or creates a claim or claims, liability, damages or other costs arising out of damage to Landlord, other tenants or any other person or property downstream of the industrial wastewater treatment facility, (ii) any and all damage arising out of an improper discharge of hazardous substances or materials which causes damage to the industrial wastewater treatment facility, and (iii) liability for penalties or fees assessed by any governmental agency for exceeding the permitted discharge limitations. In the event Tenant causes damage to the industrial wastewater treatment facility, this agreement of indemnification shall extend not only to the cost of repair of such facility but also to any increased costs incurred by Landlord and other tenants for alternate industrial wastewater treating pending repair, in each case to the extent attributable, directly or indirectly, to Tenant's prohibited discharge or other improper disposal of hazardous substances or materials.

      Landlord represents that it has or shall obtain from each tenant in the laboratory or pilot wings of the Building an agreement of indemnification respecting prohibited discharges of hazardous substances or materials to the industrial wastewater treatment facility that is similar in substance to the foregoing paragraph.

Section 19.02 HAZARDOUS WASTE STORAGE

      Materials not permitted to be disposed of in laboratory sinks, or wastes in excess of the quantities permitted to be so discharged, shall be collected and packaged by Tenant in accordance with Federal, State and local regulations, delivered by Tenant to and stored in that area of the Demised Premises designated by Tenant for hazardous waste storage. Tenant shall maintain the designated area in accordance with Federal, State and local regulations. Tenant shall alert Landlord to the storage of any waste that poses additional safety concerns, either to persons or to the Property, generally.

Section 19.03 OFF-SITE DISPOSAL

      Tenant shall maintain its own generator permit if so required by law and shall hire licensed contractors to appropriately dispose of any hazardous waste generated at the Demised Premises which may not be disposed of down laboratory sink drains. Tenant shall also hire licensed contractors to dispose of other regulated wastes, including but not limited to medical wastes. Landlord shall have no responsibility or obligation with respect to any of the hazardous or regulated wastes that are generated by Tenant which may not be disposed of down laboratory sink drains. Each party shall indemnify and hold the other harmless from and against any claim, cost, liability or damages on account of any such hazardous or regulated wastes generated by the indemnifying party. Landlord represents that it has or shall obtain from each tenant in the laboratory or pilot wings of the Building an agreement of indemnification respecting disposal of hazardous or regulated wastes generated by each such tenant.

                                   ARTICLE 20

Section 20.01 EMERGENCY CONTROL FORCE

      Tenant shall solicit volunteers and inform Landlord of the individuals, including where available members of Tenant's staff functioning as an Industrial Hygienist, Safety Officer, and appropriate medical personnel, who will participate in the Emergency Control Force for the Research Campus. Such persons will be trained by Landlord and will assemble to address an emergency in any part of the Research Campus in response to a signal to be given by Landlord. Tenant acknowledges and agrees that Landlord's employees and employees or representatives of other tenants at the Research Campus may also be a part of the Emergency Control Force. None of these personnel will be held liable by Landlord or Tenant for any actions taken in responding to an emergency at the Demised Premises; further, Landlord and Tenant shall each indemnify and hold the other and its agents or employees harmless from and against any and all claims arising out of any act or omission, including negligence, of the members of the Emergency Control Force and Landlord's Emergency Medical Technicians which may occur while carrying out their duties in responding to an emergency in the Demised Premises or on the Research Campus.

      Simultaneous with execution of this Agreement, Tenant shall execute an Agreement of Cross-Indemnification in the form annexed hereto as Exhibit J. Landlord represents that each existing and subsequent tenant in the Building shall be required to execute, or has executed, a like Agreement of Cross-Indemnification, and Landlord shall show Tenant the original Agreement, bearing each required signature, within ten (10) days of execution of any new lease agreement for space in the Building. If any tenant already in the Building declines to execute an Agreement of Cross-Indemnification, then Tenant's employees who participate in the Emergency Control Force shall not be required to render emergency assistance in the premises leased by such non-signatory tenant, nor to employees, agents or invitees of such non-signatory tenant, wherever the emergency occurs. Landlord agrees to make reasonable efforts to enforce the provisions of this Section uniformly among all tenants of laboratory space.

Section 20.02 TENANT RESPONSIBILITIES

      Tenant shall report to Landlord any and all conditions or occurrences within the Demised Premises which may affect portions of the Research Campus outside the Demised Premises, including any conditions which may affect the Building, building services, including HVAC, potable and non-potable water, sanitary wastewater, industrial wastewater disposal and any other services provided by Landlord. Upon the occurrence of an event which has the potential to cause harm to persons or building systems, Tenant will notify Landlord, and if harm is imminent, shall take any steps necessary to notify the Emergency Control Force and shall permit said Emergency Control Force to have access to the Demised Premises and provide the Emergency Control Force with any and all information relating to the materials and circumstances involved in the emergency occurrence so that the Emergency Control Force will have adequate information with which to make an appropriate response.

Section 20.03 SAFETY

      Tenant will instruct its employees in safety measures and procedures appended as Exhibits H, I, and K, and in the reporting of emergencies to Landlord, and will undertake the supervision necessary to see that such measures and procedures are carried out. Tenant shall be responsible for instructing its employees, licensees, and visitors that, in the event of an emergency at the Demised Premises, all persons are to follow the instructions of the members of the Emergency Control Force.

                                   ARTICLE 21

Section 2l.0l DEFAULT

      If Tenant defaults in the payment of Basic Monthly Rental, or Additional Rent, or defaults in the performance of any of the other covenants or conditions hereof, Landlord may give Tenant notice of such default and, if Tenant does not cure any default in the payment of Basic Monthly Rental or Additional Rent within five (5) business days after giving of such notice, or if Tenant does not cure any other default within ten (10) business days after the giving of such notice (or if such other default is of such a nature that it cannot be completely cured within such period, if Tenant does not commence such cure within such ten (10) business day period and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Agreement on not less than three (3) business days notice to Tenant. On the date specified in said notice, Tenant's right to possession of the Demised Premises shall cease and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Agreement shall have been so terminated by Landlord, Landlord may, at any time thereafter, resume possession of the Demised Premises by any lawful means and remove Tenant or other occupants and their effects. If this Agreement is terminated in accordance with this Article, Tenant shall comply with the provisions of Article 17 above, with respect to the requirements set forth in
Section 17.05 for posting a bond and the payment of holdover rent.

                                   ARTICLE 22

Section 22.01 DEFICIENCY

      In any case where Landlord has recovered possession of the Demised Premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the Demised Premises or cause the Demised Premises to be reasonably redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Demised Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to the original expiration date of this Agreement, at Landlord's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable expenses as Landlord may have incurred in connection with the recovery of possession, repairing, the removal of pre-agreed items, and the reletting, including reasonable brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Basic Monthly Rent hereunder and to the costs and expenses of performance of the other covenants of Tenant as herein provided. Tenant agrees, in any such case, whether or not Landlord has relet, to pay damages to the Landlord (i) equal to the Basic Monthly Rental, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the rent days above specified or (ii) pursuant to Section 22.05. Tenant shall not be entitled to any surplus occurring as a result of any such reletting. In reletting the Demised Premises, Landlord may grant reasonable rent concessions and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof.

      Following Landlord's recovery of possession by reason of Tenant's default, if Landlord elects pursuant to this Article actually to occupy and use the Demised Premises or any part thereof for its use during any part of the balance of the term as originally fixed or since extended, Tenant shall not be liable to Landlord for any items of Additional Rent for the period of Landlord's occupancy and attributable to that part of the Demised Premises so occupied, and there shall be allowed against Tenant's obligation for Base Rent or damage as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the Basic Monthly Rental herein reserved and such occupancy shall not be construed as a release of Tenant's liability hereunder.

Section 22.02 NON-WAIVER

      A receipt by Landlord of Rent or any payment of Additional Rent with knowledge of the breach of any covenant contained in this Agreement shall not be deemed a waiver of such breach, and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Agreement or to a decree compelling performance of any covenant, agreement, condition or provision of this Agreement, or to any other remedy allowed Landlord by law.

Section 22.03 DIVISIBLE CONTRACT

      For the purposes of any suit brought by Landlord, this Agreement shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Agreement as successive periodic sums mature hereunder.

Section 22.04 ACCELERATION

      Upon termination of this Lease, Landlord shall have the right to declare the entire remaining unpaid Basic Monthly Rental for the full balance of the lease term to be immediately due and payable. Such declaration of acceleration shall be made by notice given by Landlord to Tenant in accordance with the notice provisions of this Agreement. Upon notice of declaration of acceleration, Tenant shall immediately pay to Landlord, without further demand or notice, an amount equal to the sum of the entire remaining unpaid Basic Monthly Rental provided in Article 5 of this Agreement for the remaining term, discounted to present worth as of the date of Landlord's notice. Landlord shall have the right to dispossess Tenant and reenter and take possession of the Demised Premises if Tenant has vacated or abandoned the Demised Premises or if Landlord is dispossessing and evicting Tenant for the purpose of ultimately reducing Tenant's liabilities under this Agreement. Landlord may declare an acceleration as provided in this Section only after the termination of this Agreement.

Section 22.05 NO RIGHT OF REDEMPTION

      Tenant hereby waives all right of redemption to which Tenant or any person claiming under Tenant might be entitled by any law now or hereafter in force.

                                   ARTICLE 23

Section 23.0l ARBITRATION

      Except for the right of Landlord to bring an action for possession of the Demised Premises and an action for Rent and other damages upon a default by Tenant under this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in the Somerset County, New Jersey office of the American Arbitration Association, and in accordance with the Rules of the American Arbitration Association for commercial arbitration; provided, however, that the parties shall choose a panel of three (3) arbitrators who shall be experienced in the field of expertise which is the subject matter of the arbitration. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   ARTICLE 24

Section 24.01 NOTICES

      All notices and demands which are required or permitted to be given by either party to the other under this Agreement shall be written and shall be delivered personally or by overnight courier service, or sent by certified or registered mail, postage prepaid, return receipt requested, with proof of mailing obtained from the Post Office, addressed in the case of Tenant to its offices at 5215 Old Orchard Road, Suite 910, Skokie, Illinois 60077, or to such other place as Tenant may from time to time designate by written notice, and in the case of Landlord to Landlord at Clinton Township, Route 22 East, Annandale, New Jersey 08801, ATTN: Facilities and Services Coordinator, or to such other place as Landlord may from time to time designate by written notice. Such notices shall be conclusively deemed to have been given upon receipt or rejection.

                                   ARTICLE 25

Section 25.01 ACCESS AND RIGHT OF INSPECTION

      Tenant shall have access to the Research Campus, the Building and the Demised Premises 24-hours per day, every day. Access to LG-l is to be secured by a limited card key and door key access system. Installation is to be substantially completed by Landlord, at Landlord's expense, no later than the date of commencement of the Term of this Agreement. The performance of Tenant's obligations hereunder shall not be excused pending complete installation of the access systems. Tenant's employees resident at the Demised Premises shall be furnished with card keys (and keys, as appropriate), which must be surrendered to Landlord upon the expiration or other termination of this Agreement. Further, card keys and keys furnished to employees of Tenant who cease to be resident at the Demised Premises prior to expiration or other termination of the Agreement (by reason of transfer, retirement, etc.) must be surrendered immediately to Landlord.

     Landlord shall have the right upon notice reasonable under the circumstances to enter the Demised Premises (a) to inspect them, (b) to supply any services provided to Tenant, including emergency services, (c) to show the Demised Premises to prospective purchasers, lenders or tenants, except that the Demised Premises may only be shown to prospective tenants during the final twelve (12) months of the initial term of this Agreement if Tenant has not renewed, or of any renewal term, (d) to post notices of non-responsibility, (e) to alter, improve or repair the Demised Premises and any portion of the Building, (f) to observe Tenant's compliance in the Demised Premises with Governmental laws, rules, and regulations including but not limited to the environmental statutes listed in Article 8 above and to observe Tenant's compliance with environmental safety and industrial hygiene practices as well as the Rules and Regulations and Instructions annexed hereto as Exhibits H, I and K and all provisions of this Agreement, and (g) to erect scaffolding and other necessary structures where required by the work to be performed - all without any reduction in Basic Monthly Rental or Additional Rent.

     Notwithstanding the foregoing, access to Tenant's Clean Rooms shall strictly accord with mutually-agreeable procedures to be established by Landlord and Tenant to assure that the integrity of the Clean Rooms is not compromised. These procedures may include, but will not be limited to, restrictions on the number of entrants, the use of gowns, and the presence of a Tenant representative. The procedures shall also address access under emergency circumstances.

     Tenant acknowledges that access to the Level 0 and penthouse mechanical spaces shall not require notice. Landlord's entry for the foregoing purposes shall not be deemed an injury to or interference with Tenant's business or quiet enjoyment of the Demised Premises. Landlord shall use its reasonable efforts to minimize any disruption to Tenant occasioned by Landlord's entries and work performed hereunder by Landlord.

     Any and all door locks shall be on Landlord's site systems and Landlord shall at all times have keys to unlock all of the doors in and about the Demised Premises. Landlord shall have the right to use any means reasonably necessary and proper to open said doors in an emergency without liability to Tenant for any damage resulting therefrom, and any such entry to the Demised Premises shall not under any circumstances be construed or deemed a detainer of the Demised Premises or an eviction of Tenant from any portion of the Demised Premises.

     All of Landlord's entries into the Demised Premises shall be made by an Industrial Hygienist, Safety Engineer, Shift Superintendent, Facilities and Services Coordinator, members of Emergency Control Force, maintenance personnel, security personnel or other appropriate employees whom Landlord shall designate to Tenant in advance of such entry.

                                   ARTICLE 26

Section 26.0l PERFORMANCE OF COVENANTS

     Except as otherwise expressly provided in this Lease, all covenants and agreements to be kept or performed by Tenant under the terms of this Agreement shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall be in default in its obligations under this Agreement to pay any sum of money other than Rent or to perform any other act hereunder, and if such default is not cured within the applicable grace period provided in Article 21 above, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligation hereunder. All sums so paid by Landlord and all incidental costs, together with interest thereon at a rate equal to the lesser of (i) two percent (2%) over the prime rate charged by Chase Manhattan Bank, N.A. or (ii) the maximum rate of interest permissible by law from the date of such payment or the incurring of such cost by Landlord, whichever occurs first, shall be paid to Landlord on demand. In the event of nonpayment by Tenant, Landlord shall have, in addition to any other rights or remedies hereunder, the same rights and remedies as in the case of default by Tenant for nonpayment of Rent.

                                   ARTICLE 27

Section 27.01 RULES AND REGULATIONS

     Tenant shall faithfully comply with the "Building Rules and Regulations" appended as Exhibit K to this Agreement. These may be amended from time to time by Landlord on thirty (30) days notice to Tenant, provided that no advance notice shall be required where the amendment is required by law. Landlord shall not amend the Building Rules and Regulations in a way that would materially impair Tenant's ability to use the Demised Premises as contemplated under this Agreement or in a discriminatory manner. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations. Said Rules and Regulations shall be applied uniformly and Landlord's enforcement of them against Tenant shall not be punitive or excessively harsh as compared with its enforcement against other tenants in the Building.

                                   ARTICLE 28

Section 28.01 MORTGAGEE RIGHT TO CURE

     Tenant agrees to give any mortgagee by notice as provided in Article 24, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee. Tenant further agrees that the mortgagee shall have the time provided for in this Agreement to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary. If within the initial period for cure any such mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), then in that event this Agreement shall not be terminated while such remedies are being so diligently pursued; provided, however, that, if during such period essential repairs are not being made which materially affect the habitability of the Demised Premises, Tenant, upon notice to such mortgagee, may make the repairs and offset the reasonable cost thereof against Rent. Notwithstanding the foregoing, Tenant shall have the right to terminate this Agreement if (i) Tenant's use of the Demised Premises for the purposes specified hereunder is materially affected by the default, and (ii) cure by mortgagee is projected to require or does in fact require more than six (6) months from the date when mortgagee received notice of the default. Nothing contained herein shall be interpreted to place any obligation upon any mortgagee.

                                   ARTICLE 29

Section 29.01 ABANDONMENT OF PROPERTY

     At the expiration of this Agreement or its sooner termination, and following fifteen (15) days' notice to Tenant of any personal property belonging to Tenant that is left in the Demised Premises, Landlord may store such personal property in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Demised Premises, Landlord may consider such property to be abandoned by Tenant and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of such property shall first be applied against Landlord's costs incurred in disposing of such property and the balance, if any, shall be credited against Tenant's outstanding obligations to Landlord under this Agreement.

                                   ARTICLE 30

Section 30.0l HOLDOVER TENANCY

     Except as provided in Section 17.05, if Tenant holds possession of the Demised Premises after the term of this Agreement, Tenant shall become a tenant from month to month, subject to all of the provisions of this Agreement, but at a Basic Monthly Rental of one hundred fifty percent (150%) of the Basic Monthly Rental for the last month of the term or any renewal term, payable in advance on or before the first day of each month, and such tenancy shall continue until terminated by either party on thirty (30) days' written notice.

                                   ARTICLE 31

Section 3l.01 SUBORDINATION

     This Agreement is subject to the Main Lease. Upon execution of this Agreement, Landlord shall furnish Tenant with a Non-Disturbance Agreement in the form annexed as Exhibit L, duly executed by OverLandlord. This Agreement shall be subject and subordinate to all ground or underlying leases which may hereafter affect all or any part of the Property of which the Research Campus forms a part, to all mortgages which may hereafter affect such leases or such Property, and to all renewals, modifications, replacements and extensions thereof, provided that the holder of each such superior interest shall furnish Tenant with a Non-Disturbance Agreement reasonably satisfactory to said holder and Tenant. Said Non-Disturbance Agreement shall obligate the holder of the superior interest (i) not to disturb Tenant's occupancy so long as Tenant performs its obligations under this Agreement, (ii) not unreasonably to withhold or delay any consent or approval required to be obtained from such holder by Tenant (except as to Section 12.01), and (iii) to honor all of the Tenant's rights and all of the Landlord's obligations under this Agreement, on condition that Tenant, when requested by the holder, shall execute an attornment agreement to the holder should the holder succeed to the rights of Landlord under this Agreement. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the OverLandlord, or the holder of any superior mortgage or any of their respective successors-in-interest may request to evidence such subordination. Landlord represents that as of the commencement date of this Agreement, the OverLandlord and Landlord are the sole entities with superior interests to Tenant in the Demised Premises.

Section 3l.02 ATTORNMENT

     In the event that any ground lease or underlying lease terminates for any reason, or any mortgage or deed of trust is foreclosed, or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest, on the terms and conditions of this Lease.

Section 31.03 AGREEMENT AMENDMENTS

     If, in connection with the financing or further construction at the Research Campus or the Property, a lender or successor-in-interest to the OverLandlord requests reasonable modifications to this Agreement, Tenant shall not unreasonably withhold, delay or defer making such modifications, provided that such modifications do not affect the Rent, the term of this Lease (as described in Articles 2 and 41), the size of the Demised Premises (as described in Article 1) or otherwise materially increase Tenant's obligations under this Lease or reduce the rights or benefits available to Tenant under this Lease.

                                   ARTICLE 32

Section 32.01 LANDLORD'S LIABILITY

     Landlord may assign its interest in the Main Lease or this Agreement to others. In the event that Landlord sells or assigns its interest in the Main Lease, this Agreement, the Property, the Research Campus, the Building or any part thereof containing or affecting the Demised Premises, Landlord shall, to the extent of such assignment, be released from any liability arising thereafter based upon any of the terms, covenants or conditions, expressed or implied, which are contained in this Agreement, provided that any assignee of this Agreement shall agree to be bound by all of the terms and conditions hereof. In such event, Tenant agrees to look solely to Landlord's successor-in-interest for any liability under this Agreement thereafter arising.

Section 32.02 PERSONAL LIABILITY OF LANDLORD

     It is specifically understood and agreed that notwithstanding anything to the contrary herein provided or otherwise provided at law or in equity, Landlord shall have absolutely no personal liability in excess of its interest in the Research Campus and Building nor shall any successor-in-interest thereto have any personal liability in excess thereof with respect to any of the terms, covenants or conditions of this Agreement. In the event of a breach or default by Landlord, or any successor-in-interest thereof, of any of its obligations under this Agreement, Tenant shall look solely to the then Landlord or such successor-in-interest for each and every remedy of Tenant.

                                   ARTICLE 33

Section 33.01 ESTOPPEL CERTIFICATE

     Within ten (10) days following any written request which either party may make from time to time, the other party shall execute and deliver a statement certifying: (a) the date of commencement of this Agreement; (b) the fact that this Agreement is unmodified and in full force and effect (or, if there have been modifications hereto, that this Agreement is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Basic Monthly Rental, Additional Rent and other sums payable under this Agreement have been paid; (d) the fact that there are no current defaults under this Agreement by either Landlord or Tenant, except as specified in the statement; and (e) such other matters as may be reasonably requested. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by the Over-Landlord, any mortgagee, beneficiary, purchaser or prospective purchaser of the Property, the Research Campus, the Building or any interest therein. Tenant will provide said estoppel certificate in favor of the Landlord, the OverLandlord or any mortgagee, as may be requested from time to time by Landlord.

                                   ARTICLE 34

Section 34.0l QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant pays the Basic Monthly Rental and Additional Rent as herein provided, and keeps, observes and performs each and every term of this Agreement on Tenant's part to be kept, observed and performed, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned, subject to the provisions of this Agreement and the Main Lease and to the provisions of any superior mortgage and/or ground leases, none of which provisions are inconsistent with the terms hereof.

                                   ARTICLE 35

Section 35.0l NO WAIVER

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Agreement, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any of the terms, covenants or conditions of this Agreement, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Agreement for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Agreement may only be made by a written instrument signed by Landlord.

                                   ARTICLE 36

Section 36.0l LATE CHARGES

     In any calendar year, Tenant shall be entitled once to receive twenty-four
(24) hours' notice before Landlord may assess a late charge on any installment of Basic Monthly Rent, Additional Rent or payments for Optional Services due hereunder. If said notice period has elapsed, or if such notice has already been given and notice is no longer required for the balance of such calendar year, then Tenant shall pay Landlord a late charge of three percent (3%) of any installment of Basic Monthly Rental, Additional Rent or payments for Optional Services due hereunder which is paid more than five (5) business days after the due date thereof. Basic

Monthly Rent, Additional Rent and payments for Optional Services are not late if paid within five (5) business days of their due date.

                                   ARTICLE 37

Section 37.01 SURRENDER OF PREMISES

     Upon the expiration or other termination of the term of this Agreement, Tenant shall quit and surrender the Demised Premises to Landlord, broom clean, in good safe order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Agreement. If Tenant becomes a holdover tenant pursuant to
Section 17.05, then Tenant shall not be deemed to have surrendered the Demised Premises until Tenant has obtained any necessary ISRA approval.

                                   ARTICLE 38

Section 38.01 BROKERAGE

     Tenant covenants, warrants and represents that no broker except Keller, Dodds & Woodworth Inc. (KD&W) and Cushman & Wakefield of New Jersey, Inc. ("C&W", and with KD&W, the "Brokers") introduced Tenant to the Property or was instrumental in bringing about or consummating this lease and that Tenant had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Premises. Tenant agrees to indemnify and hold Landlord harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Brokers. Landlord shall pay the brokerage commission due C&W as per a separate agreement between Landlord and C&W; and C&W shall pay a commission to KD&W in accordance with a separate agreement between C&W and KD&W.

     Landlord warrants and represents that Landlord had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Premises to Tenant, and Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Landlord with any broker other than Brokers concerning the leasing of the Premises to Tenant.

                                   ARTICLE 39

Section 39.0l RECORDATION

     Neither this Agreement nor any memorandum thereof shall be recorded in the Office of the Clerk of Hunterdon County.

                                   ARTICLE 40

Section 40.01 FORCE MAJEURE

     Any obligations, responsibilities, covenants, or agreements of either party as contained herein (except for obligations to pay money) shall be suspended if and during any delay or interruption brought about by Force Majeure. "Force Majeure" shall mean and include those situations beyond the affected party's control, including by way of example, but not limited to, acts of God, accidents, repairs, strikes, shortages of labor, supplies or materials, inclement weather, rules or regulations of any federal, state, municipal or other governmental agency, or where applicable, the passage of time while waiting for an adjustment of insurance proceeds. The time of such delay or interruption shall not be counted against the affected party, anything in this Agreement notwithstanding.

                                   ARTICLE 41

Section 41.01 RENEWAL OPTIONS

     Provided that Tenant is not in default under any of the terms and conditions of this Agreement beyond the periods for notice and cure pursuant to
Article 21 hereof; Tenant shall have the option to renew this Agreement for an additional term of five (5) years, upon the same terms and conditions contained in this Agreement, except (i) there shall be only one further renewal option, and (ii) the Base Rent shall be recalculated using fifty percent (50%) of the Index identified in Section 6.03 above. The renewal rent for each year of the first renewal term shall be the equivalent of $26.50 per square foot of net rentable space, adjusted upward (or downward as the case may be) by fifty percent (50%) of the percentage change in the Index from December 2, 1996 to the commencement date of the first renewal term.

     If the renewal option is exercised by Tenant, the first renewal term shall commence on December 3, 2001 and expire on December 3, 2006. In order to exercise the renewal option, Tenant must give Landlord notice of its intention to renew at least eighteen (18) months prior to the expiration date of the initial term. Time shall be of the essence with respect to the exercise of the renewal option.

     Provided that Tenant is not in default under any terms and conditions of this Agreement beyond the periods for notice and cure pursuant to Article 21 hereof; Tenant shall have a further option to renew this Agreement for an additional term of five (5) years, upon the same terms and conditions contained in this Agreement, except (i) there shall be no further renewal option, and (ii) the Base Rent shall be recalculated using one hundred percent (100%)of the Index identified in Section 6.03, above. The renewal rent for each year of the second renewal term shall be the equivalent of the Base Rent per square foot for the first renewal term, adjusted upward (or downward as the case may be) by one hundred percent (100%) of the percentage change in the Index from December 3, 2006 to the commencement date of the second renewal term.

     If the second renewal option is exercised by Tenant, the second renewal term shall commence on December 4, 2006 and expire on December 4, 2011. In order to exercise the second renewal option, Tenant must have validly exercised the first renewal option and must thereafter give Landlord notice of its intention to renew at least eighteen (18) months prior to the expiration date of the first renewal term. Time shall be of the essence with respect to the exercise of the renewal option.

                                   ARTICLE 42

Section 42.01 PARKING

     Tenant, as part of the Demised Premises, will have made available to it sufficient outdoor parking spaces to accommodate the vehicles of Tenant's employees and visitors and two (2) indoor parking spaces. If in the future Landlord gives more than 200 reserved parking spaces to a tenant or tenants of the Building, Landlord shall make available to Tenant on comparable terms and in comparable location. Tenant's share of reserved parking spaces, based on the ratio of the square footage of the Demised Premises to the square footage of the tenants to whom the reserved spaces were granted.

                                   ARTICLE 43


Section 43.0l SIGNS

     Tenant shall be permitted to have an exterior sign located at the entrance to the Property at Route 22 and an interior sign at its entrance from the Common Areas to LG-1. The location, size and type of each sign shall be subject to Landlord approval, which approval will not be unreasonably withheld or delayed, and shall further be subject to governmental regulations. Costs for this signage shall be borne by Tenant. The signs shall conform with standards for such signs as set forth in the land development ordinances and zoning ordinance of Clinton Township, and any other governmental regulations and shall be consistent with uniform signing and design throughout the Research Campus. The consent of the Landlord shall be required prior to making any application for a sign permit, and the Landlord may, in its sole discretion, impose reasonable conditions relative to such consent.

     Landlord shall provide and locate suitable identification and directional signs at appropriate locations within the Research Campus.

                                   ARTICLE 44

Section 44.01 PERMITS AND APPROVALS

     Wherever in this Agreement it is required that Tenant obtain any governmental permit or approval respecting its use or occupancy of the Demised Premises, Tenant shall give thirty (30) days notice (or such shorter period as shall be reasonable under the circumstances) to Landlord of its intent to apply for such permit or approval. Landlord may within said thirty (30) day (or shorter) period determine at its option that it will obtain said permit or approval and, in that event, Landlord shall give notice to Tenant of Landlord's desire to apply for such permit or approval on Tenant's behalf, in which event Landlord shall obtain the permit or approval in Tenant's name and for Tenant's use, at Landlord's sole cost and expense. If Landlord determines not to apply for such permit, Tenant shall, nonetheless, allow and afford Landlord the opportunity to review the application and to participate in making such application.

     Upon Landlord's request, Tenant shall promptly furnish Landlord with complete copies of any permits or approvals (including, without limitation, environmental permits) it has obtained from any governmental body or agency pertaining to Tenant's use or occupancy of the Premises, together with such supporting documentation as is reasonably necessary to appreciate the nature and substance of the permit.

     Notwithstanding the foregoing provisions of this Section, Tenant shall not be required to (i) allow Landlord to obtain on Tenant's behalf any establishment permit covering the Demised Premises that must be obtained by Tenant and in Tenant's name from the Food and Drug Administration ("FDA") and (ii) disclose to Landlord any confidential information.

                                   ARTICLE 45

Section 45.01 CONSTRUCTION OF TERMS

     The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter, where applicable. The headings and titles to the articles and sections of this Agreement are used for convenience only and shall have no effect upon the construction or interpretation of this Agreement.

                                   ARTICLE 46

Section 46.01 MISCELLANEOUS

     No acceptance by Landlord of a lesser sum than the Basic Monthly Rental and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Agreement. The delivery of keys to any employee of Landlord, or to Landlord's agent or any employee thereof, shall not operate as a termination of this Agreement or a surrender of the Demised Premises.

Section 46.02 REMEDIES CUMULATIVE

     The specific remedies to which either party may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which either party may be lawfully entitled in case of any breach or threatened breach of any provisions of this Agreement. In addition to the other remedies provided in this Agreement, either party shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions, or provisions of this Agreement or to a decree compelling specific performance of any such covenants, conditions or provisions.

Section 46.03 CONSENT

     Except under Article 12, and unless specifically provided to the contrary elsewhere in this Agreement, any consent or approval required of either party under this Agreement shall not be unreasonably withheld or delayed. Unless specifically provided to the contrary elsewhere in this Agreement, if the consent or approval of either party as to any matter may not be unreasonably withheld or delayed and it is established by arbitration that a party has been unreasonable, the only effect of such finding shall be that the party shall be deemed to have given its consent or approval. Neither party shall be liable to the other in any respect for money damages by reason of withholding or delaying its consent or approval. In the case of a claim by a party that the other party unreasonably withheld or delayed consent or approval as to any matter where consent or approval is required, the following provisions shall apply: (i) upon the written request of the aggrieved party, the dispute shall be submitted to the American Arbitration Association (the "Association") for disposition pursuant to the "Expedited Procedures" of the Association (set forth in paragraphs 54 through 58 of that certain booklet published by the Association and titled "Commercial Arbitration Rules," as amended and in effect March 1, 1986, or such successor provisions as may be subsequently adopted by the Association); and (ii) all fees payable to the Association for services rendered in connection with the resolution of the dispute shall be paid for by the party suffering the adverse decision of the Association.

Section 46.04 BENEFIT

     The terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and permitted successors and assigns of the parties hereto.

Section 46.05 ENTIRE AGREEMENT

     This Agreement, together with its exhibits, contains the entire agreement of the parties hereto and supersedes any previous or contemporaneous negotiations. There have been no representations made by Landlord or understandings made between the parties other than those set forth in this Agreement and its exhibits. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

Section 46.06 SEVERABILITY

     If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 46.07 NOT AN OPTION TO LEASE

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

Section 46.08 TIME OF THE ESSENCE; CALCULATION OF DAYS

     Time is of the essence for this Agreement and all of its provisions. Unless expressly designated as business days, the calculation of periods of time pursuant to this Agreement shall be based upon calendar days.

Section 46.09 GOVERNING LAW

     This Agreement shall in all respects be governed by the laws of the State of New Jersey without reference to its conflicts laws.

Section 46.10 NAME OF BUILDING

     Landlord shall have the right to name the Building, the Research Campus or the Property by such name or names as Landlord, in its sole discretion, shall elect, with no obligation to Tenant by reason thereof.

Section 46.11 NO ADVERTISEMENTS

     Tenant shall not cause and will make good faith efforts not to permit the release of any advertising or publicity referring to Landlord, OverLandlord, or using the word "Exxon" other than to identify this Lease, without Landlord's prior written approval.

Section 46.12 EXPANSION OPTION

     Subject to the rights of the existing tenant thereof and its successors and assigns (IRI) and to the first refusal rights of a presently existing tenant of the Building and its successors and assigns (Merck), Tenant shall have the option to add to the Demised Premises the entire LE portion of Level 1 of the Building ("LE") in accordance with the provisions of this Section. At such time as Landlord determines that LE will become available to Tenant, (i.e., IRI and Merck did not exercise their options, and in no event prior to eighteen (18) months before LE becomes available for occupancy by Tenant), Landlord shall so notify Tenant (the "Availability Notice), such notice to include the date upon which LE shall become available (the "Availability Date"), Tenant shall thereafter have thirty-five (35) days within which to notify Landlord whether it desires to add LE to the Demised Premises. If Tenant notifies Landlord within such period that it desires to add LE to the Demised Premises, LE shall become a part of the Demised Premises on the Availability Date. The Base Rent per square foot for LE shall be the same as the Base Rent per square foot for the original Demised Premises pursuant to this Lease, and Tenant's proportionate share of the Building shall be appropriately adjusted with respect to its obligations for Additional Rent. LE shall be delivered to Tenant on the Availability Date in its then "AS IS" condition, broom clean, vacant and free of tenants, occupants and rights of possession. If Tenant fails to exercise the within option within thirty-five (35) days after its receipt of the Availability Notice, Landlord shall be free for a period of one year after the Availability Date to enter into a lease of LE to any third party or to occupy LE itself for its own business purposes. If Landlord has not leased or occupied LE within that period, its shall be obligated to reoffer LE to Tenant with another Availability Notice in accordance with the procedure described above. In no event shall this option extend to less than the entire LE. If LE becomes part of the Demised Premises, Tenant's renewal options under Article 41 shall apply to the expanded Demised Premises, and the parties shall enter into an appropriate Amendment to this Lease to reflect the expansion of the Demised Premises.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed as of the date provided on Page 1 of this Agreement.

                                        LANDLORD:
                                        EXXON RESEARCH & ENGINEERING COMPANY

                                        By:  /s/Alfredo Lopez
                                             -------------------------------
                                        Title:  Vice President
                                                ----------------------------

                                        Date:  November 22, 1996


                                        TENANT
                                        PATHOGENESIS CORPORATION

                                        By:  /s/Marc Wipperman
                                             -------------------------------
                                        Title:  Vice President
                                                ----------------------------

                                        Date:  November 25, 1996

STATE OF NEW JERSEY      )
                         ) SS:
COUNTY OF HUNTERDON      )


     On November 22, 1996, before me, the undersigned, an Attorney at Law of the State of New Jersey, personally appeared A.M. Lopez, known to me to be the Vice President of the corporation that executed the within Instrument, known to me to be the person who executed the within Instrument on behalf of the corporation therein named, and he thereupon acknowledged to me that the within Instrument was executed pursuant to the corporation's by-laws or a resolution of its board of directors as and for the act and deed of the corporation.


                                             /s/J.R. Nacheman
                                             -------------------------------
                                             Attorney at Law of New Jersey





STATE OF NJ              )
                         ) SS:
COUNTY OF HUNTERDON      )


     On November 25, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Marc F. Wipperman known to me to be the Vice President of the corporation that executed the within Instrument, known to me to be the person who executed the within Instrument on behalf of the corporation therein named, and she/he thereupon acknowledged to me that the within Instrument was executed pursuant to the corporation's by-laws or a resolution of its board of directors as and for the voluntary act and deed of the corporation.

(Notarial Seal)                              /s/Cindy Lee Hissim
                                             -------------------------------
                                             A Notary Public of New Jersey
                                             My Commission expires:  2001



                                             CINDY LEE HISSIM
                                             NOTARY PUBLIC OF NEW JERSEY
                                             My Commission Expires May 23, 2001

                                    EXHIBIT A

Tract 1:  Lot 30 in Block 30 on the Clinton Township Tax Map, together with
          (i) the right of ingress and egress across Lot 17 in Block 30 and (ii) the right to access monitoring wells on Lot 17 in Block 30 for the purpose of obtaining samples and recording groundwater levels.

Tract 2:  Lot 1 in Block 31 on the Clinton Township Tax Map

          Each of the above-identified tracts being described by metes and bounds on the following pages.

                                    EXHIBIT A

Tract One:  Clinton Township tax lot 30 in block 30

      BEGINNING at a point, which point marks the south-easterlymost corner of other lands of Seed Realty Corp., which lands were acquired on the 9th day of October, 1979 from The New Jersey District of the Lutheran Church - Missouri Synod.

      Also known as Lot 41, Block 30 on the Tax Map of the Township of Clinton for the year 1981 and from this beginning point thence

      (1) along said Lot 41, North 9 (degrees) 17' 38"West, a distance of 823.90' to a point for a corner; thence

      (2) still along said Lot 41, North 55 (degrees) 50' 18" West, a distance of 29.86' to a point, corner to lands now or formerly The Church of the Immaculate Conception; thence

      (3) along the said lands of the Church, North 93 (degrees) 13' 31: East, a distance of 877.77' to a point for a corner; thence

      (4) still along the said lands of the Church, North 6 (degrees) 45' 55" West, a distance of 1749/98' to a point for a corner; thence

      (5) still along the said lands of the aforementioned Church, South 83 (degrees) 12' 08" West, a distance of 711.31" to a point for a corner (commencing 521.22' from the beginning of this course there is a 33.00' wide easement running from lands formerly New Jersey Cooperative Breeders Association, Inc. and now or formerly The Church of the Immaculate Conception, to Interstate Route 478, to a point delineated as a no access area); thence

      (6) still along the said lands of the aforementioned Church North 6 (degrees) 50' 35" West, a distance of 387.28' to a point, corner to lands abutting Interstate Route 478; thence

     The following six courses along the sideline of Interstate Route 173 with no access to Interstate Route 173 over any lands adjacent to said Highway.

     7) North 56 (degrees) 35' 28" East, a distance of 173.50' to a point for a corner; thence

     8) North 76 (degrees) 42' 49" East, a distance of 228.54' to a point for a corner crossing over the northerly terminus of a 33.00' wide right of way, the westerly sideline of said right of way is distant 8.74' from the beginning of the herein described course ; thence

     9) North [Illegible] 37' 32" East, a distance of 249.75' to a point for a corner; thence

     10) North 70 (degrees) 02' 56" East, a distance of 252.20' to a point for a corner; thence

     11) South 23 (degrees) 53' 20" East, a distance of 10.00' to a point for a corner; thence

     12) North 56 (degrees) 20' 01" East, a distance of 411.18' to a point in the southerly sideline of U.S. Route #22; thence

     13) along the southerly sideline of U.S. Route #22, North 11 (degrees) 09' 02" East, a distance of 434.98' to a point for a corner; thence

     14) still along the said southerly sideline, North 54 (degrees) 09' 02" East, a distance of 42.83' to a point for a corner; thence

     15) still along the said southerly sideline, North 54 (degrees) 41' 14" East, a distance of 74.01' to a point for a corner; thence

     16) still along the said southerly sideline, North 55 (degrees) 47' 54" East, a distance of 59.61' to a point for a corner; thence

     17) still along the said southerly sideline, North 56 (degrees) 57' 23" East, a distance of 39.59' to a point for a corner; thence

     18) still along the said southerly sideline on a curve to the right having a radius of 980.00', an arc distance of 158.63', a chord bearing of North 62 (degrees) 09' 13" East and with a chord distance of 158.45' to a point for a corner; thence

     19) still along the said southerly sideline on a curve to the right having a radius of 2734.79' an arc distance of 421.27', a chord bearing of North 78 (degrees) 42' 44" East, with a chord distance of 420.37' to a point for a corner; thence

     20) still along the said southerly sideline, North 26 (degrees) 57' 17" West, a distance of 2.00'; thence

     21) still along the said southerly sideline, North 83 (degrees) 32' 43" East, a distance of 72.03' to a point for a corner, corner to lands now or formerly Freddis Suydam; thence

     22) along the said lands of Suydam, South 07 (degrees) 41' 43" East, a distance of 341.39' to a point for a corner; thence

     23) still along the said lands of Suydam, and lands now or formerly Norman Runyon, North 83 (degrees) 07' 42" East, a distance of 578.00' to a point for a corner; thence

     24) along the said lands of Runyon, North 07 (degrees) 39' 53" West, a distance of 341.58' to a point in the southerly sideline of U.S. Route #22; thence

     25) along the southerly sideline of U.S. Route #22, North 83 (degrees) 22' 14" East, a distance of 630.21' to a point: thence

     26) still along the said southerly sideline on a curve to the left having a radius of 11.492.30', an arc distance of 200.60', a chord bearing of North 82 (degrees) 52' 14" East, with a chord distance of 200.60' to a point for a corner; thence

     27) still along the said southerly sideline, North 82 (degrees) 22' 14" East, a distance of 115.03' to a point, corner to lands now or formerly S. Ercolano; thence

     28) along the said lands of Ercolano, South 07 (degrees) 37' 46" East, a distance of 204.00' to a point for a corner; thence

     29) still along the said lands of Ercolano, North 83 (degrees) 32' 50" East, a distance of 405.29' to a point on the southwesterly sideline of Sand Hill Road; thence

     30) along the said southwesterly sideline of Sand Hill Road, South 63 (degrees) 26' 16" East, a distance of 989.20' to a point for a corner; thence

     31) still along the said southwesterly sideline on a curve to the left having a radius of 1117.00', an arc distance of 267.37', a chord bearing of South 69 (degrees) 58' 38" East and with a chord distance of 256.79' to a point; thence

     32) still along the said southwesterly sideline. South [Illegible] 31' 20" East, a distance of 226.81' to a point for a corner; thence

     33) still along the said southwesterly and westerly sideline of Sand Hill Road on a curve to the right having a radius of 385.30', an arc distance of 304.48', a chord bearing of South 53 (degrees) 52' 41" East and with a chord distance of 296.62' to a point for a corner; thence

     34) still along the said sideline, North 58 (degrees) 45' 38" East, a distance of 8.50' to a point for a corner; thence

     35) still along the said westerly sideline, South 31 (degrees) 14' 22" East, a distance of 212.87' to a point for a corner; thence

     36) still along the said sideline, South 82 (degrees) 49' 29" West, a distance of 9.31' to a point for a corner; thence

     37) still along the said westerly sideline, South 31 (degrees) 14' 22" East, a distance of 9.36' to a point for a corner; thence

     38) still along the said westerly sideline, South 22 (degrees) 58' 41" East, a distance of 268.88' to a point, corner to lands now or formerly zbigniew and Danuta Hoffman; thence

     39) along the said lands of Hoffman, South 67 (degrees) 01' 19" West, a distance of 308.26' to a point for a corner; thence

     40) still along the said lands of Hoffman and lands now or formerly John Matsen, South 10 (degrees) 46' 51" East, a distance of 281.67' to a point, corner to lands now or formerly John Matsen and lands now or formerly Howard and Frances H. Hunt; thence

     41) along the said lands of Hunt, South 79 (degrees) 13' 09" West, a distance of 134.80' to a point for a corner (subject to a 16.00' wide right of way reserved for this aforesaid Hunt when measured at right angles to this course in a southerly direction) thence

     42) still along the said lands of Hunt, South 89 (degrees) 51" East, a distance of 759.62' to a point for a corner; thence

     43) still along the said lands of Hunt and lands now or formerly John Davidson and Martha C. Davidson, North 83 (degrees) 27' 51" East, a distance of 638.59' to a point, corner to lands now or formerly John Lucas; thence

     44) along the said lands of Lucas and lands owned by Jannett Murray, other lands of Seed Realty Corp., lands now or formerly owned by Barry C. and Elisa Vistis and lands now or formerly Theodor Holzhauser, South 10 (degrees) 04' 38" East, a distance of 912.34' to a point, corner to lands now or formerly Joseph Simko; thence

     45) along the said lands of Simko, South 83 (degrees) 17' 57" West, a distance of 785.42' to a point for a corner; thence

     46) still along the said lands of Simko, South 8 (degrees) 83' 32" East, a distance of 348.44' to a point for a corner; thence

     47) still along the said lands of Simko, South 71 (degrees) 20' 32" West, a distance of 233.79' to a point for a corner; thence

     48) still along the said lands of Simko, South 74 (degrees) 37' 56" West, a distance of 214.50 ' to a point for a corner; thence ' 49) still along the said lands of Simko, South 73 (degrees) 27' 57" West, a distance of 426.39' to a point for a corner; thence

     50) still along the said lands of Simko, South 21 (degrees) 10' 07" East, a distance of 362.40' to a point for a corner; thence

     51) still along the said lands of Simko and forming a new line through other lands of Seed Realty Corp., South 84 (degrees) 12' 47" West, a distance of 4038.20' to a point for a corner; thence

     52) forming another new line through lands of Grantor,North 5 (degrees) 25' 00" West, a distance of 857.03' to a point for a corner; thence

     53) forming another new line through lands of Grantor, South 83 (degrees) 21' 22" West, a distance of 561.52' to the point and place of BEGINNING. Containing 482.221 Acres.

     Together with an easement for ingress and egress to the above described premises along, over and through the following described lands, which easement begins at a point located on the easterly sideline of New Jersey State Highway Route #31 on a bearing of North 6 (degrees) 22' 50" West, a distance of 1004.18' from the northwesterly corner of lands now or formerly Charles H. and Rosemarie Brower, now lands of Tenax-Glynn One, and from this beginning point thence

     (1) along the easterly sideline of New Jersey State Highway Route #31 on a curve to the left having a radius of 11.499.19', an arc distance of 160.28', a chord bearing of North 06 (degrees) 46' 48" West and with a chord distance of 160.28' to a point for a corner; thence

     (2) South 55 (degrees) 38' 39" East, a distance of 53.22' to a point for a corner; thence

     (3) North 83 (degrees) 19' 21" East, a distance of 133.50' to a point for a corner; thence

     (4) North 06 (degrees) 40' 31" West, a distance of 30.00' to a point for a corner; thence

     (5) North 83 (degrees) 19' 21" East, a distance of 25.00' to a point for a corner; thence

     (6) South 06 (degrees) 40' 31" East, a distance of 30.00' to a point for a corner; thence

     (7) North 83 (degrees) 19' 29" East, a distance of 362.50' to a point for a corner; thence

     (8) on a curve to the left having a radius of 166.00', an arc distance of 260.75', a chord bearing of North 38 (degrees) 19' 29" East, with a chord distance of 234.76' to a point for a corner; thence

     (9) North 06 (degrees) 40' 31" West, a distance of 1027.93' to a point for a corner; thence

     (10) on a curve to the right having a radius of 384.00', an arc distance of 603.19', a chord bearing of North 38 (degrees) 19' 29" East, with a chord distance of 543.06' to a point for a corner; thence

     (11) North 83 (degrees) 19' 29" East, a distance of 149.89' to a point for a corner on line of course (52) in the overall description set forth above; thence

     12) along the aforementioned course (52), South 5 (degrees) [Illegible] East, a distance of 60.22' to a point for a corner; thence

     13) South 82 (degrees) 19' 29" West, a distance of 248.57' to a point for a corner; thence

     14) on a curve to the left having a radius of 324.00', an arc distance of 508.94', a chord bearing of South 38 (degrees) 19' 29" West, with a chord distance of 458.21' to a point for a corner; thence

     (15) South 6 (degrees) 40' 31" East, a distance of 1927.33' to a point for a corner; thence

     (16) on a curve to the right having a radius of 226.00', an arc distance of 355.00', a chord bearing of South 38 (degrees) 19' 29" West, with a chord distance of 319.61' to a point for a corner; thence

     (17) South 79 (degrees) 54' 21" West, a distance of 234.76' to a point for a corner; thence

     (18) South 79 (degrees) 45' 10" West, a distance of 128.41' to a point for a corner; thence

     (19) South 06 (degrees) 40' 31" East, a distance of 30.00' to a point for a corner; thence

     (20) South 83 (degrees) 19' 21" West, a distance of 25.00' to a point for a corner; thence

     (21) North 06 (degrees) 40' 31" West, a distance of 133.50' to a point for a corner; thence

     (22) South 83 (degrees) 19' 21" West, a distance of 133.50' to a point for a corner; thence

     (23) South 35 (degrees) 55' 39" West, a distance of 58.88' to the point and place of BEGINNING.

     In addition to the easement for ingress and egress the Grantee shall have the right to construct, re-construct, maintain and fo whatever else is necessary to improve and continue the existing storm drainage facilities.

     The Grantee further has the right to install or have installed any and all utility easements that it deems necessary.

     It is the intent of this document to merge into and let the following: Part of Lot 17,Block 30, Lot 13-Q, Block 30, Lot 29, Block 30; part of Lot 29-B, Block 30; containing one acre of land whichh was obtained from Sophia Erociano; Lot 30, Block 30; Lot 32, Block 30; Lot 33, Block 30; and Lot 34. Block 30 as shown on the Clinton Township Tax Map for the year 1978 as separate tax lots.

     The above merged lots shall be known as (new) Lot 30. Block 30 on the Tax Map of the Township of Clinton.

                                    EXHIBIT A

                    Tract Two: Clinton Tax Act 1 in Block 31

BEGINNING at the intersection of the southerly sideline of U.S. Route # 22 and the easterly sideline of Sand Hill Road, also known as Boyer Road; thence

(1) along the southesly sideline of U.S. Route #22, North 82 (degrees) 22' 14" East a distance of 300.89 feet to a point, corner to lands Central Railroad of New Jersey; thence

(2) along lands of Central Railroad of New Jersey, South 56 (degrees) 52' 50" East a distance of 454.72 feet to a point; thence

(3) still along the Central Railroad of New Jersey, South 62 (degrees) 40 41" East, a distance of 551.00 feet; thence

(4) still along said lands of Central Railroad of New Jersey, South 74 (degrees) 06' 41" East, a distance of 347.29 feet to a point on the westerly sideline of Kelly Road; thence

(5) along the westerly sideline of Kelly Road, South 17 (degrees) 01' 26" East, a distance of 228.53 feet to a point marking the intersection of the westerly sideline of Kelly Road, and the northerly sideline of Sand Hill Road; thence

(6) along the northerly sideline of Sand Hill Road, North 76 (degrees) 31' 00" West, a distance of 364.04 feet; thence

(7) still along said road on a curve to the right having a radius of 1,121.30 feet an arc length of 255.96 feet having a chord bearing North 69 (degrees) 58' 38" West a chord distance of 255.40 feet; thence

(8) still along said northerly sideline North 63 (degrees) 26' 16" West a distance of 969.20 feet to a point; thence

(9) still along said sideline on a curve to the right having a radius of 150.00 feet an arc length of 137.63 feet, having a chord bearing North 37 (degrees) 11' 41" West, a chord distance of 132.67 feet; thence

(10) along the easterly sideline of Sand Hill Road, North 10 (degrees) 56' 46" West, a distance of 55.66 feet to the point and place of Beginning.

The aforementioned description is based upon a survey performed by Richard H. Schindeler & Associates, and prepared under the direct supervision of William S. Titus, N.J. Licensed Surveyer #12350, and containing 0.239 acres. The aforementioned survey is based upon New Jersey Geometric Grid System.

Subject to slope and drainage rights granted to the State of New Jersey.

Subject to rights granted to the Central Railroad of New Jersey.

                                  EXHIBIT B-1

                              (CROSSHATCHED AREA)

                               [GRAPHIC OMITTED]

                                   EXHIBIT B-2

                             LAB FURNITURE INVENTORY
                                      LG-1

-----------------------------------------------------------------------------------------------------------------------
                                                                           Sep-96   Sep-96   Sep-96    Sep-96    Sep-96
                                                                            LG127    LG129    LG135     LG137     LG143
-----------------------------------------------------------------------------------------------------------------------
B1      2-DOOR CUPBOARD, 2 SHELVES, 48IN. WIDE, 36 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B2      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 1/4 IN. HIGH      6
-----------------------------------------------------------------------------------------------------------------------
B3      5-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                                                  2         2
-----------------------------------------------------------------------------------------------------------------------
        5-DRAWER BASE UNIT, 48 IN. WIDE, 30IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B4      8-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                      3        2                            2
-----------------------------------------------------------------------------------------------------------------------
B6      2-DOOR CUPBOARD, 2 SHELVES, 48 IN. WIDE, 30 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B7      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 30 1/4 IN. HIGH               2
-----------------------------------------------------------------------------------------------------------------------
        2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B9      6-DRAWER BASE UNIT, 48 IN. WIDE, 30 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
        3-DRAWER 24"wX30"H
-----------------------------------------------------------------------------------------------------------------------
        1-DRAWER, 1DOOR, 24"WX30"H
-----------------------------------------------------------------------------------------------------------------------
        2-DRAWER, 24"WX30"H
-----------------------------------------------------------------------------------------------------------------------
CR      COAT RACK
-----------------------------------------------------------------------------------------------------------------------
H1      HOOD, 4 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR
-----------------------------------------------------------------------------------------------------------------------
H7      HOOD, 8 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR
-----------------------------------------------------------------------------------------------------------------------
K1      KNEE HOLE UNIT, 1-DRAWER, 24 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
K2      KNEE HOLE UNIT, 1-DRAWER, 30 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
K3      KNEE HOLE UNIT, 1-DRAWER, 36 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
KS      KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE                                          1                            2
-----------------------------------------------------------------------------------------------------------------------
K7      KNEE HOLE UNIT, 3-DRAWER, 60 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
        KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE + 18" FILLER
-----------------------------------------------------------------------------------------------------------------------
LTC     LAB TECHNICIAN CHAIR                                                                                        1
-----------------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESK WITH 2 OVERHEAD BINS                                                                    1
-----------------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESK WITH 4 OVERHEAD BINS
-----------------------------------------------------------------------------------------------------------------------
S2      SINK BASE UNIT, 48 IN. WIDE                                           1                           1
-----------------------------------------------------------------------------------------------------------------------
S3      SINK BASE UNIT, 58 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
S4      SINK BASE UNIT, 36 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
V4      VENTILATED HOOD BASE, 48 IN. WIDE, 36 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
WI      WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D              3        4        1                   6
-----------------------------------------------------------------------------------------------------------------------
        WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D NO GLAS
-----------------------------------------------------------------------------------------------------------------------
WS1     WALL SHELVES, 8 IN. DEEP
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 10 IN. DEEP                                                                                   1
-----------------------------------------------------------------------------------------------------------------------
WS2     WALL SHELVES, 12 IN. DEEP                                             3        2                            2
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 15 IN. DEEP
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 16" DEEP                                                                            3
-----------------------------------------------------------------------------------------------------------------------
        60 X 36 TABLE                                                                                     1
-----------------------------------------------------------------------------------------------------------------------
        7"X25" STAINLESS STEEL COUNTER TOPS                                                               4
-----------------------------------------------------------------------------------------------------------------------
        4-DRAWER 40" H X 48"W CABINET
-----------------------------------------------------------------------------------------------------------------------
        48" DRAW APRON WITH 2 DRAWERS
-----------------------------------------------------------------------------------------------------------------------
        OVERHEAD BINS
-----------------------------------------------------------------------------------------------------------------------
        COLD BOX                                                                                1         1
-----------------------------------------------------------------------------------------------------------------------
                                                                             16       11        2        12        17
-----------------------------------------------------------------------------------------------------------------------

                                     Page 1                              10/9/96

                             LAB FURNITURE INVENTORY
                                      LG-1

-----------------------------------------------------------------------------------------------------------------------
                                                                           Sep-96   Sep-96   Sep-96    Sep-96    Sep-96
                                                                            LG145    LG151    LG153     LG159     LG161
-----------------------------------------------------------------------------------------------------------------------
B1      2-DOOR CUPBOARD, 2 SHELVES, 48IN. WIDE, 36 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B2      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 1/4 IN. HIGH      1                                     1
-----------------------------------------------------------------------------------------------------------------------
B3      5-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                      2       1         2
-----------------------------------------------------------------------------------------------------------------------
        5-DRAWER BASE UNIT, 48 IN. WIDE, 30IN. HIGH                                             1
-----------------------------------------------------------------------------------------------------------------------
B4      8-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                      2       1                             2
-----------------------------------------------------------------------------------------------------------------------
B6      2-DOOR CUPBOARD, 2 SHELVES, 48 IN. WIDE, 30 1/4 IN. HIGH                                1
-----------------------------------------------------------------------------------------------------------------------
B7      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 30 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
        2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 IN. HIGH                            2
-----------------------------------------------------------------------------------------------------------------------
B9      6-DRAWER BASE UNIT, 48 IN. WIDE, 30 1/4 IN. HIGH                                        1
-----------------------------------------------------------------------------------------------------------------------
        3-DRAWER 24"WX30"H                                                                                          3
-----------------------------------------------------------------------------------------------------------------------
        1-DRAWER, 1 DOOR, 24"WX30"H                                                                                 2
-----------------------------------------------------------------------------------------------------------------------
        2-DRAWER, 24"WX30"H                                                                                         1
-----------------------------------------------------------------------------------------------------------------------
CR      COAT RACK                                                                     1
-----------------------------------------------------------------------------------------------------------------------
H1      HOOD, 4 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR                1
-----------------------------------------------------------------------------------------------------------------------
H7      HOOD, 8 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR                                                      1
-----------------------------------------------------------------------------------------------------------------------
K1      KNEE HOLE UNIT, 1-DRAWER, 24 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
K2      KNEE HOLE UNIT, 1-DRAWER, 30 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
K3      KNEE HOLE UNIT, 1-DRAWER, 36 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
K5      KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE                                 1                 3
-----------------------------------------------------------------------------------------------------------------------
K7      KNEE HOLE UNIT, 3-DRAWER, 60 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
        KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE + 18" FILLER                    1
-----------------------------------------------------------------------------------------------------------------------
LTC     LAB TECHNICIAN CHAIR                                                  1       1                             2
-----------------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESKWITH 2 OVERHEAD BINS                                       1                             2
-----------------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESK WITH 4 OVERHEAD BINS                              1
-----------------------------------------------------------------------------------------------------------------------
S2      SINK BASE UNIT, 48 IN. WIDE                                                   1                  1          1
-----------------------------------------------------------------------------------------------------------------------
S3      SINK BASE UNIT, 58 IN. WIDE                                           1
-----------------------------------------------------------------------------------------------------------------------
S4      SINK BASE UNIT, 36 IN. WIDE
-----------------------------------------------------------------------------------------------------------------------
V4      VENTILATED HOOD BASE, 48 IN. WIDE, 36 1/4 IN. HIGH                    1                                     2
-----------------------------------------------------------------------------------------------------------------------
WI      WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D              7       3        7                   14
-----------------------------------------------------------------------------------------------------------------------
        WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D NO GLAS                                 1
-----------------------------------------------------------------------------------------------------------------------
WS1     WALL SHELVES, 8 IN. DEEP                                                      8                             5
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 10 IN. DEEP                                             1                5
-----------------------------------------------------------------------------------------------------------------------
WS2     WALL SHELVES, 12 IN. DEEP                                             4                9         2          9
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 15 IN. DEEP
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 16" DEEP
-----------------------------------------------------------------------------------------------------------------------
        60 X 36 TABLE
-----------------------------------------------------------------------------------------------------------------------
        7"X25" STAINLESS STEEL COUNTER TOPS
-----------------------------------------------------------------------------------------------------------------------
        4-DRAWER 40" H X 48"W CABINET                                                 2
-----------------------------------------------------------------------------------------------------------------------
        48" DRAW APRON WITH 2 DRAWERS                                                 1
-----------------------------------------------------------------------------------------------------------------------
        OVERHEAD BINS
-----------------------------------------------------------------------------------------------------------------------
        COLD BOX
-----------------------------------------------------------------------------------------------------------------------
                                                                             24      20       31         4        45
-----------------------------------------------------------------------------------------------------------------------

                                     Page 2                              10/9/96

                             LAB FURNITURE INVENTORY
                                      LG-1

-----------------------------------------------------------------------------------------------------------------------
                                                                           Sep-96   Sep-96   Sep-96    Sep-96    Sep-96
                                                                            LG167    LG169    LG175     LG177     LG183
-----------------------------------------------------------------------------------------------------------------------
B1      2-DOOR CUPBOARD, 2 SHELVES, 48IN. WIDE, 36 1/4 IN. HIGH                        1
-----------------------------------------------------------------------------------------------------------------------
B2      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B3      5-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                                        1         1         3
-----------------------------------------------------------------------------------------------------------------------
        5-DRAWER BASE UNIT, 48 IN. WIDE, 30IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B4      8-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                                        3         3         3
-----------------------------------------------------------------------------------------------------------------------
B6      2-DOOR CUPBOARD, 2 SHELVES, 48 IN. WIDE, 30 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B7      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 30 1/4 IN. HIGH                                  1
-----------------------------------------------------------------------------------------------------------------------
        2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
B9      6-DRAWER BASE UNIT, 48 IN. WIDE, 30 1/4 IN. HIGH
-----------------------------------------------------------------------------------------------------------------------
        3-DRAWER 24"WX30"H                                                             2
-----------------------------------------------------------------------------------------------------------------------
        1-DRAWER, 1DOOR, 24"WX30"H                                                     3
-----------------------------------------------------------------------------------------------------------------------
        2-DRAWER, 24"WX30"H                                                            1
-----------------------------------------------------------------------------------------------------------------------
CR      COAT RACK                                                             1        1       1          1
-----------------------------------------------------------------------------------------------------------------------
H1      HOOD, 4 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR
-----------------------------------------------------------------------------------------------------------------------
H7      HOOD, 8 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR                                            1         1
-----------------------------------------------------------------------------------------------------------------------
K1      KNEE HOLE UNIT, 1-DRAWER, 24 IN. WIDE                                 2        3       1          1
-----------------------------------------------------------------------------------------------------------------------
        KNEE HOLE UNIT, 1-DRAWER, 30 IN. WTDE                                 2
-----------------------------------------------------------------------------------------------------------------------
K3      KNEE HOLE UNIT, 1-DRAWER, 36 IN. WIDE                                          1                  1
-----------------------------------------------------------------------------------------------------------------------
KS      KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE                                                  1          1         1
-----------------------------------------------------------------------------------------------------------------------
K7      KNEE HOLE UNIT, 3-DRAWER, 60 IN. WIDE                                                             1
-----------------------------------------------------------------------------------------------------------------------
        KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE + 18" FILLER
-----------------------------------------------------------------------------------------------------------------------
LTC     LAB TECHNICIAN CHAIR                                                  1        1                            1
-----------------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESK WITH 2 OVERHEAD BINS                                               1                    1
-----------------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESK WITH 4 OVERHEAD BINS                              1        1
-----------------------------------------------------------------------------------------------------------------------
S2      SINK BASE UNIT, 48 IN. WIDE                                                            1
-----------------------------------------------------------------------------------------------------------------------
S3      SINK BASE UNIT, 58 IN. WIDE                                                                       1
-----------------------------------------------------------------------------------------------------------------------
S4      SINK BASE UNIT, 36 IN. WIDE                                                    1
-----------------------------------------------------------------------------------------------------------------------
V4      VENTILATED HOOD BASE, 48 IN. WIDE, 36 1/4 IN. HIGH                                                2         2
-----------------------------------------------------------------------------------------------------------------------
W1      WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D              4        6        7         8         7
-----------------------------------------------------------------------------------------------------------------------
        WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D NO GLAS
-----------------------------------------------------------------------------------------------------------------------
WS1     WALL SHELVES, 8 IN. DEEP                                                                                    1
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 10 IN. DEEP
-----------------------------------------------------------------------------------------------------------------------
WS2     WALL SHELVES, 12 IN. DEEP                                             4                 6         5         4
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 15 IN. DEEP
-----------------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 16" DEEP
-----------------------------------------------------------------------------------------------------------------------
        60 X 36 TABLE
-----------------------------------------------------------------------------------------------------------------------
        7"X25" STAINLESS STEEL COUNTER TOPS
-----------------------------------------------------------------------------------------------------------------------
        4-DRAWER 40" H X 48"W CABINET
-----------------------------------------------------------------------------------------------------------------------
        48" DRAW APRON WITH 2 DRAWERS
-----------------------------------------------------------------------------------------------------------------------
        OVERHEAD BINS                                                                                     2
-----------------------------------------------------------------------------------------------------------------------
        COLD BOX
-----------------------------------------------------------------------------------------------------------------------
                                                                             15       21       22        29        24
-----------------------------------------------------------------------------------------------------------------------

                                     Page 3                              10/9/96

                             LAB FURNITURE INVENTORY
                                      LG-1

--------------------------------------------------------------------------------------------------------------
                                                                           Sep-96   Sep-96   Sep-96     Sep-96
                                                                            LG185    LG191    LG193    TOT LG1
--------------------------------------------------------------------------------------------------------------
B1      2-DOOR CUPBOARD, 2 SHELVES, 48IN. WIDE, 36 1/4 IN. HIGH                                            1
--------------------------------------------------------------------------------------------------------------
B2      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 1/4 IN. HIGH                                   8
--------------------------------------------------------------------------------------------------------------
B3      5-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                      2        2                  18
--------------------------------------------------------------------------------------------------------------
        5-DRAWER BASE UNIT, 48 IN. WIDE, 30IN. HIGH                                                        1
--------------------------------------------------------------------------------------------------------------
B4      8-DRAWER BASE UNIT, 48 IN. WIDE, 36 1/4 IN. HIGH                      1        1         2        25
--------------------------------------------------------------------------------------------------------------
B6      2-DOOR CUPBOARD, 2 SHELVES, 48 IN. WIDE, 30 1/4 IN. HIGH                                           1
--------------------------------------------------------------------------------------------------------------
B7      2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 30 1/4 IN. HIGH      1                            4
--------------------------------------------------------------------------------------------------------------
        2-DRAWER, 2-DOOR CUPBOARD, 1 SHELF, 48 IN. WIDE, 36 IN. HIGH                                       2
--------------------------------------------------------------------------------------------------------------
B9      6-DRAWER BASE UNIT, 48 IN. WIDE, 30 1/4 IN. HIGH                                                   1
--------------------------------------------------------------------------------------------------------------
        3-DRAWER 24"WX30"H                                                                       2         7
--------------------------------------------------------------------------------------------------------------
        1-DRAWER, 1DOOR, 24"WX30"H                                                                         5
--------------------------------------------------------------------------------------------------------------
        2-DRAWER, 24"WX30"H                                                                                2
--------------------------------------------------------------------------------------------------------------
CR      COAT RACK                                                             1                            6
--------------------------------------------------------------------------------------------------------------
H1      HOOD, 4 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR                                             1
--------------------------------------------------------------------------------------------------------------
H7      HOOD, 8 FT. WIDE WITH COUNTER 36 1/4 INCHES FROM FLOOR                                   1         4
--------------------------------------------------------------------------------------------------------------
K1      KNEE HOLE UNIT, 1-DRAWER, 24 IN. WIDE                                                              7
--------------------------------------------------------------------------------------------------------------
K2      KNEE HOLE UNIT, 1-DRAWER, 30 IN. WTDE                                                    1         3
--------------------------------------------------------------------------------------------------------------
K3      KNEE HOLE UNIT, 1-DRAWER, 36 IN. WIDE                                                              2
--------------------------------------------------------------------------------------------------------------
K5      KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE                                 4        3                  17
--------------------------------------------------------------------------------------------------------------
K7      KNEE HOLE UNIT, 3-DRAWER, 60 IN. WIDE                                                              1
--------------------------------------------------------------------------------------------------------------
        KNEE HOLE UNIT, 2-DRAWER, 48 IN. WIDE + 18" FILLER                                                 1
--------------------------------------------------------------------------------------------------------------
LTC     LAB TECHNICIAN CHAIR                                                  1                            9
--------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESKWITH 2 OVERHEAD BINS                               1                            7
--------------------------------------------------------------------------------------------------------------
        LAB TECHNICIAN DESK WITH 4 OVERHEAD BINS                                                           3
--------------------------------------------------------------------------------------------------------------
S2      SINK BASE UNIT, 48 IN. WIDE                                                    1                   7
--------------------------------------------------------------------------------------------------------------
S3      SINK BASE UNIT, 58 IN. WIDE                                           1                            3
--------------------------------------------------------------------------------------------------------------
S4      SINK BASE UNIT, 36 IN. WIDE                                                              1         2
--------------------------------------------------------------------------------------------------------------
V4      VENTILATED HOOD BASE, 48 IN. WIDE, 36 1/4 IN. HIGH                                       2         9
--------------------------------------------------------------------------------------------------------------
W1      WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D              6        5         5        93
--------------------------------------------------------------------------------------------------------------
        WALL CABINET, 2 SLIDING GLASS DOORS 48" W X 30" H X 14"D NO GLAS                                   1
--------------------------------------------------------------------------------------------------------------
W51     WALL SHELVES, 8 IN. DEEP                                              1        4                  19
--------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 10 IN. DEEP                                                                          7
--------------------------------------------------------------------------------------------------------------
W52     WALL SHELVES, 12 IN. DEEP                                             4                  8        62
--------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 15 IN. DEEP                                             6                            6
--------------------------------------------------------------------------------------------------------------
        WALL SHELVES, 16" DEEP                                                                             3
--------------------------------------------------------------------------------------------------------------
        60 X 36 TABLE                                                                                      1
--------------------------------------------------------------------------------------------------------------
        7"X25" STAINLESS STEEL COUNTER TOPS                                                                4
--------------------------------------------------------------------------------------------------------------
        4-DRAWER 40" H X 48"W CABINET                                                                      2
--------------------------------------------------------------------------------------------------------------
        48" DRAW APRON WITH 2 DRAWERS                                                                      1
--------------------------------------------------------------------------------------------------------------
        OVERHEAD BINS                                                                                      2
--------------------------------------------------------------------------------------------------------------
        COLD BOX                                                                                           2
--------------------------------------------------------------------------------------------------------------
                                                                             29       16       22        360
--------------------------------------------------------------------------------------------------------------

                                     Page 4                              10/9/96

                           OFFICE FURNITURE INVENTORY

-----------------------------------------------------------------------------------------------------------------------------------
CODE     DESCRIPTION                                        96       96       96       96       96       96         96       96
-----------------------------------------------------------------------------------------------------------------------------------
                                                           LG126    LG130    LG132    LG136    LG142    LG144    LG146/150  LG154
-----------------------------------------------------------------------------------------------------------------------------------
OA       STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"x60"                        1        1                 1
-----------------------------------------------------------------------------------------------------------------------------------
OA1      STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"x35"                        2        2                 1
-----------------------------------------------------------------------------------------------------------------------------------
OA2      STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"x30"                                                   1
-----------------------------------------------------------------------------------------------------------------------------------
OK       PEDESTAL UNITS                                               4        2        2                 2
-----------------------------------------------------------------------------------------------------------------------------------
OL       TABLE, VINYL SURFACE 30"x60"                                 1        1        1
-----------------------------------------------------------------------------------------------------------------------------------
ON       DESK CHAIR                                                   2        1        1                 1
-----------------------------------------------------------------------------------------------------------------------------------
OO       SIDE CHAIR                                                   2        2        2                 2
-----------------------------------------------------------------------------------------------------------------------------------
OP       SHELVES                                                              10        7                 4
-----------------------------------------------------------------------------------------------------------------------------------
OQ       TACK BOARD                                                   4        4        4                 3
-----------------------------------------------------------------------------------------------------------------------------------
OR       WHITE BOARD                                                  1        1        1        2        1
-----------------------------------------------------------------------------------------------------------------------------------
OS       COAT RACK                                                    1        1        1        1        1          1
-----------------------------------------------------------------------------------------------------------------------------------
OU       LATERAL FILE, 36"WIDE, 3-DRAWER                                                1
-----------------------------------------------------------------------------------------------------------------------------------
OX       LATERAL FILE, 42"WIDE, 3-DRAWER                                       1                          1
-----------------------------------------------------------------------------------------------------------------------------------
OZ       BINDER BIN, 30"WIDE                                                   6
-----------------------------------------------------------------------------------------------------------------------------------
         BINDER BIN, 60" WIDE                                                  1
-----------------------------------------------------------------------------------------------------------------------------------
OAD      VERTICAL FILE, 5-DRAWER
-----------------------------------------------------------------------------------------------------------------------------------
OAE      VERTICAL FILE, 4-DRAWER
-----------------------------------------------------------------------------------------------------------------------------------
OAI      WARDROBE CLOSET
-----------------------------------------------------------------------------------------------------------------------------------
         STEELCASE 9000 LAMINATE WORKSURFACE 30X60                    2
-----------------------------------------------------------------------------------------------------------------------------------
OAK      DRAPERY                                                                                                     3
-----------------------------------------------------------------------------------------------------------------------------------
         CONFERENCE TABLE, 7'                                                                    2
-----------------------------------------------------------------------------------------------------------------------------------
OAM      CONFERENCE ROOM CHAIRS                                                                 14
-----------------------------------------------------------------------------------------------------------------------------------
OAO      INTERACTION TABLES
-----------------------------------------------------------------------------------------------------------------------------------
OAP      INTERACTION CHAIRS
-----------------------------------------------------------------------------------------------------------------------------------
OAQ      INTERACTION AREA PLANTS
-----------------------------------------------------------------------------------------------------------------------------------
         CORNER UNIT 42 x 42
-----------------------------------------------------------------------------------------------------------------------------------
         LATERAL FILE, 42" 4-DRAWER
-----------------------------------------------------------------------------------------------------------------------------------
         TASKLIGHTS 50"
-----------------------------------------------------------------------------------------------------------------------------------
         PARTITION WALL PANEL 30"
-----------------------------------------------------------------------------------------------------------------------------------
         GF FURNITURE - 30X66 DESKS
-----------------------------------------------------------------------------------------------------------------------------------
         GF CORNER UNIT - 42 x 42
-----------------------------------------------------------------------------------------------------------------------------------
         GF OVERHEAD BINS - 30"
-----------------------------------------------------------------------------------------------------------------------------------
         STEELCASE OVERHEAD BINS 60"
-----------------------------------------------------------------------------------------------------------------------------------
         STEELCASE 60" TASK LIGHT
-----------------------------------------------------------------------------------------------------------------------------------
         CUSTOM CABINET/TABLE                                1
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL
-----------------------------------------------------------------------------------------------------------------------------------

                                     Page 5                              10/4/96

                           OFFICE FURNITURE INVENTORY

-----------------------------------------------------------------------------------------------------------------------------------
CODE     DESCRIPTION                                        96       96       96       96       96       96         96       96
-----------------------------------------------------------------------------------------------------------------------------------
                                                           LG-IA    LG162    LG164    LG170    LG172    LG178    LG180      LG186
-----------------------------------------------------------------------------------------------------------------------------------
OA       STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"X60"               1       1                           1        1
-----------------------------------------------------------------------------------------------------------------------------------
OA1      STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"X35"               2       1                           2        1
-----------------------------------------------------------------------------------------------------------------------------------
OA2      STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"x30"                       1
-----------------------------------------------------------------------------------------------------------------------------------
OK       PEDESTAL UNITS                                               2       2         4                 2        1          5
-----------------------------------------------------------------------------------------------------------------------------------
OL       TABLE, VINYL SURFACE 30"x60"                                 1       1                           1
-----------------------------------------------------------------------------------------------------------------------------------
ON       DESK CHAIR                                                   1       1         2        2        2        1          2
-----------------------------------------------------------------------------------------------------------------------------------
OO       SIDE CHAIR                                                   2       2                           2
-----------------------------------------------------------------------------------------------------------------------------------
OP       SHELVES                                                      7       7                  2        8        5
-----------------------------------------------------------------------------------------------------------------------------------
OQ       TACK BOARD                                                   4       4         2        1        4        4          2
-----------------------------------------------------------------------------------------------------------------------------------
OR       WHITE BOARD                                                  1       1         1        1        1        1          1
-----------------------------------------------------------------------------------------------------------------------------------
OS       COAT RACK                                                    1       1         1        1        1        1          1
-----------------------------------------------------------------------------------------------------------------------------------
OU       LATERAL FILE, 36"WIDE, 3-DRAWER
-----------------------------------------------------------------------------------------------------------------------------------
OX       LATERAL FILE, 42"WIDE, 3-DRAWER                              1       1                           1
-----------------------------------------------------------------------------------------------------------------------------------
OZ       BINDER BIN, 30"WIDE
-----------------------------------------------------------------------------------------------------------------------------------
         BINDER BIN, 60" WIDE                                                           4
-----------------------------------------------------------------------------------------------------------------------------------
OAD      VERTICAL FILE, 5-DRAWER                                                                                   1
-----------------------------------------------------------------------------------------------------------------------------------
OAE      VERTICAL FILE, 4-DRAWER                                                                                   1
-----------------------------------------------------------------------------------------------------------------------------------
OAI      WARDROBE CLOSET                                     2
-----------------------------------------------------------------------------------------------------------------------------------
         STEELCASE 9000 LAMINATE WORKSURFACE 30X60                                      2        2
-----------------------------------------------------------------------------------------------------------------------------------
OAK      DRAPERY
-----------------------------------------------------------------------------------------------------------------------------------
         CONFERENCE TABLE, 7'
-----------------------------------------------------------------------------------------------------------------------------------
OAM      CONFERENCE ROOM CHAIRS
-----------------------------------------------------------------------------------------------------------------------------------
OAO      INTERACTION TABLES                                  2
-----------------------------------------------------------------------------------------------------------------------------------
OAP      INTERACTION CHAIRS                                  8
-----------------------------------------------------------------------------------------------------------------------------------
OAQ      INTERACTION AREA PLANTS                             2
-----------------------------------------------------------------------------------------------------------------------------------
         CORNER UNIT 42 X 42                                                            1
-----------------------------------------------------------------------------------------------------------------------------------
         LATERAL FILE, 42" 4-DRAWER                                                     1
-----------------------------------------------------------------------------------------------------------------------------------
         TASKLIGHTS 50"                                                                 2
-----------------------------------------------------------------------------------------------------------------------------------
         PARTITION WALL PANEL 30"                                                       1        1
-----------------------------------------------------------------------------------------------------------------------------------
         GF FURNITURE - 30X66 DESKS                                                                                           2
-----------------------------------------------------------------------------------------------------------------------------------
         GF CORNER UNIT - 42 X 42                                                                                             1
-----------------------------------------------------------------------------------------------------------------------------------
         GF OVERHEAD BINS - 30"                                                                                               4
-----------------------------------------------------------------------------------------------------------------------------------
         STEELCASE OVERHEAD BINS 60"                                                             2
-----------------------------------------------------------------------------------------------------------------------------------
         STEELCASE 60" TASK LIGHT                                                                1
-----------------------------------------------------------------------------------------------------------------------------------
         CUSTOM CABINET/TABLE
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL
-----------------------------------------------------------------------------------------------------------------------------------

                                     Page 6                              10/4/96

                           OFFICE FURNITURE INVENTORY

-----------------------------------------------------------------------------------------------
                                                                                       TOTAL
-----------------------------------------------------------------------------------------------
CODE     DESCRIPTION                                        96       96       96      SEPT. 96
-----------------------------------------------------------------------------------------------
                                                           LG188    LG194    LG196      LG-1
-----------------------------------------------------------------------------------------------
OA       STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"X60"               1       1         9
-----------------------------------------------------------------------------------------------
OA1      STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"X35"               2       2        15
-----------------------------------------------------------------------------------------------
OA2      STEELCASE 9000 VINYL WORKSURFACE ASS'Y 30"X30"                                 2
-----------------------------------------------------------------------------------------------
OK       PEDESTAL UNITS                                      4        2       2        34
-----------------------------------------------------------------------------------------------
OL       TABLE, VINYL SURFACE 30"X60"                                 1                 7
-----------------------------------------------------------------------------------------------
ON       DESK CHAIR                                          2        1       1        20
-----------------------------------------------------------------------------------------------
OO       SIDE CHAIR                                                   2       2        18
-----------------------------------------------------------------------------------------------
OP       SHELVES                                                      6       5        61
-----------------------------------------------------------------------------------------------
OQ       TACK BOARD                                          4        4       4        48
-----------------------------------------------------------------------------------------------
OR       WHITE BOARD                                         1        1       1        16
-----------------------------------------------------------------------------------------------
OS       COAT RACK                                           1        1       1        16
-----------------------------------------------------------------------------------------------
OU       LATERAL FILE, 36"WIDE, 3-DRAWER                                                1
-----------------------------------------------------------------------------------------------
OX       LATERAL FILE, 42"WIDE, 3-DRAWER                              1       1         7
-----------------------------------------------------------------------------------------------
OZ       BINDER BIN, 30"WIDE                                                            6
-----------------------------------------------------------------------------------------------
         BINDER BIN, 60" WIDE                                                           5
-----------------------------------------------------------------------------------------------
OAD      VERTICAL FILE, 5-DRAWER                                                        1
-----------------------------------------------------------------------------------------------
OAE      VERTICAL FILE, 4-DRAWER                                                        1
-----------------------------------------------------------------------------------------------
OAI      WARDROBE CLOSET                                                                2
-----------------------------------------------------------------------------------------------
         STEELCASE 9000 LAMINATE WORKSURFACE 30X60           2                          8
-----------------------------------------------------------------------------------------------
OAK      DRAPERY                                                                        3
-----------------------------------------------------------------------------------------------
         CONFERENCE TABLE, 7'                                                           2
-----------------------------------------------------------------------------------------------
OAM      CONFERENCE ROOM CHAIRS                                                        14
-----------------------------------------------------------------------------------------------
OAO      INTERACTION TABLES                                                             2
-----------------------------------------------------------------------------------------------
OAP      INTERACTION CHAIRS                                                             8
-----------------------------------------------------------------------------------------------
OAQ      INTERACTION AREA PLANTS                                                        2
-----------------------------------------------------------------------------------------------
         CORNER UNIT 42 X 42                                                            1
-----------------------------------------------------------------------------------------------
         LATERAL FILE, 42" 4-DRAWER                                                     1
-----------------------------------------------------------------------------------------------
         TASKLIGHTS 50"                                                                 2
-----------------------------------------------------------------------------------------------
         PARTITION WALL PANEL 30"                                                       2
-----------------------------------------------------------------------------------------------
         GF FURNITURE - 30X66 DESKS                                                     2
-----------------------------------------------------------------------------------------------
         GF CORNER UNIT - 42 X 42                                                       1
-----------------------------------------------------------------------------------------------
         GF OVERHEAD BINS - 30"                              4                          8
-----------------------------------------------------------------------------------------------
         STEELCASE OVERHEAD BINS 60"                                                    2
-----------------------------------------------------------------------------------------------
         STEELCASE 60" TASK LIGHT                                                       1
-----------------------------------------------------------------------------------------------
         CUSTOM CABINET/TABLE                                                           1
-----------------------------------------------------------------------------------------------
         TOTAL                                                                        329
-----------------------------------------------------------------------------------------------


                                     Page 7                              10/4/96

                                                                       EXHIBIT C


                                RESEARCH CAMPUS

                               [GRAPHIC OMITTED]

                                    EXHIBIT D

                     EXXON RESEARCH AND ENGINEERING COMPANY
                              ANNANDALE, N.J. 08801

                         OPTIONAL SERVICE SPECIFICATIONS

LABORATORY SERVICES/MATERIALS HANDLING

     PICK-UP/DELIVERY - RECEIVING FUNCTION

     o Pick-up and delivery services are requested by calling Laboratory Services at 730-2467 or by sending a work request form to Laboratory Services in room PC-1 57.

     o The nature of the items to be handled should be indicated to ensure that proper equipment for moving is dispatched.

     o For small items, delivery to or from the loading dock, or other location within the building, will typically be within 24 hours.

     o For larger items requiring a forklift or tow motor for handling, a longer time may be required subject to availability of the required equipment or the need for two or more people.

     o Gas cylinders can be transferred by calling 730-2467 or by sending a work request form to Laboratory Services in room PC-157.

     GLASSWARE WASHING

     o Pick-up/delivery activity for glassware washing is charged separately from the glassware washing charge at the standard pick-up/delivery rate.

     DRY ICE, LIQUID NITROGEN

     o Pick-up/delivery activity associated with liquid nitrogen and dry ice is included in the quoted rates for these materials.

     o Deliveries/refills of liquid nitrogen dewars can be made by telephone requests or by submitting a work order.

     o Dry ice will be delivered to a box located in the LF/LH-2 Service corridor. Delivery frequency will be as required to maintain an agreed-upon inventory level in the box.

SPECIAL SECURITY

     o Requests for Special Security Service should be directed to the Shift Superintendent on 730-3068.

     o Special Security Service requests requiring up to eight hours of security officer time are generally handled on a premium time (overtime) basis.

     o For security requests involving several days or more of a security officer's time, jobs may be handled on a regular time basis, subject to availability of temporary, supplemental contractor personnel.

     o Request for jobs of up to four work-hours effort require 24 hour's notice. For larger job, five working days notice is required. Every effort will be made to accommodate urgent requests for which such notice is not feasible.

SPECIAL JANITORIAL

     o Special janitorial services can be arranged by submitting a work order to the Site Planning Office in room PA-172. For emergency work or other urgent jobs, service can be arranged by calling 730-2222. In such cases, the requester may be asked to subsequently confirm the request by means of a work order.

     o    Notice:

               + Emergency work (endangers the health or safety of personnel) will be handled on an as needed basis.

               + Small jobs (requiring two work-hours or less of effort) will normally be handled within 24 to 48 hours, and are typically completed at "regular time" hourly rates.

               + Scheduling of larger jobs may require notice of one week, or longer under special circumstances. The requester will be contacted to discuss scheduling for such jobs. These jobs are normally handled at "premium time" hourly rates. Upon request, large jobs can be handled on a lump-sum quotation basis.

LAB VACUUM/DISTILLED WATER

     o The quarterly charge for laboratory vacuum and distilled water will be equal to one fourth of the annual charge per laboratory module, multiplied by the number of laboratory modules to which service is provided at any time during the quarter. Charges will be invoiced quarterly in accordance with the terms of the Lease Agreement.

     o Tenant may request connection or disconnection of service to any laboratory module on twenty four hours notice.

HOUSE GASES

     o    Argon

     o    Carbon Monoxide (Pilot Plant Only)

     o    Helium

     o    Hydrogen

     o    Natural Gas

     o    Nitrogen

SPECIAL CONTRACTED SERVICES

     o These services are obtained through contractors in areas beyond the services provided by ER&E Facilities Engineering Division crafts.

     o Several crafts including, but not limited to, painting, miscellaneous carpentry, and minor locksmithing (e.g., minor door adjustment) will be provided at the rate listed in Part B for labor and inclusive of materials, subject to special orders for materials which will be invoiced by the method described herein. Large projects (over $500.00) can be performed on a cost plus basis. Cost plus means: labor + materials + markup (if applicable).

     o Additional services including, but not limited to, sheet metal work, insulation, glazing, roofing, rigging, and major locksmithing (e.g., card reader electronic hardware) can be performed on a fixed price quote.

     o Quotes and invoicing for ER&E contracted work on a "cost plus" basis will be through the Landlord's office.

     o Estimates for this service represent a "Time and Materials/ not to exceed" basis.

STOCKROOMS

     o Tenant employees may obtain items from the mechanical, laboratory supply and safety stockrooms

     o Tenant employees are required to complete a "Materials Request" form that will contain the item's stock number and quantity requested.

     o All stock materials will be provided to Tenant employees at a cost plus basis as indicated in Rate Schedule.

     o Those safety items listed in the safety stockroom catalog that require the services of ER&E's Health Services Division are not available to Tenant's employees.

OFFICE FURNITURE RENTAL

     o Office furniture may be leased to Tenant, subject to availability, on a quote basis.

     o There will be a minimum rental period of two months, with no additional penalty for early return.

     o Initial cleaning, delivery and removal will be provided at no additional charge.

     o Tenant shall be responsible for maintaining an inventory of ER&E furniture if it is removed from its original destination.

FOOD SERVICES

  General

     o When ER&E and Tenants do not observe the same holidays, limited Cafeteria service will be provided.

     o For the indicated charge per Tenant employee, Tenant employees may use all services of the cafeteria, sundry shop, and the atrium food service area. Prices charged employees will be same for employees of ER&E and other Tenants.

     o Charges for Cafeteria Access will be invoiced quarterly in accordance with the terms of the Lease Agreement.

     o Food Services are provided to ER&E by a third party contractor. While the cafeteria access is fixed for one year, food, labor or other costs may from time to time require that the prices charged in the cafeteria be increased. Any such increase will be equally applicable to employees of ER&E and Tenant. ER&E will advise Tenant at least 30 calendar days in advance of any such price increase.

Special Services

     Coffee Services

     o Arrangements for coffee services can be made by calling the cafeteria on extension 730-3067.

     o Requests for coffee services must be received by the cafeteria no later than 3:00 p.m. the day before service is required.

     o Coffee service deliveries can only be made between 7:00 a.m. - 11:00 a.m. and between 1:00 p.m. - 3:00 p.m.

     o A charge ticket must be sent to the cafeteria after arrangements are finalized.

     Luncheons/Buffets

     o Arrangements for luncheons and buffets can be made by calling the cafeteria on extension 730-3067.

     o Four working days advance notice is required for executive luncheons or buffets.

     o Requests for luncheons and buffets will be priced for groups of 10 or more. Smaller groups will be charged a 10 person minimum.

     o Pricing for luncheons and buffets will be quoted on an individual event basis with pricing depends on menu selection. Quoted prices will include a charge for use of the conference dining facilities (if requested).

     o A charge ticket must be sent to the cafeteria alter arrangements are finalized.

     o Conference dining facilities may be used for conference functions in conjunction with special food service functions only.

     Overtime Function

     o Minimum of 10 working days advance notice is required for overtime functions.

     o All arrangements for overtime functions should be made with the ER&E Food Service Specialist, currently Lori Schapiro, on 730-3522.

     o Pricing for Overtime functions will be quoted on an individual event basis with pricing dependent on menu selection. Quoted prices will include a charge for use of the conference dining facilities (if requested), and the time of the ER&E Food Service Specialist.

     o Conference dining facilities may be used for conference function in conjunction with special food service functions only.

PHOTOGRAPHY/AUDO VISUAL

     GENERAL SERVICE

     Audio/ Visual

     o    Delivery & Set-up

     o    Equipment Operator

     o    Special A/V
               Multiprojector
               Audio Synch Projection
               Computer Projection
               Video Show

     o    Clinton Communication System
               Lecture Hall Booth
               Tie Line System
               Board Room

     Photography

     o    Standard
               Portrait, Location, Publication, Special Event, Construction, Studio Passport/Visa,ID.

     o    Photographic Copy
               Slides, Hardcopy, Vugraphs

     o    Technical (Film & Video)
               Micro, Macro, Time Lapse, Environmental, High Speed

     o    Processing
               Film Developing
               Printing

     o    Video Production, Editing

     o    Presentation Slides
          Text (Background/Letters) Blue/White, White/Black, Black/White
               Continuous Tone Copy
               Color
               Black & White
          Vu graphs

FACILTIES ENGINEERING

     o Support for normal routine mechanical and engineering work will be provided and charged at the rates listed in Part B for those skills normally supplied by ER&E personnel Special large jobs, such as renovation of a laboratory or series of laboratories will be handled on a case by case basis with negotiated cost agreements.

          Requests will be sent directly to the FED Site Planning Office in PA 172 for scheduling. Invoicing will be quarterly for completed jobs to include labor and purchased materials. Purchased materials will be invoiced on the basis of the invoiced price plus a markup as specified in the Optional Services Schedule. Both labor and materials may be subject to N.J. Sales Tax which will be included in the invoice.

Mechanical Services Skill Description (Craft)

     Construction Mechanic

     Builds support structures, hangs fixtures, installs hoods and benches. Minor carpentry, does small sheet metal jobs, builds enclosures (metal and plastic). Maintains all of the preceding.

     Electricians

     Installs electrical power systems, control and instrumentation systems, tele and data communications cabling, builds control cabinets. Maintains all of the preceding.

     Electronics Technician

     Builds electronic support equipment such as amplifiers, data acquisition circuits, power supplies. Maintains all of the preceding as well as computer terminals and ancillaries, analytical instrumentation such as G.C.'s, Mass Spec's, etc. Trouble shoots all electronic equipment. Performs Telecom/Computer LAN cable pulls and terminations. Maintains site BAS system and LSS systems (e.g., card readers, site clocks, PA system).

     Glass Blower

     Builds and repairs all types of laboratory glassware. Consults on and designs Specialty glass equipment.

     HVAC Mechanic

     Installs and maintains refrigeration and air handling equipment. Will provide tenant service on tenant owned refrigeration units.

     Machinist

     Manufactures specialty parts and assemblies using all machine shop tools. Repairs and makes parts for specialty equipment. Capable of close tolerance tool and die shop work.

     Pipe Fitter

     Constructs units and pilot plants comprised of flow, pressure and temperature controlling devices interconnected by tubing and pipe composed of any material. Also installs and maintains services piping systems.

     Regulator Room

     Assembles, overhauls, tests and calibrates pressure regulators and pressure relief valves for all services encountered on the site.

     Welder

     Welds, Brazes and solders components and assemblies made and/or required by other skills. Makes Maintenance repairs on equipment and assemblies.

Engineering and Design Services

     Engineer

     Consults on, conceives of, specifics equipment and assemblies and arrangements of mechanical components and instrumentation to fulfill the customers requirements for research support units and pilot plants. Certain individuals also support special requirements for HVAC equipment and plant utilities and environmental controls.

     Designer

     Assists engineers in the development of a project and the documentation for construction and modification of equipment and facilities. Handles small and special design projects.

Other Exempt Services

     Contracts Coordinator

     Handles the specification, contracting, Supervision and management of work that is not normally performed by ER&E personnel such as: rigging, painting, locksmithing, insulation, major sheet metal work, iron work and any other specialty skill.

CENTRAL PRINTING FACILITIES

Major Services

     -    Lithography (Offset Printing)
     -    Duplicating
     -    Finishing (Bindery)
     -    Vugraphs/Photostats

Other Services
     -    Printing Consultation                       -     Plate Making
     -    Large Volume Printing                       -     Scoring
     -    4-Color Process Printing                    -     Perforating
     -    Multi-Color Printing                        -     Stitching
     -    Label Printing                              -     Drilling
     -    Envelope Printing                           -     Collating
     -    NCR Form Printing                           -     Cutting
     -    Film Negatives                              -     Folding
     -    Film Positives                              -     Padding
     -    Screened (Halftone) Negatives               -     Shrink Wrapping
     -    Vu-Graphs                                   -     Binding
     -    Photographs                                 -     Saddle Stitching
     -    Posterizations                              -     Slash Tabs
     -    Color Tabs                                  -     Special Papers
     -    Blueprints

     - The Clinton and Florham Park Xerography Satellites handle fast turn around work that is usually needed the same or following day. Work is in black ink only and consists of no more than 50 originals and 200 copies.

     - In some cases, it is advisable to discus Reprographic requirements with the Central Printing Facility Coordinators, by phone or in person. Discussions should be held as early as possible to insure that all requirements can be met within the allocated time. The contact phone numbers are: Clinton/Linden - 474-3824 and 474-2853 and Florham Park - 765-1058.

GRAPHIC DESIGN FACILITIES

Services

     -    Binders and Tabs (Design & Procure)
     -    Brochure Design
     -    Cartography
     -    Certificates & Printed Awards
     -    Computer Generated Visuals
     -    Flyers
     -    Graphic Design
     -    Manuals Preparation
     -    Name Badges/Meeting I.D.'s
     -    Newsletter Design
     -    Presentation Visuals
     -    Phototypesetting
     -    Posters/Signs
     -    Technical Illustration
     - Telecommunication to the Typesetter (Prior arrangement with local contact required)

     - On occasion, subcontractors will be used to supplement internal services. These costs will be borne directly by the client, but handled through Graphic Design. All such costs shall be approved by the client prior to commencement of the job.

MAIL SERVICE


TELECOMMUNICATION SERVICES


ANALYTICAL SERVICES


COMPUTER TRAINING ROOM


FITNESS CENTER



VIDEO TELECONFERENCING SERVICE


INFORMATION CENTER


     These Optional Services are available but discussions between Tenant and service providers are necessary to determine projected levels of service required by Tenant.

                     EXXON RESEARCH AND ENGINEERING COMPANY
                              ANNANDALE, N.J. 08801

                           OPTIONAL SERVICES SCHEDULE
                                    (PART B)

                                    SERVICE                                 1996
                         =======================================================

                         FOOD SERVICE

                                         Cafeteria Access        $700/year/
                                                                 employee

                                         Special Functions

                                         Coffee Services         Quote

                                         Luncheons & Buffets     Quote

                                         Overtime Functions      Quote

                         =======================================================

                         LAB SERVICES/
                           MATERIAL HANDLING

                                         Liquid Nitrogen       $43.00/220 L Dewa

                                         Small Quantities        $.25/litre

                                         Dry Ice                 $13.10/40 lb
                                                                 Box

                                         Glassware Washing

                                         Pick-up/Delivery        $34.60/hr.

                                         Washing                 $20.00/load
                                                                 (2 cu ft bin)

                                         Receiving, Pick-up/
                                         Delivery                $34.60/hr.

                         =======================================================

                                    SERVICE                                 1996
                         =======================================================

                         SPECIAL JANITORIAL

                                         Regular Time            $14.40/hr.

                                         Premium Time            $19.70/hr.

                         =======================================================

                         SPECIAL SECURITY

                                         Regular Time            $14 45/hr.

                                         Premium Time            $20.65/hr.

                                         Equipment               Quote

                                         Keys                    $3.50/key

                                         (extra/replacement)

                                         ID Cards                $7.50/card
                                         (replacement)

                         =======================================================

                         CONFERENCE DINING ROOM                  $50.00/day

                         =======================================================

                         CONFERENCE ROOM - CCMO3                 $60.00/day
                                                                 $40.00/4 hrs.

                         =======================================================

                         TRAINING ROOM (CA 1221)

                                         Full Room               $75.00/day
                                                                 $50.00/4 hrs.

                                         Half Room               $40.00/day
                                                                 $25.00/4 hrs.

                         =======================================================

                         LECTURE HALL                            $150.00/day
                                                                 $100.00/4 hrs.

                         =======================================================

                                    SERVICE                                 1996
                         =======================================================

                         TELECOMMUNICATIONS

                                         Trunk Support           $4.00/trunk/mo.

                                         RJ11, Modem Line        $8.00/line/mo.

                                         Voice Line only         $5.00/line/mo.

                                         STE + Voice Line        $7.00/set/mo.

                                         ITE4 + Voice Line       $10.00/set/mo.

                                         ITE12 + Voice Line      $13.00/set/mo.

                                         ITE12S + Voice Line     $14.00/set/mo.

                                         ITE12SD + Voice Line    $16.00/set/mo.

                                         ITE24D + Voice Line     N/A

                                         ITE3OD + Voice Line     $17.00/set/mo.

                                         Async Digital

                                         Interface, ADI 100      $5.00/unit/mo.

                                         LANmark LDI 400         $8.00/unit/mo.

                                         LANmark LDI 410         $10.00/unit/mo.

                                         Voice Mailbox           $5.00/box/mo.

                                         Paging Service          $75.00/report

                                         Paging Line             $14.00/line/mo.

                                         Moves/Adds/Changes      $50.00/hr.

                                         Billing Rep. (5.25"
                                         Disk)                   $50.00/mo.

                                         Call Detail Record      $10/ext./mo.

                                         Equipment List Record   $10/report

                         =======================================================

                         SATELLITE EDUCATION COURSES             $250.00/course/
                                                                 student
                         =======================================================

                                    SERVICE                                 1996
                         =======================================================

                         HOUSE GASES

                                         Natural Gas             Service rate
                                                                 (100 SCF)

                                         Nitrogen                $0.40/100 SCF

                                         Argon                   $5.76/100 SCF

                                         Helium                  $14.76/100 SCF

                         =======================================================

                         FACILITIES ENGINEERING

                                         Engineering             $101.50/hr.

                                         Other Professional      $101.50/hr.

                                         Design                  $70.90/hr.

                                         Other Exempt            $70.90/hr.

                                         Craft (electrical,      $54.70/hr.
                                         mechanical, pipe
                                         fitting, welding,
                                         construction, etc.)

                                         Miscellaneous           $41.50/hr.
                                         (Painting, locksmith,
                                         mason, carpentry)

                                         Project Work            Quote

                                         (Sheetmetal, Glass,     (cost + 10%)
                                         Insulation, Riggers
                                         and other Contracted
                                         work)

                         =======================================================

                         LAB VACUUM/                             $19.00/lab
                         DISTILLED WATER                         module/mo.

                         =======================================================

                         OFFICE FURNITURE RENTAL                 Quote

                         =======================================================

                                    SERVICE                                 1996
                         =======================================================

                         PHOTOGRAPHY/ AUDIO - VISUAL

                                         Photographer/
                                         Operator                $120.00/hr.

                                         Equipment Rental        Quote

                         --------------------------------------
                           Cost of Equipment Rentals will be
                           based on available and individual
                           specific needs. Renter will be
                           charged for repair or replacement
                           in the event of breakage or loss.
                         --------------------------------------

                         =======================================================

                         CENTRAL PRINTING FACILITY               Quote

                         =======================================================

                         GRAPHIC DESIGN SERVICES                 $105.00/hr.

                         --------------------------------------
                           Premium charges will be quoted in
                           advance, if based on assessment of
                           the work and its impact on overall
                           services, the work involves a heavy
                           production time investment in a short
                           period of time requiring 1) significant
                           rescheduling of work in progress or
                           2) overtime.
                         --------------------------------------

                         =======================================================

                         STOCKROOMS

                                         Mechanical              Cost + 15%

                                         Chemical                Cost + 22%

                         PURCHASED MATERIALS                     Cost Plus

                                         (other than           < $1000 + 10%
                                          ER&E stockrooms)       $1000 & up + 5%

                                    SERVICE                                 1996
                         =======================================================

                         MAIL SERVICE (1)                        $30,765/year
                                                                 (up to 120
                                                                 employees)

                         =======================================================

                         ANALYTICAL SERVICES (1)

                                         Standard Nuclear Magnetic

                                         Resonance (NMR) Analysis

                                         Mass Spectrometry (MS)

                                         Non-professional        $110.00/hr.
                                         Professional            $175.00/hr.

                         =======================================================

                         COMPUTER TRAINING ROOM (1)              $160.00/day

                                         Software Setup &
                                         Cleanup                 $92.00/hr.

                         =======================================================

                         INFORMATION CENTER (1)

                                         Access Fee              Available
                                                                 Upon Request

                                         Reference Questions
                                         (15 minutes or more)    $125.00/hr. *

                                         Technical Searching     $125.00/hr. *

                                         Current Awareness       $125.00/hr. *

                                         Editing                 $125.00/hr.

                         * Plus outside online charges or service fees

                         =======================================================

                         FITNESS CENTER (1)(2)                   $90/year/
                                                                 employee

                         =======================================================

                         VIDEO TELECONFERENCING (1)              $150/hr.
                                                                 (Plus outside
                                                                 fees)
                         =======================================================

                         (1)  Availability of these services are
                              subject to separate agreement between
                              the parties.

                         (2)  Subject to Indemnification

                                    EXHIBIT E
                                OPERATING PAYMENT
                                      LG-1

                                                         ANNUAL $
                                               TOTAL                 TENANT
                                               SITE                   SHARE
                                                                      2.32%

JANITORIAL                                     518,623                12,032
SITE SECURITY                                  545,752                12,661
GROUNDS                                        222,215                 5,155
SOLID WASTE REMOVAL                             52,963                 1,229
FACILITIES M&R                                 605,746                14,053
SITE OPERATIONS                              3,030,244                70,302
LOCAL HVAC                                     675,426                15,670
TOTAL ANNUAL                                 5,650,970               131,103

                                  EXHIBIT F-1

                                 UTILITY CHARGES
                                 Electric Power

Direct Metering

o    One hood exhaust fan dedicated to LG-1 (one meter)

o    Nine 208/120 volt laboratory power distribution panels (nine meters)

Allocation

o Lighting by allocation based upon a survey of light fixtures and hours of operation, allowing for a diversity factor during occupied hours.

o Power for all 208/120 volt office connected loads from equipment (including, without limitations, computers and research equipment) based upon mutually agreed upon survey.

o Power for operating the heating, ventilation, and air conditioning equipment supplied from Level 0 mechanical space in the LE/LG wing to the entire LE/LG wing.

          - Tenant's allocated share shall be the same ratio as Tenant's metered hood air exhaust from the LG-1 space to the total metered hood air exhaust from the LE/LG wing.

          - Fan coils and emergency lighting prorated (one meter for the North Laboratory Building).

Costs

o Unit cost shall be the unit cost for electric power as set forth in Exhibit F-2. Total cost to the Tenant is the product of the cost per kwh multiplied by the metered, allocated and prorated kwh.

                House Chilled Water for Space Cooling

Allocation

o Metering of ton hours of house chilled water to the LE/LG wing with flow/energy meters. Tenant's allocated share shall be in the same ratio as Tenant's metered hood air exhaust from the LG-1 space to the metered total hood air exhaust from the LE/LG wing.

Costs

o Unit cost shall be the site unit cost for house chilled water as set forth in Exhibit F-2. Total cost to Tenant is the product of the cost per ton hour multiplied by the estimated ton hours allocated to the Tenant.

                  House Hot Water for Space Heating

Allocation

o Metering of ton hours of house hot water to the LE/LG wing with flow/energy meters. Tenant's allocated share shall be in the same ration as Tenant's metered hood air exhaust from the LG-1 space to the metered total hood air exhaust from the LE/LG wing.

Costs

o Unit cost shall be the site unit cost for house hot water as set forth in Exhibit F-2. Total cost to Tenant is the product of the cost per ton hour multiplied by the estimated ton hours allocated to the Tenant.

            Steam for Humidification, HVAC and Process Use

Allocation

o Metering of pounds of steam for humidification, HVAC, and process use to the LE/LG wing with steam meters. Tenant's allocated share shall be in the same ratio as Tenant's metered hood air exhaust from the LG-1 space to the metered total hood air exhaust from the LE/LG wing.

Costs

o Unit cost shall be the site unit cost for steam hot water as set forth in Exhibit F-2. Total cost to Tenant is the product of the cost per 1,000 pounds of steam multiplied by the estimated number of 1,000 pound units of steam allocated to the Tenant.

                      Lab Process Chilled Water

Allocation

o The ton hours of lab process chilled water to the LG-1 wing consumed per year shall be calculated based upon a survey of Tenant's loads.

Costs

o Unit cost shall be the site unit cost for lab process chilled water as set forth in Exhibit F-2. Total cost to Tenant is the product of the cost per ton hour multiplied by the allocated ton hours for LG-1.

                                  EXHIBIT F-2

                                    UTILITIES

Utilities:   1996 Projected Rates

     Electric                                           $  0.0813/KWH

     House Chilled Water                                $  0.173/ton hr

     House Hot Water                                    $  0.176/ton hr

     Steam                                              $ 11.90/1000 lbs

     Lab Process Chilled Water                          $  0.15/ton hr

                                   EXHIBIT F-3

Estimated 12 month utility consumption - LG-1.


1997 ESTIMATE
-------------

Electrical
     HVAC Equipment                                            221,689 kwh
     Lighting/Emergency Power                                  118,650 kwh
     Appliance Power                                           206,175 kwh

House Chilled Water                                            98,589 ton hours
House Hot Water                                                97,220 ton hours
Steam (Humidification, HVAC, Process)                             557 k-lbs
Lab Process Chilled Water                                      10,000 ton hours

                                   EXHIBIT F-4

                           UTILITY CHARGE CALCULATION

Example: JCP&L is granted an electrical rate increase effective April 13, 1997

Calculation: Using the previous 12 months of site electrical consumption data and the new JCP&L rate structure, the calculation shown in the table below will be used to project the effect of this rate increase. The projected increase will then be applied to the Tenant's utility charges effective the month following the electrical rate change. Hence, in the example provided below, effective May 1, 1997, Tenant's utility charges increase over the then-current charge by 2.6%.

------------------------------------------------------------------------------------------------------------------
                                          Previous Rate (Effective 1/1/97)         New Rate (Effective 4/13/97)
                                          ------------------------------------------------------------------------
     Description          Total Units(1)  General Service Transmission (GT)      General Service Transmission (GT)
                                          ------------------------------------------------------------------------
                                              Unit Cost       12 Mo. Charge      Unit Cost       12 Mo. Charge
------------------------------------------------------------------------------------------------------------------
Customer Charge               12 months    $  235.52         $     2,826.24    $ 235.52          $     2,826.24

Demand Charge
  June thru September            23,227    $  9.22/KW        $   214,152.94    $ 10.10/KW        $   234,592.70
  October thru May               39,502    $  8.31/KW        $   328,261.62    $  8.75/KW        $   345,642.50

Energy Charge
  On-Peak KWH                14,139,000    $  0.07221/KWH    $ 1,020,977.19    $  O.07421/KWH    $ 1,049,255.19
  Off-Peak KWH               25,397,000    $  O.06231/KWH    $ 1,582,487.07    $  0.06231/KWH    $ 1,582,487.07

Power Factor Charge
  Excess KVA                     22,138    $  0.43/KVA       $     9,519.34    $  0.43/KVA       $     9,519.34

Energy Adjustment (ECA)
  Total KWH                  39,536,000    $  0.OO3347/KWH   $   132,326.99    $  0.003847/KWH   $   152,094.99

                                                             ==============                      ==============
Total Charges                                                $ 3,299,551.39                      $ 3,376,418.03
------------------------------------------------------------------------------------------------------------------

Total Projected Increase                                                                         $    85,866.64

==================================================================================================================
Percent Increase (Utility rate increase effective May 1, 1997)                                              2.6%
==================================================================================================================

Note: (1) Cummulative site totals for previous 12 months

                                    EXHIBIT G

                           LETTER OF CREDIT AGREEMENT

     THIS AGREEMENT made this 25th day of November, 1996 by and between EXXON RESEARCH AND ENGINEERING COMPANY ("Beneficiary") and PATHOGENESIS CORPORATION ("Tenant").

     WHEREAS, Beneficiary and Tenant are entering into a certain Lease Agreement of even date herewith (the "Lease") pursuant to which Tenant has leased from Beneficiary, as landlord, certain premises located at Route 22 East, Annandale, New Jersey; and

     WHEREAS, as a condition to entering into the Lease, Beneficiary is requiring Tenant to deliver, and Tenant has agreed to deliver, an irrevocable letter of credit in favor of Beneficiary as collateral security for the payment and performance of Tenant's obligations to Beneficiary under the Lease; and

     WHEREAS, Beneficiary and Tenant desire to enter into this Agreement in order to fully set forth and evidence their agreement with respect to such letter of credit;

     NOW, THEREFORE, in consideration of the foregoing and the terms set forth below, Beneficiary and Tenant agree as follows:

     1. Concurrently with the execution and delivery of this Agreement, Tenant shall deliver to Beneficiary, as collateral security in favor of Beneficiary for the payment and performance of Tenant's obligations under the Lease, a letter of credit (the "Letter of Credit") substantially in the form attached hereto as Schedule A. The initial Letter of Credit, and each replacement Letter of Credit delivered hereafter in accordance with this Agreement, shall: (a) be irrevocable; (b) be for a term of not less than 12 months, commencing not later than the expiration date of the Letter of Credit in place that it is replacing;
(c) be issued only by a financial institution reasonably acceptable to Beneficiary; (d) require thirty (30) days' notice to Beneficiary prior to its expiration and automatic renewal for one year in the event such notice is not given; and (e) otherwise be in form and substance reasonably acceptable to Beneficiary. The obligation of Tenant to provide a Letter of Credit to Beneficiary hereunder shall commence on the date of this Agreement and shall continue until December 1, 2001 (the "Expiration Date"), unless such Expiration Date is extended by Tenant and Beneficiary.

     2. The amount of the initial Letter of Credit delivered hereunder (the "Initial LC") shall be $675,000. The amount of each Letter of Credit delivered as a replacement Letter of Credit thereafter (each, a "Replacement LC") shall be $675,000.

     3. The Initial LC shall have a term of twelve (12) months commencing on December 2, 1996 (the "Initial Term"). Not later than sixty (60) days prior to the expiration of the Initial Term and the term of any Replacement LC delivered hereunder, Tenant shall deliver to Beneficiary a Replacement LC satisfying all of the terms and conditions set forth in this Agreement.

     4. In the event Tenant fails for any reason to deliver any Replacement LC in accordance with this Agreement on or before the dates referred to in Section 3, then Beneficiary shall have the absolute right, on and after such dates, to draw the entire then unused principal amount of any Letter of Credit which is then in effect and to deposit the same into an account to be held as security and applied in accordance with the provisions of Article 14 of the Lease. In such event, Tenant shall be entitled to receive any interest on funds deposited into such account.

     5. Tenant agrees to pay all costs and expenses associated with the Initial LC and all Replacement LC's and any drawing(s) made by Beneficiary thereunder.

     6. Beneficiary's rights to draw against any Letter of Credit are set forth in the Lease and each Letter of Credit issued in accordance with this Agreement, and no provision of this Agreement shall be construed to limit any right or remedy of Beneficiary or any affiliate of Beneficiary in law or in equity or under the Lease, any Letter of Credit, or any other agreement between Beneficiary and Tenant or their respective affiliates.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to choice or conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       PATHOGENESIS CORPORATION


                                       By: /s/ Marc Wipperman
                                           -------------------------------------
                                       Name: Marc Wipperman
                                       Title:  Vice President


                                       EXXON RESEARCH AND ENGINEERING COMPANY


                                       By: /s/ Alfredo Lopez
                                           -------------------------------------
                                       Name: A.M. Lopez
                                       Title: Vice President

                                   SCHEDULE A

                      FORM OF IRREVOCABLE LETTER OF CREDIT

Beneficiary:                              Exxon Research and Engineering Company

Applicant/Account Party:                  Pathogenesis Corporation
Expiration Date:                          ___________________, _____p.m.
Exxon Research and Engineering Company
Route 22 East, Clinton Township
Annandale, NJ 08801

Gentlemen and Ladies:

     We hereby establish in your favor this Irrevocable Letter of Credit Numbering the amount of Six Hundred Seventy-Five Thousand Dollars ($675,000).

     Drawings hereunder are available with us against your drafts drawn at sight on us, bearing the clause "Drawn under [name of bank] Irrevocable Letter of Credit No. _____" and accompanied by Beneficiary's signed statement reading:

     "The amount of this drawing represents a sum payable to Exxon Research and Engineering Company as Pathogenesis Corporation has defaulted under a certain Lease Agreement between said parties dated ________, 1996 (the "Lease").

     This draft has been drawn and presented under and is in compliance with the terms of your Irrevocable Letter of Credit No. __________;"

                                       OR

     "The amount of this drawing is payable to Exxon Research and Engineering Company as Pathogenesis Corporation has defaulted under a certain Letter of Credit Agreement between said parties dated _______, 1996.

     This draft has been drawn and presented under and is in compliance with the terms of your Irrevocable Letter of Credit No. __________;"

                                       OR

     "The expiration date of this Letter of Credit will occur in sixty (60) days or less and Pathogenesis Corporation has not furnished to Exxon Research and Engineering Company a replacement Letter of Credit which conforms to the requirements of a certain Letter of Credit Agreement between said parties dated __________, 1996.

     This draft has been drawn and presented under and is in compliance with the terms of your Irrevocable Letter of Credit No. __________;"

     [name of bank] will notify Exxon Research and Engineering Company in writing by certified mail, return receipt requested, or by courier at Route 22 East, Annandale, New Jersey 08801, ATTN: Leasing Manager, not less than thirty
(30) days prior to the expiration date of this Letter of Credit. In the event that [name of bank] fails to so notify Exxon Research and Engineering Company, this Letter of Credit shall automatically be renewed without amendment for a period of one year.

     Such draft(s) and signed statement shall be dated and shall be presented by you or your agents at our office at [insert designated address of bank]. This Letter of Credit shall accompany all drafts and documents. We agree that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit shall be fully honored upon presentation prior to the expiration date hereof as set forth above.

     Partial drawings and multiple drawings are permitted hereunder, provided that conforming drawings shall not exceed, in the aggregate, the then amount of this Letter of Credit.

     Please direct all correspondence in connection with this Letter of Credit to the address stated at the head hereof.

     This Letter of Credit is only assignable or transferable in connection with a sale to a subsequent owner of Exxon Research and Engineering Company's interest in the Demised Premises, as defined in the Lease.

     This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 revision) International Chamber of Commerce Publication No.400.

                                       [Name of Bank]
                                       By:_________________________________
                                       Name _______________________________
                                       Title:______________________________
                                       Date:_______________________________

                                    EXHIBIT H
                        RULES AND REGULATIONS RELATING TO
                   THE USE AND HANDLING OF HAZARDOUS MATERIALS


1.   Responsibility

     Tenant shall be solely responsible for its hazardous waste materials, activities and disposal.

2.   Laboratory Fire Protection

     Operations in laboratories shall be consistent with requirements for Class C Laboratories given in NFPA 45 - "Fire Protection for Laboratories Using Chemicals".

3.   Labeling

     Tenant shall label all hazardous waste materials with at least the following information:

     -    Tenant organization
     -    Individual generator's name, room and telephone number
     -    Correct chemical name(s) of the material
     -    Characteristic class of material
     -    Date(s) at which the material was declared a waste
     -    All appropriate special handling or emergency response information

4.   Accumulation and Storage

     All waste materials shall be accumulated and stored only in the Demised Premises.

5.   Transportation & Transfer

     Tenant shall neither transport nor permit to be transported wastes through Common Areas except in drums or other sealed metal containers, unless each container is placed in a second sturdy metal container and surrounded by cushioning absorbent such as vermiculite, and then only via service corridors, freight elevators and Level 0 corridors.

     Chemicals shall not be transported through Common Areas in unprotected glass containers. Suitable protection is required, such as a rubber bottle carrier, a secondary rigid metal container with anti-shock padding, or packing suitable for shipping.

     The movement of any hazardous material or hazardous wastes or the transfer of same from one container to another shall only be made in designated, spill controlled areas. and not over open ground, gravel, or other locations where a discharge could enter the soil.

6.   Reporting of Spills and Releases

     All spills and releases (whether in the Demised Premises, elsewhere in the Building or exterior to the Building) not otherwise permitted under the conditions of the Agreement, must be reported to Landlord in accordance with current site emergency spill notification procedures.

                                    EXHIBIT I
               INSTRUCTIONS FOR POTENTIALLY PROBLEMATIC DISCHARGES
                                     TO AWTP


The Following May NOT Be Discharged (unless otherwise agreed by Landlord):

     o  heavy hydrocarbons, e.g. gasoline, kerosene, oil
     o  selenium
     o  dichloroethane
     o  radioactive materials
     o  pathogenic wastewater (sanitary waste)
     o  pesticides/herbacides
     o  PCB's

The following MAY BE discharged, but REOUIRE NOTIFICATION to the Utilities Engineer for even small quantities or concentrations from each lab prior to the occasion of the first such discharge ONLY, unless quantities or frequency subsequently increase substantially.

     o  acetonitrile                               o   hydroquinone
     o  acrolein                                   o   lactonitrite
     o  benzene                                    o   manganese
     o  benzo(a)anthracene                         o   morpholine
     o  benzonitrile                               o   methyldiethanolamine
     o  benzyl chloride                            o   monoethanolamine
     o  bis-(2-chloroethoxy) methane               o   methylethylketone
     o  bis-(2-chloro isopropyl) ether             o   methylisobutylketone
     o  4-bromophenyl phenyl ether                 o   nitrite
     o  chelating agents including                 o   nonanol
     o  EDTA and NTA                               o   2-octanol
     o  4-chloro-3-methyl phenol                   o   oxydipropionitrile
     o  4-chlorophenyl phenyl ether                o   phosphates
     o  crotonaldelhyde                            o   picric acid
     o  cyanide                                    o   n-propylbenzene
     o  diethanolamine                             o   pyridine
     o  dichlorobenzenes                           o   salicylic acid
     o  dichlorophenols                            o   soluble highly colored
     o  dinitrophenol                                  materials
     o  dinitrotoluenes                            o   tartrates
     o  ethers                                     o   toluene
     o  ethylenediamine                            o   trichlorobenzene
     o  ethylene dichloride                        o   trichloroethane
     o  formaldehyde                               o   trichlorophenol
     o  hexachlorobenzene                          o   urethane
     o  hexachlorocyclopentadiene                  o   xylenes
     o  hexane

The following require notification only in large quantities (>25 gal/day) or high concentrations (>300 ppm) or as noted (concentrations of >300 ppm but in quantities of (1 gal/day are exempt).

     o  total dissolved solids (concentrations >1000 ppm)
     o  emulsifiers
     o  surfactants
     o  detergents
     o  acids ( < pH 5; > 50 gal.)
     o  bases ( < pH 10; > 50 gal.)
     o  ammonia

                                    EXHIBIT J

                       AGREEMENT OF CROSS-INDEMNIFICATION


     This Agreement is made by and between the undersigned parties, effective as to each on the date accompanying each patty's signature.

     WHEREAS the parties to this Agreement are each occupants of space in the Clinton Township research facility (the "facility") operated by Exxon Research and Engineering Company ("ER&E"), and

     WHEREAS each acknowledges that emergencies which occur at the facility are addressed by an Emergency Control Force composed of employees of ER&E as well as employees of other major site occupants;

     NOW, THEREFORE, in consideration for the services of the Emergency Control Force, each signatory below agrees as follows:

     (1) None of the Emergency Control Force personnel will be held liable by the signatory for any actions taken in responding to an Emergency at the facility; and

     (2) Each signatory shall indemnify and hold harmless the other signatory and the other occupants of the facility, as well as the agents and employees of such other signatory and occupants, from and against any and all claims brought by its own employees, agents or invitees and arising out of any act or omission, including negligence, of the Emergency Control Force personnel which may occur while carrying out their duties in responding to an emergency at the facility.

     IN WITNESS WHEREOF, each patty hereto has duly executed this Agreement as of the day and year accompanying each such party's signature.

EXXON RESEARCH AND ENGINEERING          PATHOGENESIS, INC.


By: /s/ Alfredo Lopez                   By: Marc Wipperman
    --------------------------              -----------------------------
Title: Vice President                   Title: Vice President
Date: November 22, 1996                 Date: Nov. 25, 1996

                                    Exhibit K

                     EXXON RESEARCH AND ENGINEERING COMPANY
                   CLINTON SITE BUILDING RULES AND REGULATIONS

1. Tenant employees assigned to Clinton Township Site will be issued "permanent" identification cards which will indicate their employee status. These identification cards will be encoded for general site access. Identification cards will remain the property of Exxon Research and Engineering Co. Other employees, agent, invitees or licensees of Tenant will be issued temporary or permanent identification cards as required for appropriate access to the facility upon written request of Tenant.

      All employees, agents, invitees or licensees of Tenant must visible display identification cards at all times within the Building. Any lost or misplaced identification card must be reported immediately to the Shift Superintendent. Any such card will be "locked out of the access system and the holder will be issued a new identification card and a new access (encoding) number.

      Tenant employees assigned to the Clinton Township site will also be issued keys to the Demised Premises. Such keys will remain the property of ER&E, and will be returned to ER&E by Tenant at the expiration or earlier termination of this Agreement. Any lost or misplaced key must be reported immediately to the Shift Superintendent, and the holder will be issued a replacement key.

2. The card key access door at the Main Lobby entrance will allow access to the Main Lobby 24 hours per day, 365 days per year.

3. Between the hours 6:30 a.m. to 7:00 p.m., except on Saturday, Sunday and holidays, employees may enter the main site Building via any electronic card key access doorway programmed to accept their card key.

4. All persons entering or leaving the site between the hours of 7:00 p.m. and 6:30 a.m. weekdays and at all hours on weekends and holidays will be logged in and out at the Life, Safety and Security Center ("LSSC") located in the Main Lobby.

5. All vehicles entering or leaving the site must display proper visible identification. Employees assigned to the Clinton facility may obtain vehicle decals from the Shift Superintendent. Access through the Route 31 Gate is controlled by the employee's ID card. All vehicles must follow the instructions of the security officer at each of the site entrance gates when the gate is in use.

6. Vehicles of Tenant employees, agents, invitees or licensees are subject to inspection at any time when entering or leaving the site. Tenant employees wishing to transport either company or personal material off the Clinton site must have a Gate Pass signed by their Management representative. Gate Passes are available, along with complete procedural information, from the LSSC Operator.

7. Vehicles of Tenant employees, agents, invitees or licensees shall be operated in such a manner as to comply with all site driving and parking regulations. This shall include, but is not limited to, posted speed limits, stop and yield signs, and reserved and no-parking areas. Landlord may report to the appropriate Tenant management any person found to be in violation of these regulations.

8. Except within your company's area, pictures (including still photographs, moving pictures, film and video) may not be taken of any aspect of the Clinton Township Site (including without limitation the Common Areas, buildings, laboratories, pilot units, equipment or grounds) without the Facilities and Services Coordinator's prior approval.

9. All Tenant key requests shall be in writing to the Shift Superintendent. Tenant employees may request to have their office door unlocked in the event they have misplaced their office keys by contacting the LSSC Operator. The office will be opened as soon as practicable.

10. Tenant shall exercise reasonable precautions to protect its personal property from loss or damage by keeping doors to unattended areas locked. Tenant shall also report any thefts or losses to the Shift Superintendent as soon as reasonably possible after discovery and shall notify the Shift Superintendent of the presence of any person whose conduct is suspicious, who causes a disturbance or who fails to display proper visible identification while in the Building.

11. ER&E shall not be responsible to the Tenant, its agents, employees, invitees or licensees for the loss of money, jewelry or other personal property from their company's areas, Common Areas or Clinton Township's Site generally.

12. Tenant is requested to lock all office doors and to turn off all lights and nonessential appliances at the close of the working day.

13. The Shift Superintendent reserves the right to deny entrance to the Building or to remove any person or persons from the Building in any case in which the conduct of such person or persons involves a hazard or nuisance to any tenant or to the public, or in the event of a fire, riot, civil commotion or similar disturbance or other emergency involving risk to the Building, tenants or the general public.

14. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be used for the disposal of trash, be obstructed by Tenant or used by Tenant for any purpose other than ingress or egress from their company's areas and for going from one to another part of the Building, unless expressly approved by the Facilities and Services Coordinator in writing.

15. Tenant shall keep their company's areas neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways, nor shall Tenant place any trash receptacles in these areas.

16. Plumbing fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Costs rising out of damage to any such fixture or appliances resulting from misuse by Tenant shall be paid by Tenant.

17. Tenant shall give prompt notice to Facilities and Services Coordinator of any accidents to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids or other materials or substances which will cause injury to the plumbing shall not be put into the lavatories, water closets or other sanitary plumbing fixtures by Tenant, its agents, employees, invitees, or licensees.

18. No portion of your company's area shall at any time be used for cooking, sleeping or lodging quarters. No birds, animals or pets of any type, with the exception of guide dogs accompanying visually handicapped persons, shall be brought into or kept in or about your company's areas unless expressly permitted by the Facilities and Services Coordinator in writing.

19. No food, soft drink or other vending machine shall be installed within your company's area without the Facilities and Services Coordinator's prior written consent.

20. Tenant shall not make or permit any loud, improper or inappropriate noises in the Building or otherwise interfere in any way with other tenants or persons having business in the Building.

21. Tenant shall not conduct or permit to be conducted any auction in your company's area.

22. Tenant shall not solicit from or circulate advertising material among other tenants of the Building except via regular use of US mail service. Tenant shall notify the Facilities and Services Coordinator if it comes to its attention that any unauthorized person is soliciting from or causing annoyance to Tenant, its agents, employees, invitees, or licensees.

23. Tenant shall not install or cause to be installed television, citizen's band radio, microwave/satellite dish, or any other type of antenna on the roof of the Building or outside of their company's areas without the Facilities and Services Coordinator's written approval.

24. Tenant shall not remove Building Standard window covering nor install any other window covering between the Building and exterior windows.

25. Tenant shall place all indoor potted plants requiring water, within containers capable of collecting any water overflow.

26. Tenant shall not tamper with or attempt to adjust temperature control thermostats for the Common Areas.

27. Except for office supplies, documents and other items of a incidental nature, equipment and materials shall be transported to and from your company's areas only via service corridors, freight elevators and Level O corridors.

28. Smoking is permitted only in the Lobby Smoking Room (CA108), the designated smoking area in the Cafeteria (during Cafeteria Operating hours) and outside the building, (except in areas that are designated as "Smoking Prohibited"; e.g. the pilot plant service court).

                                   EXHIBIT L

                        FORM OF NON-DISTURBANCE AGREEMENT


      AGREEMENT made the _____ day of ___________, 1996, between EXXON CAPITAL CORPORATION, a Delaware corporation having an office at 5959 Los Colinas Blvd., Irving, TX 75039-2298 ("Prime Landlord"), and PATHOGENESIS, INC., a _________________ corporation having an office at 5215 Old Orchard Road, Suite 910, Skokie, Illinois 60077 ("Sub-tenant"),

      WITNESSETH, WHEREAS: Prime Landlord is the owner of premises in the Township of Clinton, County of Hunterdon and State of New Jersey known as Lot 30 in Block 30 on the Clinton Township tax map, together with all the improvements thereon and appurtenances thereto, and being also served by an access easement to State Highway 31 across Lot 17 in Block 30 on the Clinton Township tax map, which premises are subject to a certain lease dated as of September 1, 1983 and amended as of May 26, 1988 (the "Prime Lease"), made to Exxon Research and Engineering Company, as tenant (the "Sublessor"); and

      Sublessor, as lessor, and Subtenant, as lessee, have entered into a sublease of part of said premises (the "Sublease"), and the parties hereto desire to assure Subtenant's possession of the sublet premises upon the terms and conditions of the Sublease, irrespective of a termination of the Prime Lease;

      NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties hereto hereby covenant and agree as follows:

      1. (A) If the current term of the Prime Lease, or any renewal thereof, shall terminate before the expiration of the term of the Sublease, as the Sublease may be renewed in accordance with the terms thereof, for any reason other than condemnation, fire or other damage, the Sublease, if then in existence, shall continue as a lease between Prime Landlord as lessor, and Subtenant, as lessee, with the same force and effect as if Prime Landlord and Subtenant had entered into a lease as of the date of the termination of the Prime Lease, containing the same terms, covenants and conditions as those contained in the Sublease, including the rights of renewal thereof, for a term equal to the unexpired term of the Sublease.

      (B) Any option which shall be or become vested in Subtenant to cancel the Sublease, because of default of Sublessor, shall be ineffective unless Subtenant shall give Prime Landlord notice thereof, and Prime Landlord shall fall to cure such default within the time and in the manner Sublessor would have been authorized to do had Sublessor simultaneously received such notice.

      2. From and after such termination of the Prime Lease:

      (A) Subtenant will attorn to Prime Landlord, and Prime Landlord will accept such attornment.

      (B) Prime Landlord will have the same remedies by entry, action or otherwise for the nonperformance of any agreement contained in the Sublease for the recovery of rent, for the commission of any waste or for any cause of forfeiture which Sublessor had or would have had if the Prime Lease had not been terminated.

      (C) From and after the time of such attornment, Subtenant shall have the same remedies against Prime Landlord for the breach of an agreement contained in the Sublease that Subtenant might have had against Sublessor if the Prime Lease had not been terminated, except that Prime Landlord shall not be (i) liable for any act or omission of Sublessor, (ii) subject to any offsets or defenses which Subtenant might have against Sublessor, or (iii) bound by any Rent or Additional Rent (as defined in the Sublease) which Subtenant might have paid in advance to Sublessor beyond the current quarter.

      3. If, at the time of the termination of the Prime Lease, Sublessor shall be obligated to do any work or make any alterations or improvements in the premises demised under the Sublease, at a cost in excess of ten percent (10%) of the then fixed annual rent under the Sublease, and if Prime Landlord shall refuse to do or make the same, Prime Landlord, unless Subtenant waives said requirement, or Subtenant may elect, within thirty (30) days after such refusal, to cancel this Agreement, in which event neither party hereto shall have any rights against the other hereunder.

      4. The term "Prime Landlord" as used in this agreement means only the owner for the time being of the premises, so that in the event of any sale or other transfer of an interest therein, Prime Landlord shall be and thereby is entirely freed and relieved of all covenants and obligations of the Prime Landlord hereunder. The provisions of this agreement, however, shall bind any subsequent owner of the premises. In case any lease or tenancy shall come into existence between Prime Landlord and Subtenant pursuant to the provisions of this agreement, the provisions of this paragraph shall apply to any liability imposed upon Prime Landlord by reason of such lease or tenancy.

      5. Any notice which under the terms of this agreement must or may be given by the parties hereto shall be in writing and may be given by mailing the same by registered or certified mail addressed to the respective addresses set forth above. Either party and its respective successors in interest taking the benefit of this agreement may designate by notice in writing a new or other address to which such notice shall thereafter be given. Any notice given by mail shall be deemed to have been received not later than seventy-two (72) hours after deposit in the United States mall enclosed in a registered or certified prepaid envelope addressed as provided above.

      IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.


EXXON CAPITAL CORPORATION               PATHOGENESIS, INC.


By:____________________________         By:________________________________
Name:__________________________         Name:______________________________
Title:_________________________         Title:_____________________________


      The undersigned hereby consents to the execution and delivery of the foregoing instrument and agrees that neither the execution of the same nor anything done pursuant to the provisions thereof shall be deemed or taken to modify the Prime Lease.

EXXON RESEARCH AND ENGINEERING COMPANY


By:____________________________
Name:__________________________
Title:_________________________